-------------------------------------------------------------------------------

                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_]Preliminary Proxy Statement          [_]Confidential, for Use of the
  [X]Definitive Proxy Statement              Commission Only (as permitted by
  [_]Definitive Additional Materials         Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       FEDERAL PAPER BOARD COMPANY, INC.
    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER AND PERSON FILING PROXY
                                  STATEMENT)
Payment of Filing Fee (Check the appropriate box):

  [_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
  [_]$500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
  [X]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
     Federal Paper Board Company, Inc. Common Stock, par value $5.00 per share.

  (2) Aggregate number of securities to which transaction applies:
     47,301,262 shares of Federal Paper Board Company, Inc. Common Stock, par value $5.00 per share.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

    Federal Paper Board Company, Inc., International Paper Company and Focus Merger Co., Inc. have entered into a Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996 (the "Merger Agreement"). The filing fee has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the sum of the following: (a) $55.00 multiplied by the product of (i) .49 and (ii) 47,301,262 (the number of shares of Federal Paper Board common stock, par value $5.00 per share ("Federal Common Stock"), known to be outstanding on December 19,
    1995), and (b) $51.1875 (the average of the high and low prices per share of Federal Common Stock on December 20, 1995, as quoted on the New York Stock Exchange Composite tape) multiplied by the product of
    (i) .51 and (iii) 47,301,262 (the number of shares of Federal Common Stock known to be outstanding on December 19, 1995). It is expected, pursuant to the Merger Agreement, that in the merger contemplated thereby (x) approximately 49% of the outstanding shares of Federal Common Stock will be converted into the right to receive $55.00 cash per share of Federal Common Stock and (y) approximately 51% of the outstanding shares of Federal Common Stock will be converted into the right to receive shares of common stock of International Paper Company.

  (4) Proposed maximum aggregate value of transaction: $2,509,548,019

  (5) Total fee paid: $501,919.60 (Fee paid by wire transfer on December 22, 1995. Federal Paper Board Company, Inc.'s account number for fees is 0000034891).

  [X]Fee paid previously with preliminary materials.

  [X]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)Amount Previously Paid: $501,919.60 paid by wire transfer on December 22, 1995
    (2)Form, Schedule or Registration Statement No.: Schedule 14A
    (3)Filing Party: Federal Paper Board Company, Inc.
    (4)Date Filed: December 22, 1995

-------------------------------------------------------------------------------

          FEDERAL
Federal Paper Board Company, Inc.                John R. Kennedy


                                                    President
    Executive Offices

                                                                February 9, 1996

Dear Federal Paper Board Company Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Federal Paper Board Company, Inc. ("Federal Paper Board"), which will be held on March 12, 1996, at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022, at 9:30 a.m., local time (the "Special Meeting").

  At the Special Meeting, you will be asked to approve the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996 (the "Merger Agreement"), among Federal Paper Board, International Paper Company ("International Paper"), and Focus Merger Co., Inc., a wholly owned subsidiary of International Paper ("Merger Sub"). The Merger Agreement provides for the merger of Federal Paper Board with and into Merger Sub (the "Merger"), pursuant to which Federal Paper Board would become a wholly owned subsidiary of International Paper.

  Pursuant to the terms of the Merger Agreement, each outstanding share of Federal Paper Board common stock ("FPB Common Stock"), other than shares as to which dissenters' rights may have been properly exercised and shares held in treasury by Federal Paper Board or by any of its subsidiaries, shall be converted into, at the election of the holder of such share, the right to receive one of the following (or a combination of both as determined under the Merger Agreement): (i) the number of shares of International Paper common stock ("IP Common Stock") determined by dividing $55.00 by the average of the last sales price of IP Common Stock on the New York Stock Exchange, Inc. Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the closing of the Merger, subject to the limitation that not more than 1.612 nor fewer than 1.275 shares of IP Common Stock will be issued per share of FPB Common Stock so converted; or (ii) $55.00 in cash. The election to receive cash or IP Common Stock will be subject to adjustment so that approximately 49% of the outstanding shares of FPB Common Stock will be exchanged for cash, and 51% will be exchanged for shares of IP Common Stock. Federal Paper Board shareholders will have the right to elect to receive for each of their shares of FPB Common Stock either IP Common Stock or cash, but may receive a combination thereof based upon the foregoing adjustments. A yellow form of election which you can use to elect whether you wish to receive IP Common Stock or cash in exchange for your shares of FPB Common Stock will be sent to you shortly in a separate envelope.

  THE BOARD OF DIRECTORS OF FEDERAL PAPER BOARD HAS DETERMINED THAT THE MERGER, UPON THE TERMS AND CONDITIONS SET FORTH IN THE MERGER AGREEMENT, IS FAIR TO, AND IN THE BEST INTERESTS OF, FEDERAL PAPER BOARD AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

  In view of the importance of the action to be taken at the Special Meeting, we urge you to review carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, which contains information about Federal Paper Board and International Paper and describes in detail the Merger and certain related matters, including the procedures and deadline for submitting a properly completed form of election.
 75 Chestnut Ridge Road Montvale New Jersey 07645 201 391-1776 Fax 201 307-6132

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND, IF YOU WISH, VOTE YOUR SHARES OF FPB COMMON STOCK IN PERSON.

  We look forward to seeing you at the Special Meeting.

                                         Sincerely yours,

                                         /s/ John R. Kennedy
                                         John R. Kennedy
                                         President and Chief Executive Officer


                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                  HOLDERS OF FPB COMMON STOCK SHOULD NOT SEND
               STOCK CERTIFICATES WITH THEIR WHITE PROXY CARDS.

                                    FEDERAL

                      FEDERAL PAPER BOARD COMPANY, INC.
              75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY 07645


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MARCH 12, 1996

To the Common Shareholders of Federal Paper Board Company, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Federal Paper Board Company, Inc. ("Federal Paper Board") will be held on March 12, 1996, at 9:30 a.m., local time, at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022, for the following purposes:

    1. To consider and vote upon a proposal to approve the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, a copy of which is attached as Annex I to the Proxy Statement/Prospectus that accompanies this notice (the "Merger Agreement"), among Federal Paper Board, International Paper Company ("International Paper"), and Focus Merger Co., Inc., a wholly owned subsidiary of International Paper ("Merger Sub"). Pursuant to the Merger Agreement, Federal Paper Board will be merged with and into Merger Sub (the "Merger"). If the Merger Agreement is approved and the Merger is consummated, each outstanding share of Federal Paper Board common stock, par value $5.00 per share ("FPB Common Stock"), other than shares as to which dissenters' rights may have been properly exercised and shares held in treasury by Federal Paper Board or by any of its subsidiaries, shall be converted into, at the election of the holder thereof, the right to receive one of the following (or a combination of both as determined under the Merger Agreement): (i) the number of shares of International Paper common stock, par value $1.00 per share ("IP Common Stock"), determined by dividing $55.00 by the average of the last sales price per share of IP Common Stock on the New York Stock Exchange, Inc. Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the closing of the Merger, subject to the limitation that not more than
  1.612 nor fewer than 1.275 shares of IP Common Stock will be issued per share of FPB Common Stock so converted; or (ii) $55.00 in cash. The election to receive cash or IP Common Stock will be subject to adjustment so that approximately 49% of the outstanding shares of FPB Common Stock will be exchanged for cash, and 51% will be exchanged for shares of IP Common Stock, provided that the amount of FPB Common Stock to be exchanged for cash may be decreased and the amount of FPB Common Stock to be exchanged for IP Common Stock may be correspondingly increased under certain circumstances. Federal Paper Board shareholders will have the right to elect to receive for each of their shares of FPB Common Stock either IP Common Stock or cash, but may receive a combination thereof based upon the foregoing adjustments.

    2. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

  Shareholders of record of FPB Common Stock at the close of business on February 7, 1996 (the "Meeting Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of the holders of a majority of the shares of FPB Common Stock outstanding and entitled to vote at the Special Meeting is required to approve the Merger Agreement. In the event that there are not sufficient votes to approve the Merger Agreement, it is expected that the Special Meeting of shareholders will be postponed or adjourned in order to permit further solicitation of proxies by Federal Paper Board. Shareholders of record of Federal Paper Board $1.20 convertible preferred stock, par value $1.00 per share, at the Meeting Record Date will be entitled to notice of the Special Meeting but will not be entitled to vote at the Special Meeting or any adjournment thereof. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Other Agreements--Redemption of FPB Convertible Preferred Stock."

  Federal Paper Board common shareholders have the right to dissent from the proposed Merger and to demand payment of the fair value of their shares in the event the Merger Agreement is approved and the Merger is consummated. The right of Federal Paper Board common shareholders to receive such payment is contingent upon strict compliance with the requirements set forth in Article 13 of the North Carolina Business Corporation Act (the "NCBCA"). THE FIRST STEP IN PERFECTING THE RIGHT TO DISSENT MUST BE TAKEN PRIOR TO THE TIME THE VOTE ON THE MERGER AGREEMENT IS TAKEN AT THE SPECIAL MEETING. The full text of
Article 13 of the NCBCA is set forth as Annex IV to the accompanying Proxy Statement/Prospectus. For a summary of these requirements, see "THE SPECIAL MEETING--Dissenting Federal Paper Board Shareholders' Appraisal Rights" in the accompanying Proxy Statement/Prospectus.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND, IF YOU WISH, VOTE YOUR SHARES OF FPB COMMON STOCK IN PERSON.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          John T. Flynn, Jr.
                                          Assistant Secretary

       DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR WHITE PROXY CARD.

Montvale, New Jersey
February 9, 1996

                       FEDERAL PAPER BOARD COMPANY, INC.

                                PROXY STATEMENT

                               ----------------

                          INTERNATIONAL PAPER COMPANY

                                  PROSPECTUS

  This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to common shareholders of Federal Paper Board Company, Inc. ("Federal Paper Board") in connection with the solicitation of proxies by the Board of Directors of Federal Paper Board (the "FPB Board") for use at the special meeting of shareholders (including any adjournments or postponements thereof) (the "Special Meeting") to be held at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022, on March 12, 1996 at 9:30 a.m., local time. At the Special Meeting, common shareholders of Federal Paper Board will consider and vote upon a proposal to approve the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, by and among International Paper Company ("International Paper"), Focus Merger Co., Inc., a wholly owned subsidiary of International Paper ("Merger Sub"), and Federal Paper Board, a copy of which is attached hereto as Annex I (the "Merger Agreement"). The Merger Agreement provides, subject to the satisfaction or waiver of certain conditions, that Federal Paper Board will be merged with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a wholly owned subsidiary of International Paper and changing its name to that of Federal Paper Board. SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR A DESCRIPTION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF FEDERAL PAPER BOARD PRIOR TO VOTING.

  This Proxy Statement/Prospectus also constitutes a prospectus of International Paper filed as part of a Registration Statement on Form S-4 (together with any amendment thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of International Paper Common Stock, par value $1.00 per share ("IP Common Stock"), to be issued in the Merger, as well as shares of IP Common Stock issuable pursuant to certain employee stock options of Federal Paper Board assumed by International Paper under the Merger Agreement. At the Effective Time (as defined herein) of the Merger, each share of Federal Paper Board Common Stock, par value $5.00 per share ("FPB Common Stock"), will be converted into the right to receive $55.00 in cash or the Stock Consideration (as defined below), at the election of the holder thereof, subject to adjustment as described herein so that approximately 49% of the FPB Common Stock will be exchanged for cash and 51% will be exchanged for shares of IP Common Stock. Shareholders will receive cash in lieu of fractional shares of IP Common Stock. The "Stock Consideration" is the number of shares of IP Common Stock approximately equal to the quotient determined by dividing $55.00 by the Average IP Share Price, provided that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. The "Average IP Share Price" is the average of the last sales price per share of IP Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the closing of the Merger. The aggregate number of shares of IP Common Stock issued in the Merger is expected to be approximately equal to the product of (i) 51% of the number of outstanding shares of FPB Common Stock as of the Effective Time of the Merger and (ii) the Stock Consideration.

  IP Common Stock is listed for trading under the symbol "IP" on the NYSE. FPB Common Stock is listed for trading under the symbol "FBO" on the NYSE. On November 3, 1995, the last trading day prior to the execution of the Merger Agreement, the last reported sale prices of IP Common Stock and FPB Common Stock, as reported on the NYSE Composite Tape, were $37.125 per share and $45.50 per share, respectively. On February 8, 1996, the date prior to the printing of this Proxy Statement/Prospectus, the last reported sales prices of IP Common Stock and FPB Common Stock, as reported on the NYSE Composite Tape, were $40.625 per share and $54.25 per share, respectively.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to common shareholders of Federal Paper Board on or about February 12, 1996.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

                               ----------------

       The date of this Proxy Statement/Prospectus is February 9, 1996.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FEDERAL PAPER BOARD, INTERNATIONAL PAPER OR MERGER SUB. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FEDERAL PAPER BOARD OR INTERNATIONAL PAPER SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

  THE INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) HEREIN WITH RESPECT TO FEDERAL PAPER BOARD AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY FEDERAL PAPER BOARD. THE INFORMATION CONTAINED (OR INCORPORATED BY REFERENCE) HEREIN WITH RESPECT TO INTERNATIONAL PAPER AND ITS SUBSIDIARIES HAS BEEN PROVIDED BY INTERNATIONAL PAPER. NEITHER INTERNATIONAL PAPER NOR FEDERAL PAPER BOARD WARRANTS THE ACCURACY OF INFORMATION RELATING TO THE OTHER PARTY.

                             AVAILABLE INFORMATION

  Federal Paper Board and International Paper are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Federal Paper Board and International Paper with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by Federal Paper Board and International Paper may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  International Paper has filed with the Commission a Registration Statement under the Securities Act, with respect to the IP Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus, or in any document incorporated in this Proxy Statement/Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  International Paper (File No. 1-3157) incorporates by reference herein the following documents filed pursuant to the Exchange Act:

    1. International Paper's Annual Report on Form 10-K for the year ended December 31, 1994;

    2. International Paper's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and Form 10-Q for the quarter ended September 30, 1995, as amended by Form 10-Q/A filed on November 16, 1995;

    3. International Paper's Current Reports on Form 8-K filed January 10, 1995, March 6, 1995, April 11, 1995, April 21, 1995, July 11, 1995, August
  30, 1995, November 13, 1995, December 5, 1995 and February 2, 1996;

    4. International Paper's registration statement on Form 8-A, dated April 17, 1987, as amended December 14, 1989 (relating to the Rights (as defined herein)), and the related Current Report on Form 8-K, filed April 17, 1987; and

    5. The description of International Paper's capital stock which is contained in International Paper's registration statement on Form 8-A, dated July 20, 1976, as amended.

  Federal Paper Board (File No. 1-3838) incorporates by reference herein the following documents filed pursuant to the Exchange Act:

    1. Federal Paper Board's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A filed on June 1, 1995;

    2. Federal Paper Board's Quarterly Reports on Form 10-Q for the twelve weeks ended March 25, 1995, as amended by Form 10-Q/A filed on May 9, 1995, the twenty-four weeks ended June 17, 1995 and the thirty-six weeks ended September 9, 1995;

    3. Federal Paper Board's Current Reports on Form 8-K filed November 16, 1995 and February 5, 1996; and

    4. The description of FPB Common Stock which is contained in Federal Paper Board's registration statement on Form S-8, dated October 3, 1995, including any amendment or report filed for the purpose of updating such description.

  All documents and reports filed by International Paper or Federal Paper Board pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO FEDERAL PAPER BOARD, TO FEDERAL PAPER BOARD COMPANY, INC., 75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY 07645 (TELEPHONE NUMBER (201) 391-1776), ATTENTION: SECRETARY, OR IN THE CASE OF DOCUMENTS RELATING TO INTERNATIONAL PAPER, TO INTERNATIONAL PAPER COMPANY, TWO MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10577 (TELEPHONE NUMBER (914) 397-1500), ATTENTION: CORPORATE SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY MARCH 5, 1996.

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
AVAILABLE INFORMATION.....................................................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... iii
SUMMARY...................................................................   1
  The Companies...........................................................   1
  The Special Meeting.....................................................   1
  The Merger..............................................................   2
  Federal Paper Board Shareholders' Dissenters' Rights....................   5
  Certain Transactions; Conflicts of Interest.............................   5
  Risk Factors............................................................   6
  International Paper Selected Consolidated Historical Financial Data.....   7
  Federal Paper Board Selected Consolidated Historical Financial Data.....   8
  Selected Unaudited Pro Forma Combined Financial Data....................   9
  Recent Developments.....................................................  11
  Comparative Stock Prices................................................  12
  Comparative Per Share Data..............................................  13
RISK FACTORS..............................................................  14
THE SPECIAL MEETING.......................................................  15
  General.................................................................  15
  Record Date; Stock Entitled to Vote; Quorum.............................  15
  Vote Required...........................................................  15
  Proxies; Revocability of Proxies........................................  16
  Dissenting Federal Paper Board Shareholders' Appraisal Rights...........  16
  Solicitation of Proxies; General........................................  16
THE MERGER................................................................  18
  Background of the Merger................................................  18
  Reasons for the Merger; Recommendation of the FPB Board.................  21
  Opinions of the Financial Advisors to the FPB Board.....................  23
  Form of the Merger......................................................  29
  Merger Consideration....................................................  29
  Description of Election Procedures......................................  30
  Procedures for Exchange of FPB Common Stock Certificates................  34
  Effective Time..........................................................  34
  Stock Exchange Listing..................................................  34
  Certain Federal Income Tax Considerations...............................  35
  Treatment of Federal Paper Board Employee Stock Options.................  37
  Certain Transactions; Conflicts of Interest.............................  38
  Litigation..............................................................  40
  Accounting Treatment....................................................  40
  Approvals and Consents..................................................  40
  Dissenting Federal Paper Board Shareholders' Rights of Appraisal........  41
  Delisting and Deregistration of FPB Common Stock........................  43
  Resales of IP Common Stock..............................................  43
CERTAIN PROVISIONS OF THE MERGER AGREEMENT................................  43
  Certain Representations and Warranties..................................  43
  Conduct of Business Pending the Merger..................................  44
  Other Agreements........................................................  45
  Indemnification.........................................................  46
  Conditions to Consummation of the Merger................................  47
  No Solicitation.........................................................  48

SECTION                                                                    PAGE
-------                                                                    ----
  Termination............................................................   48
  Fees and Expenses......................................................   49
  Amendment and Waiver...................................................   50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........   51
  IP Common Stock........................................................   51
  FPB Common Stock.......................................................   52
CAPITALIZATION...........................................................   54
INTERNATIONAL PAPER AND FEDERAL PAPER BOARD UNAUDITED PRO FORMA CONDENSED
 COMBINED FINANCIAL INFORMATION..........................................   55
INTERNATIONAL PAPER COMPANY AND ACQUISITIONS UNAUDITED PRO FORMA
 CONDENSED COMBINED STATEMENTS OF EARNINGS TO REFLECT IP PRO FORMA
 EVENTS..................................................................   62
DESCRIPTION OF INTERNATIONAL PAPER CAPITAL STOCK.........................   66
  IP Common Stock........................................................   66
  IP Preferred Stock.....................................................   66
  Certain Restrictions on Takeovers......................................   68
COMPARISON OF SHAREHOLDER RIGHTS.........................................   70
  Amendment of Governing Documents.......................................   70
  Directors..............................................................   71
  Quorum Requirements; Meetings of Shareholders..........................   74
  Shareholder Inspection Rights; Shareholder Lists.......................   75
  Preemptive Rights......................................................   75
  Shareholder Action Without Meeting.....................................   76
  Dividends and Distributions............................................   76
  Dissenters' Rights.....................................................   76
  Indemnification........................................................   77
  Interested Transactions................................................   78
  Business Combinations..................................................   78
  State Anti-Takeover Laws...............................................   79
  Shareholder Rights Plans...............................................   80
LEGAL MATTERS............................................................   80
EXPERTS..................................................................   80
SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF FEDERAL PAPER BOARD
 SHAREHOLDERS............................................................   80

                                LIST OF ANNEXES

Annex I    Restated and Amended Agreement and Plan of Merger

Annex II   Opinion of Goldman, Sachs & Co.

Annex III  Opinion of J.P. Morgan Securities Inc.

Annex IV Excerpt from the North Carolina Business Corporation Act Relating to Dissenters' Appraisal Rights

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus, including the Annexes hereto, or in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference. Shareholders of Federal Paper Board Company, Inc. are urged to read this Proxy Statement/Prospectus and the Annexes hereto, and the documents incorporated herein by reference, in their entirety. Shareholders should carefully consider the information set forth below under the heading "RISK FACTORS." Capitalized terms used in this Summary and not defined shall have the meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

THE COMPANIES

  International Paper Company. International Paper Company ("International Paper") is a worldwide producer of printing and writing papers, paperboard and packaging and wood products; and distributes paper and office supply products primarily in the United States and Europe. At December 31, 1994, International Paper had manufacturing operations in 28 countries and sales in 130 countries. It also produces pulp, laminated products, and specialty products, including photosensitive films and papers, nonwovens, chemicals and minerals. The mailing address of International Paper's principal executive offices is Two Manhattanville Road, Purchase, New York 10577, and its telephone number is
(914) 397-1500.

  Federal Paper Board Company, Inc. Federal Paper Board Company, Inc. ("Federal Paper Board") is a diversified forest products company with 20 facilities throughout the United States and two facilities in the United Kingdom. Federal Paper Board operates in two business groups: the Forest Products Division and the Converted Products Division. The Forest Products Division consists of five business areas: market pulp, bleached and recycled paperboard, uncoated free-sheet paper, wood products and forest management. The Converted Products Division consists of two business areas: folding cartons and food service disposables. Federal Paper Board's principal executive offices are located at 75 Chestnut Ridge Road, Montvale, New Jersey 07645, and its telephone number is
(201) 391-1776.

  Focus Merger Co., Inc. Focus Merger Co., Inc., a wholly owned subsidiary of International Paper ("Merger Sub"), was incorporated in November 1995 for purposes of consummating the Merger. Merger Sub engages in no other business. The mailing address of Merger Sub's principal executive offices is Two Manhattanville Road, Purchase, New York 10577, and its telephone number is
(914) 397-1500.

THE SPECIAL MEETING

  Time, Date and Place; Record Date; Matters to be Considered. The Special Meeting of shareholders of Federal Paper Board is scheduled to be held at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022 on March 12, 1996 at 9:30 a.m., local time. At the Special Meeting, holders of shares of FPB Common Stock will be asked to consider and vote upon (i) a proposal to approve the Merger Agreement and (ii) such other matters as may be properly brought before the meeting. Shareholders of record of FPB Common Stock at the close of business on February 7, 1996 (the "Meeting Record Date") will be entitled to notice of and to vote at the Special Meeting. Shareholders of record of FPB Convertible Preferred Stock at the Meeting Record Date will be entitled to notice of the Special Meeting but will not be entitled to vote at the Special Meeting.

  Vote Required; Quorum. As of the Meeting Record Date, there were 47,559,782 shares of FPB Common Stock outstanding and entitled to vote. At January 15, 1996, Federal Paper Board's directors and executive officers and their affiliates may be deemed to be beneficial owners of approximately 2,933,860 shares (excluding 1,330,370 shares underlying stock options) of FPB Common Stock, or approximately 6.2% of the then outstanding shares of FPB Common Stock. The affirmative vote of the holders of a majority of the shares of FPB Common Stock outstanding and entitled to vote at the Special Meeting is required to approve the Merger Agreement. A majority of the outstanding shares of FPB Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. A failure to vote shares, either by abstention or non-vote (including broker non-vote), will have the same effect as a vote against the Merger Agreement.

THE MERGER
  Form of Merger; Effective Time. The Merger Agreement provides that subject to, and as promptly as practicable after, the approval of the Merger Agreement by the common shareholders of Federal Paper Board, and compliance with (or waiver of) certain other conditions, articles of merger will be filed with the Secretary of State of the State of North Carolina pursuant to which Federal Paper Board will be merged with and into Merger Sub (the date and time of such filing being the "Effective Time"). Merger Sub will be the surviving corporation after the Merger (the "Surviving Corporation"), remain a wholly owned subsidiary of International Paper and change its name to that of Federal Paper Board Company, Inc.

  Merger Consideration. The Merger Agreement provides that, as of the Effective Time, each outstanding share of FPB Common Stock (other than any held in treasury by Federal Paper Board or by any of its subsidiaries and any Dissenting Shares) shall be converted, at the election of the holder thereof, into either the Stock Consideration (as defined below) or an amount equal to $55.00 in cash (the "Cash Consideration", and together with the Stock Consideration, the "Merger Consideration"), or a combination of each representing prorated percentages of the Cash Consideration and the Stock Consideration in accordance with the allocation procedures described below. Such allocation procedures will result in approximately 51% of the outstanding shares of FPB Common Stock being converted into the right to receive shares of IP Common Stock and 49% being converted into the right to receive cash. The "Stock Consideration" is the number of shares of IP Common Stock approximately equal to the quotient determined by dividing $55.00 by the Average IP Share Price, provided that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. The "Average IP Share Price" is the average of the last sales price per share of IP Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the 20 consecutive trading days (the "Valuation Period") ending on the trading day which is five days prior to the date on which the closing of the Merger shall occur (the "Closing Date"). Federal Paper Board shareholders will receive cash in lieu of fractional shares of IP Common Stock.

  Elections; Proration. To be effective, an election must be made on a properly completed and signed yellow Form of Election received by the Exchange Agent by 5:00 P.M., Eastern Standard Time, on the last business day prior to the Closing Date and accompanied by the certificates representing shares of FPB Common Stock as to which the election is being made (or an appropriate guarantee of delivery). FEDERAL PAPER BOARD SHAREHOLDERS ARE URGED TO DELIVER TO THE EXCHANGE AGENT A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 1996, IN ORDER TO ENSURE THAT THEIR FORM OF ELECTION WILL BE RECEIVED BY THE ELECTION DEADLINE. The election to receive cash or shares of IP Common Stock will be subject to adjustment so that approximately 49% of the outstanding shares of FPB Common Stock will be exchanged for cash and 51% will be exchanged for shares of IP Common Stock, and as a result, shares of FPB Common Stock may be converted into the right to receive a combination of cash and shares of IP Common Stock representing prorated percentages of the Cash Consideration and the Stock Consideration. If either form of consideration is "oversubscribed" by Federal Paper Board shareholders submitting Forms of Election, then, (i) all shares of FPB Common Stock covered by an Election requesting the "undersubscribed" alternative and all of the shares of FPB Common Stock covered by a Non-Election will be converted into the undersubscribed alternative, and
(ii) all shares of FPB Common Stock covered by an Election requesting the oversubscribed alternative will be converted on a pro rata basis into a combination of cash and shares of IP Common Stock. If neither form of consideration is "oversubscribed" by Federal Paper Board shareholders submitting Forms of Election, then, (i) all shares of FPB Common Stock covered by an Election will be converted into the elected form of consideration, and
(ii) shares of FPB Common Stock covered by a Non-Election will be converted on a pro rata basis into a combination of cash and shares of IP Common Stock. For illustrations as to the manner in which the Merger Consideration may be prorated under various scenarios, see "THE MERGER--Description of Election Procedures--Allocation; Proration." There can be no assurance that each holder of FPB Common Stock will receive the form of consideration elected by such holder. In the event a holder of FPB Common Stock receives cash for any of such holder's shares, the receipt of such cash may be taxable to the holder. See "THE MERGER--Certain Federal Income Tax Considerations."

  Recommendations of the FPB Board. The Board of Directors of Federal Paper Board (the "FPB Board") has determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, Federal Paper Board and its shareholders. Accordingly, the FPB Board has unanimously adopted the Merger Agreement and unanimously recommends that the shareholders vote in favor of approval of the Merger Agreement at the Special Meeting. See "THE MERGER--Certain Transactions; Conflicts of Interest."

  Opinions of the Financial Advisors to the FPB Board. Goldman, Sachs & Co. ("Goldman Sachs") and J.P. Morgan Securities Inc. ("J.P. Morgan") each has acted as financial advisor to Federal Paper Board in connection with the Merger. On November 5, 1995, Goldman Sachs delivered its oral opinion to the FPB Board that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration in the form of shares of IP Common Stock and cash to be received by holders of shares of FPB Common Stock (the "Aggregate Consideration") pursuant to the Merger Agreement is fair to such holders. Goldman Sachs subsequently delivered to the FPB Board a written opinion dated November 5, 1995 confirming its oral opinion. Goldman Sachs subsequently confirmed its November 5, 1995 opinion by delivery of its written opinion dated as of the date of this Proxy Statement/Prospectus. The full text of the written opinion of Goldman Sachs, dated the date of this Proxy Statement/Prospectus, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with its opinion, is attached hereto as Annex II. Holders of shares of FPB Common Stock are urged to, and should, read such opinion in its entirety.

  On November 5, 1995, J.P. Morgan delivered its oral opinion to the FPB Board that, as of the date of such opinion, the Aggregate Consideration to be received by the holders of FPB Common Stock in the Merger is fair, from a financial point of view, to such holders. J.P. Morgan subsequently delivered to the FPB Board a written opinion dated November 5, 1995 confirming its oral opinion. J.P. Morgan subsequently confirmed its November 5, 1995 opinion by delivery of its written opinion dated as of the date of this Proxy Statement/Prospectus. The full text of the written opinion of J.P. Morgan, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with its opinion, is attached hereto as Annex III. Holders of shares of FPB Common Stock are urged to, and should, read such opinion in its entirety.

  Conditions to the Merger. The obligations of Federal Paper Board and International Paper to consummate the Merger are subject to various conditions, including (i) obtaining the approval of holders of the requisite number of shares of FPB Common Stock, and (ii) the receipt by International Paper and by Federal Paper Board of the opinions of their respective counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, for U.S. federal income tax purposes, the Merger will be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that International Paper, Merger Sub and Federal Paper Board will each be a party to that reorganization under Section 368(b) of the Code.

  Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent of Federal Paper Board and International Paper, or by either party if (i) any permanent injunction or action by any governmental entity preventing consummation of the Merger becomes final and nonappealable; (ii) the Merger has not been consummated on or before May 31, 1996; provided that such date may be extended by written notice of Federal Paper Board to International Paper to a date not later than August 31, 1996 if the Merger has not been consummated as a result of (A) International Paper or Federal Paper Board having failed by May 31, 1996 to receive all required regulatory approvals or consents with respect to the Merger, (B) an order or pending action by an applicable federal antitrust authority seeking an order which would prohibit consummation of the Merger or
(C) the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), not having expired or been terminated; or (iii) the shareholders of Federal Paper Board do not approve the Merger Agreement at the Special Meeting. In addition, the Merger Agreement may be terminated by Federal Paper Board under the following circumstances: (i) the breach in any material respect by Merger Sub or International Paper of any representation, warranty, covenant or agreement in the Merger Agreement, which failure has not been cured within 20 days after notice is given or is incapable of being cured, except such failures which are not reasonably likely to affect Merger Sub's or International Paper's ability to complete the Merger or (ii) the entering by Federal Paper Board into a definitive agreement in accordance with exceptions to the restrictions described under "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--No Solicitation."

  The Merger Agreement may be terminated by International Paper if (i) Federal Paper Board breaches in any material respect any material representation, warranty, covenant or agreement in the Merger Agreement, which breach cannot be cured or has not been cured within 20 days after notice is given; (ii) the FPB Board withdraws or modifies in a manner adverse to International Paper its approval or recommendation of the Merger; (iii) the FPB Board approves or recommends any "competitive proposal" (as defined in the Merger Agreement); or
(iv) Federal Paper Board enters into any agreement with respect to any competitive proposal in accordance with exceptions to the restrictions described under "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--No Solicitation."

  In the event the Merger Agreement is terminated under certain limited circumstances related to a competitive proposal, Federal Paper Board will be obligated to pay International Paper a fee of $76.0 million in cash. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Fees and Expenses."

  Redemption of FPB Convertible Preferred Stock. Pursuant to the Merger Agreement, Federal Paper Board has agreed to cause the redemption of all outstanding shares of FPB Convertible Preferred Stock (the "FPB Preferred Stock Redemption") prior to the Effective Time. On January 16, 1996, Federal Paper Board gave notice to all holders of the FPB Convertible Preferred Stock that on February 17, 1996, all shares of FPB Convertible Preferred Stock would be called for redemption in accordance with the terms thereof, at the prices provided for therein.

  Certain Federal Income Tax Considerations. The Merger has been structured with the intent that it be treated as a reorganization within the meaning of
Section 368(a) of the Code. In general, if pursuant to the Merger (i) a holder exchanges all of the shares of FPB Common Stock actually owned by it solely for cash, it will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of FPB Common Stock surrendered, (ii) a holder exchanges all of the shares of FPB Common Stock actually owned by it solely for shares of IP Common Stock, it will not recognize any gain or loss except in respect of cash received in lieu of a fractional share of IP Common Stock, and (iii) a holder exchanges all of the shares of FPB Common Stock actually owned by it for a combination of IP Common Stock and cash, it will recognize gain only to the extent of the cash received. Certain exceptions and/or other considerations may apply. See "THE MERGER-- Certain Federal Income Tax Considerations."

  Federal Paper Board has agreed that, before filing any material tax return of Federal Paper Board or any of its subsidiaries, it will consult with International Paper and its advisors as to the positions and elections that may be taken or made with respect to such return.

  Stock Exchange Listing. International Paper will file an application to list the shares of IP Common Stock to be issued in connection with the Merger on the NYSE, subject to approval of the Merger Agreement by the Federal Paper Board shareholders and official notice of issuance. The shares of IP Common Stock are traded on the NYSE under the symbol "IP".

  Accounting Treatment. The Merger will be accounted for by International Paper under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by International Paper in connection with the Merger will be allocated to Federal Paper Board's assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of Federal Paper Board will be consolidated into the assets and liabilities and results of operations of International Paper subsequent to the Effective Time.

  Regulatory Approvals Required. Certain aspects of the Merger will require notifications to, and/or approvals from, certain federal authorities, as well as authorities in certain of the foreign jurisdictions in which International Paper and/or Federal Paper Board currently operate. There can be no assurance that regulatory approvals will be granted.

  Pursuant to the HSR Act, International Paper and Federal Paper Board each filed with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission a Notification and Report Form with respect to the Merger on November 13, 1995. On December 13, 1995, International Paper and Federal Paper Board received a request for additional information from the Antitrust Division. On January 22, 1996, the Antitrust Division notified International Paper and Federal Paper Board that it was closing its investigation of the transaction without action. On the same day, the Federal Trade Commission notified International Paper and Federal Paper Board that the HSR Act waiting period had been terminated.

FEDERAL PAPER BOARD SHAREHOLDERS' DISSENTERS' RIGHTS

  Under North Carolina law, holders of FPB Common Stock will be entitled to dissent from the proposed Merger and to demand payment in cash of the fair value of their shares of FPB Common Stock in the event that the Merger Agreement is approved and the Merger is consummated and such shareholders satisfy the required statutory procedures. The right of Federal Paper Board shareholders to receive such payment is contingent upon strict compliance with the requirements set forth in Article 13 of the North Carolina Business Corporation Act (the "NCBCA"). The full text of Article 13 of the NCBCA is set forth as Annex IV to this Proxy Statement/Prospectus. Failure to take any necessary step in connection with the exercise of such rights may result in termination or waiver of dissenters' rights. Any shareholder who intends to exercise dissenters' rights must give written notice of such intent to Federal Paper Board and such written notice must be actually received by Federal Paper Board before the vote on the approval of the Merger Agreement is taken at the Special Meeting. A shareholder who wishes to exercise dissenters' rights must not vote any shares of FPB Common Stock in favor of the Merger Agreement. See "THE MERGER--Dissenting Federal Paper Board Shareholders' Rights of Appraisal."

CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST

  International Paper has agreed to cause John R. Kennedy, the President and Chief Executive Officer of Federal Paper Board, to be appointed to the Board of Directors of International Paper as of the Effective Time, to serve until the next annual election of directors of International Paper, and in connection with such election, to take all necessary action to include Mr. Kennedy as a recommended nominee for the Board of Directors.

  The executive officers of Federal Paper Board and the directors of Federal Paper Board have interests in the Merger in addition to their interests as shareholders of Federal Paper Board. Such interests relate to, among other things, provisions in the Merger Agreement regarding the receipt of salary and bonus payments under existing employment agreements, severance payments, the exchange of exercisable outstanding options to purchase FPB Common Stock for exercisable options to purchase shares of IP Common Stock, the acceleration of the exercisability of outstanding options to purchase FPB Common Stock, the acceleration of vesting of restricted FPB Common Stock and the exchange of unvested restricted FPB Common Stock for shares of IP Common Stock. See "THE MERGER--Certain Transactions; Conflicts of Interest."

RISK FACTORS

  In considering whether to approve the Merger Agreement, the shareholders of Federal Paper Board should consider that: (i) the number of shares of IP Common Stock constituting the Stock Consideration offered in the Merger (and the value thereof) is subject to fluctuation and at the Effective Time may be worth more or less than $55.00; (ii) the form of the Merger Consideration to be received by any shareholder will depend upon their election and the elections of other holders, and there can be no assurance that the holders will receive the form of Merger Consideration they elected in respect of all their shares of FPB Common Stock; (iii) the consummation of the Merger is conditioned upon the absence of any law, rule, regulation or order which is in effect and which makes the Merger illegal or prohibits the consummation of the Merger and there can be no assurance that any such law, rule, regulation or order will not be in effect; and (iv) there can be no assurance of the extent to which the combined company following the Merger will achieve cost savings and efficiencies as a result of the Merger.

      INTERNATIONAL PAPER SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The following selected financial data for each of the five years in the period ended December 31, 1994 have been derived from International Paper's consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The data as of September 30, 1995 and for the nine months ended September 30, 1995 and 1994 are derived from International Paper's unaudited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of International Paper for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of International Paper and Federal Paper Board, including the notes thereto, incorporated herein by reference and the unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                           NINE MONTHS
                             ENDED
                          SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                         --------------- ----------------------------------------
                          1995    1994   1994(b)  1993   1992(c)  1991(d)  1990
                         ------- ------- ------- ------- -------  ------- -------
                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                           (UNAUDITED)
RESULTS OF OPERATIONS:
Net Sales............... $14,721 $10,839 $14,966 $13,685 $13,598  $12,703 $12,960
Costs and expenses,
 excluding interest.....  12,799  10,113  13,902  12,837  13,125   11,695  11,695
Earnings before income
 taxes, minority
 interest, extraordinary
 item and cumulative
 effect of accounting
 changes................   1,551     471     715     538     226      693     988
Earnings before
 extraordinary item and
 cumulative effect of
 accounting changes.....     890     278     432     289     142      399     569
Earnings per common
 share before
 extraordinary item and
 cumulative effect of
 accounting changes(a).. $  3.49 $  1.12 $  1.73 $  1.17 $  0.58  $  1.80 $  2.61
Cash dividends declared
 per common share(a).... $  0.67 $  0.63 $  0.84 $  0.84 $  0.84  $  0.84 $  0.84
BALANCE SHEET DATA:
Working capital......... $   737 $   823 $   796 $   472 $  (165) $   404 $   784
Plants, properties and
 equipment, net.........  10,586   9,044   9,139   8,872   8,884    7,848   7,287
Forestlands.............   2,816     804     802     786     759      743     751
Total Assets............  23,696  17,589  17,836  16,631  16,516   14,941  13,669
Long-term debt..........   5,474   4,507   4,464   3,601   3,096    3,351   3,096
Common shareholders'
 equity................. $ 7,587 $ 6,374 $ 6,514 $ 6,225 $ 6,189  $ 5,739 $ 5,632

--------
(a) Earnings and cash dividends per common share reflect the impact of a two-for-one stock split, which was payable on September 15, 1995.
(b) 1994 amounts exclude the cumulative effect of changing the method of accounting for start-up costs.
(c) 1992 amounts exclude the cumulative effect of adopting a new accounting standard promulgated by the Financial Accounting Standards Board ("FASB") that changed the method of accounting for income taxes and an extraordinary loss for the early extinguishment of debt.
(d) 1991 amounts exclude the cumulative effect of adopting a new accounting standard promulgated by the FASB that changed the method of accounting for post-retirement benefits.

      FEDERAL PAPER BOARD SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

  The selected financial data for, and as of the end of, each of the years in the five year period ended December 31, 1994 have been derived from Federal Paper Board's audited consolidated financial statements, including the five years ended December 31, 1994, audited by Deloitte & Touche LLP, independent auditors. Federal Paper Board's fiscal year 1992 includes 53 weeks while the other years presented include 52 weeks. The data as of September 9, 1995 and as of September 10, 1994 and for the periods then ended are derived from Federal Paper Board's unaudited consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Federal Paper Board for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of International Paper and Federal Paper Board, including the notes thereto, incorporated herein by reference and the unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             THIRTY-SIX
                            WEEKS ENDED                 FISCAL YEAR
                         ------------------ ------------------------------------
                         SEPT. 9, SEPT. 10,
                           1995     1994     1994   1993   1992(a)  1991   1990
                         -------- --------- ------ ------  ------- ------ ------
                                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
Net Sales...............  $1,357   $1,041   $1,570 $1,386  $1,461  $1,435 $1,374
Costs and expenses,
 excluding interest.....   1,044      948    1,381  1,276   1,240   1,201  1,129
Earnings before income
 taxes and cumulative
 effect of accounting
 change.................     250       34      101     26     136     144    202
Earnings before
 cumulative effect of
 accounting change......     160       24       72      6      83      82    118
Earnings (loss) per
 common share before
 cumulative effect of
 accounting change:
 Assuming no dilution...  $ 3.59   $ 0.46   $ 1.55 $ (.01) $ 1.82  $ 1.83 $ 2.74
 Assuming full
  dilution..............  $ 3.31   $ 0.45   $ 1.52 $ (.01) $ 1.77  $ 1.77 $ 2.58
Cash dividends declared
 per common share.......  $ 1.10   $ 0.75   $ 1.05 $ 1.00  $ 1.00  $ 1.00 $ 1.00
BALANCE SHEET DATA:
Working capital.........  $  101   $   53   $   19 $   33  $   89  $   80 $  120
Plants, properties and
 equipment, net.........   1,902    1,899    1,898  1,897   1,878   1,829  1,757
Forestlands.............     188      189      189    190     192     188    183
Total assets............   2,685    2,590    2,610  2,562   2,574   2,493  2,448
Long-term debt..........     816      988      921    974   1,030   1,077  1,092
Total shareholders'
 equity.................  $1,056   $  894   $  918 $  892  $  940  $  921 $  883

--------
(a) 1992 amounts exclude a $9 million gain resulting from the cumulative effect of adopting a new accounting standard promulgated by the FASB, which changed the method of accounting for income taxes.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following selected unaudited pro forma combined financial data gives effect to the Merger, the FPB Preferred Stock Redemption and acquisitions by International Paper in 1995 of interests in the following businesses accounted for under the purchase method (collectively, the "IP Pro Forma Events"): shares of stock of Carter Holt Harvey, Ltd., the assets of Carpenter Paper Company and Seaman-Patrick Holding Company; the high-pressure laminates business acquired from Westinghouse; the common stock of Papetries de Lana; and the inks and adhesive resins business of DSM S.A. The unaudited pro forma condensed combined statement of earnings data for the nine months ended September 30, 1995 was prepared based upon International Paper's unaudited consolidated financial statements for the nine months ended September 30, 1995, and Federal Paper Board's unaudited consolidated financial statements for the thirty-six week period ended September 9, 1995, as if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events had occurred as of the beginning of that period. The unaudited pro forma condensed combined statement of earnings data for the year ended December 31, 1994 was prepared based upon International Paper's audited consolidated financial statements for the year ended December 31, 1994 and Federal Paper Board's audited consolidated financial statements for the year ended December 31, 1994 as if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events had occurred at the beginning of the period presented. The selected unaudited pro forma combined balance sheet data was prepared based upon the balance sheet data of International Paper at September 30, 1995 and of Federal Paper Board at September 9, 1995, giving effect to the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events as if they occurred on September 30, 1995. The unaudited pro forma data may not be indicative of the results that actually would have been achieved if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events had been in effect as of the date and for the periods indicated or which may be obtained in the future. The unaudited pro forma financial statement data should be read in conjunction with the respective audited and unaudited consolidated financial statements of International Paper and Federal Paper Board, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Pro forma adjustments made to arrive at the pro forma combined amounts are based on the purchase method of accounting and a preliminary allocation of the purchase price. However, changes to the adjustments included in the pro forma combined financial information set forth below are expected as evaluations of assets and liabilities are completed and additional information becomes available. In addition, the results of operations of Federal Paper Board subsequent to September 30, 1995 will affect the allocation of the purchase price and pro forma combined financial data. Accordingly, the final pro forma combined financial data will differ from the amounts reflected in the information set forth below.

                          NINE MONTHS ENDED SEPTEMBER 30, 1995     YEAR ENDED DECEMBER 31, 1994
                          ------------------------------------ ------------------------------------
                                        COMBINED INTERNATIONAL               COMBINED INTERNATIONAL
                          INTERNATIONAL   PAPER AND FEDERAL    INTERNATIONAL   PAPER AND FEDERAL
                              PAPER          PAPER BOARD           PAPER          PAPER BOARD
                          PRO FORMA(1)       PRO FORMA(2)      PRO FORMA(1)       PRO FORMA(2)
                          ------------- ---------------------- ------------- ----------------------
                                            (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                         (UNAUDITED)
RESULTS OF OPERATIONS:
Net Sales...............     $15,523           $16,904            $16,901           $18,496
Costs and expenses,
 excluding interest.....      13,483            14,534             15,594            17,009
Earnings before income
 taxes, minority
 interest and cumulative
 effect of accounting
 change.................       1,616             1,824                815               829
Earnings before
 cumulative effect of
 accounting change......         908             1,032                434               439
Earnings per common
 share before cumulative
 effect of accounting
 change(3)(4)...........     $  3.56           $  3.58            $  1.73           $  1.55
Cash dividends declared
 per common share(3)....     $  0.67           $  0.67            $  0.84           $  0.84

                                                 AS OF SEPTEMBER 30, 1995
                                           ------------------------------------
                                                         COMBINED INTERNATIONAL
                                           INTERNATIONAL   PAPER AND FEDERAL
                                               PAPER          PAPER BOARD
                                           PRO FORMA(1)     PRO FORMA(2)(4)
                                           ------------- ----------------------
                                                       (UNAUDITED)
BALANCE SHEET DATA:
Working Capital...........................    $   747           $   130
Plants, properties and equipment, net.....     10,611            12,855
Forestlands...............................      2,816             3,336
Total assets..............................     23,762            28,466
Long-term debt............................      5,534             7,010
Shareholders' equity......................    $ 7,587           $ 8,995

--------
(1) Historical amounts for International Paper adjusted to reflect the IP Pro Forma Events.
(2) Pro forma amounts reflect consummation of the Merger and FPB Preferred Stock Redemption, with historical amounts for International Paper adjusted to reflect the IP Pro Forma Events.
(3) Per share amounts for International Paper reflect the impact of a two-for-one stock split of IP Common Stock, which was payable on September 15, 1995.
(4) Assumes for purposes of these calculations that the Average IP Share Price will be equal to $40.50, the last sales price on the NYSE Composite Tape on February 2, 1996, and therefore, the Stock Consideration will be equal to
    1.358 shares of IP Common Stock. The actual number of shares of IP Common Stock constituting the Stock Consideration will be determined by dividing $55.00 by the Average IP Share Price, provided that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. If the Stock Consideration were equal to 1.612, the pro forma earnings per share before cumulative effect of accounting change would have been $3.51 at September 30, 1995 and $1.51 at December 31, 1994. If the Stock Consideration were equal to 1.275, the pro forma earnings per share before cumulative effect of accounting change would have been $3.61 at September 30, 1995 and $1.56 at December 31, 1994. See "THE MERGER--Merger Consideration."

                              RECENT DEVELOPMENTS

INTERNATIONAL PAPER

  On January 9, 1996, International Paper issued a press release reporting 1995 fiscal year net earnings of $1.2 billion or $4.50 a share, as compared to 1994 net earnings of $357 million or $1.43 a share. Sales were $19.8 billion, a 32% increase over 1994 sales of $15 billion.

  International Paper's 1995 fourth quarter net earnings were $263 million or $1.01 per share. The fourth quarter includes expenses before taxes of about $70 million or $.17 a share, mostly relating to severance costs and asset write-offs. Severance costs, which account for about two-thirds of the total, reflect a reduction in employment of approximately 1,300 people at several facilities and businesses in the United States and Europe. Quarterly earnings without the expenses would have been $1.18 per share. Fourth quarter 1995 earnings after these expenses were up 66% over 1994 fourth quarter earnings of $154 million or $.61 share. Fourth quarter sales were $5.1 billion, a 24% increase over fourth quarter 1994 sales of $4.1 billion. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

FEDERAL PAPER BOARD

  On January 24, 1996, Federal Paper Board issued a press release reporting net income and sales for the 16 weeks and 52 weeks ended December 30, 1995. For the 52 weeks ended December 30, 1995, sales increased 21.9% to $1,913.1 million, as compared to $1,569.6 million reported for the similar period of 1994. Federal Paper Board's sales for the 16 weeks ended December 30, 1995 were $556.1 million compared to $528.3 million for the same period of 1994.

  Federal Paper Board's net income for the 52 weeks ended December 30, 1995 was $142.3 million or $2.92 per fully diluted common share, compared to $72.0 million or $1.52 per fully diluted common share for the similar period of 1994. For the 16 weeks ended December 30, 1995, Federal Paper Board reported a net loss of $17.9 million or $.38 per fully diluted common share compared to net income of $48.1 million or $1.02 per fully diluted common share for the similar period of 1994. Federal Paper Board's fourth quarter 1995 earnings include a non-recurring (pre-tax charge of $78.1 million) after-tax charge of $66.8 million or $1.42 per fully diluted common share related to the restructuring of Federal Paper Board's Imperial Bondware cup operations. Fourth quarter 1995 earnings before the non-recurring charge were $48.9 million or $1.04 per fully diluted common share. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                            COMPARATIVE STOCK PRICES

  FPB Common Stock is listed and traded on the NYSE under the symbol "FBO." IP Common Stock is listed and traded on the NYSE under the symbol "IP."

  The following table sets forth, for the periods indicated, the high and low sales prices per share of FPB Common Stock and IP Common Stock as reported on the NYSE Composite Tape, and the quarterly cash dividends per share declared with respect thereto.

                            FEDERAL PAPER BOARD         INTERNATIONAL PAPER
                              COMMON STOCK(a)             COMMON STOCK(b)
                         ------------------------- -----------------------------
                          HIGH     LOW   DIVIDENDS   HIGH       LOW    DIVIDENDS
                         ------- ------- --------- --------- --------- ---------
1994
 First Quarter.......... $27 1/4 $21 3/4   $0.25   $38 15/16 $33 9/16    $0.21
 Second Quarter.........  24      20 1/2    0.25    36 7/16   30 5/16     0.21
 Third Quarter..........  31 1/4  22 5/8    0.25    40 3/16   33 3/16     0.21
 Fourth Quarter.........  31 1/2  25 7/8    0.30    40 1/4    33 15/16    0.21
1995
 First Quarter.......... $30 5/8 $26 3/4   $0.30   $39 7/8   $35 1/8     $0.21
 Second Quarter.........  34 1/4  27 5/8    0.40    42 7/8    35 9/16     0.21
 Third Quarter..........  42 7/8  32 3/4    0.40    45 11/16  40 3/16     0.25
 Fourth Quarter.........  52 1/8  35 3/4    0.40    42        34 1/8      0.25
1996
 First Quarter (through
  February 8, 1996).....  54 1/4  52 3/8     --     41 1/2    36           --

--------
(a) The FPB Common Stock high, low and dividend amounts represent a 12-week period for each of the first three quarters and a 16-week period for the fourth quarter of each year.
(b) Prices and dividend information for IP Common Stock reflect the impact of a two-for-one stock split, which was payable on September 15, 1995.

  On November 3, 1995, the last trading day before the announcement of the Merger Agreement, the last sales price of FPB Common Stock was $45.50 per share and the last sales price of IP Common Stock was $37.125 per share, as reported on the NYSE Composite Tape.

  On February 8, 1996, the date prior to the printing of this Proxy Statement/Prospectus, the last sales price of FPB Common Stock was $54.25 per share and the last sales price of IP Common Stock was $40.625 per share, as reported on the NYSE Composite Tape. Certain information contained in this Proxy Statement/Prospectus, including pro forma financial information and examples relating to proration, assume the Average IP Share Price will be equal to $40.50 per share, the last sales price of IP Common Stock on February 2, 1996, as reported on the NYSE Composite Tape.

  The market prices of shares of FPB Common Stock and IP Common Stock are subject to fluctuation. As a result, Federal Paper Board and International Paper shareholders are urged to obtain current market quotations.

  On February 7, 1996, there were approximately 5,033 holders of record of FPB Common Stock and approximately 31,678 holders of record of IP Common Stock.

                           COMPARATIVE PER SHARE DATA

  Set forth below are historical earnings before the cumulative effect of accounting changes, cash dividends and book value per common share data of International Paper and Federal Paper Board, individually, and unaudited pro forma per common share data for International Paper and Federal Paper Board. The unaudited pro forma data gives effect to the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events as if such events occurred for balance sheet purposes at the balance sheet date and for statement of earnings purposes at the beginning of the periods presented. Unaudited pro forma data was prepared based upon International Paper statement of earnings and balance sheet data for the nine months ended or at September 30, 1995, Federal Paper Board statement of earnings and balance sheet data for the 36 weeks ended or at September 9, 1995, and the respective statement of earnings and balance sheet data for the year ended or at December 31, 1994. Historical amounts for International Paper and the pro forma information derived therefrom are adjusted to reflect the two-for-one stock split of IP Common Stock which was payable on September 15, 1995. The information has been prepared assuming for purposes of these calculations that the Average IP Share Price will be equal to $40.50, the final sales price on the NYSE Composite Tape on February 2, 1996, and that, therefore, the Stock Consideration will be equal to 1.358 shares of IP Common Stock. The actual number of shares of IP Common Stock constituting the Stock Consideration will be determined by dividing $55.00 by the Average IP Share Price, provided that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. See "THE MERGER--Merger Consideration." The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of International Paper and Federal Paper Board, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                         NINE MONTHS ENDED ON    YEAR ENDED
                                                OR AT             ON OR AT
                                          SEPTEMBER 30, 1995  DECEMBER 31, 1994
                                         -------------------- -----------------
INTERNATIONAL PAPER--HISTORICAL
Earnings per common share before
 cumulative effect of accounting
 change................................         $ 3.49             $ 1.73
Cash dividends per common share........         $ 0.67             $ 0.84
Book value per common share............         $29.09             $25.87
INTERNATIONAL PAPER--PRO FORMA TO
 REFLECT IP PRO FORMA EVENTS
Earnings per common share before
 cumulative effect of accounting
 change................................         $ 3.56             $ 1.73
Cash dividends per common share........         $ 0.67             $ 0.84
Book value per common share............         $29.09             $25.92
FEDERAL PAPER BOARD--HISTORICAL
Earnings per common share assuming:
 No dilution...........................         $ 3.59             $ 1.55
 Full dilution.........................         $ 3.31             $ 1.52
Cash dividends per common share........         $ 1.10             $ 1.05
Book value per common share assuming:
 No Dilution...........................         $22.40             $19.01
 Full dilution.........................         $21.68             $19.37
INTERNATIONAL PAPER--PRO FORMA COMBINED
 INTERNATIONAL PAPER AND FEDERAL PAPER
 BOARD
Earnings per common share before
 cumulative effect of accounting
 change................................         $ 3.58             $ 1.55
Cash dividends per common share........         $ 0.67             $ 0.84
Book value per common share............         $30.62             $27.38
FEDERAL PAPER BOARD--PRO FORMA
 EQUIVALENT PER SHARE INFORMATION(a)
Earnings per common share before
 cumulative effect of accounting
 change................................         $ 4.86             $ 2.10
Cash dividends per common share........         $ 0.91             $ 1.14
Book value per common share............         $41.58             $37.18

--------
(a) Amounts are calculated by multiplying the International Paper pro forma combined amounts by the Stock Consideration, assumed to be equal to 1.358 shares of IP Common Stock. For purposes of these calculations, it has been assumed that the Average IP Stock Price will be equal to $40.50, the last sales price of IP Common Stock on the NYSE Composite Tape on February 2, 1996.

                                 RISK FACTORS

  In considering whether to approve the Merger Agreement, the shareholders of Federal Paper Board should consider the following matters.

  FLUCTUATION IN VALUE OF STOCK CONSIDERATION. Although the Stock Consideration generally is intended to have a value of $55.00, based upon the Average IP Share Price, its value at the Closing Date will be equal to the product of the number of shares of IP Common Stock constituting the Stock Consideration and the then current market price of IP Common Stock, and may be more or less than $55.00. Adjustments to the number of shares constituting the Stock Consideration are limited in that such number of shares is subject to a maximum of 1.612 shares, which would occur if the Average IP Share Price were less than approximately $34.12, and a minimum of 1.275, which would occur if the Average IP Share Price were more than approximately $43.14. The value of the Stock Consideration, based upon the Average IP Share Price, would be less than $55.00 if the Average IP Share Price were less than $34.12, and would be more than $55.00 if the Average IP Share Price were more than $43.14. In either event, the value of the Stock Consideration at the Closing Date would reflect the market price of IP Common Stock at the Closing Date and could be higher or lower than the value based upon the Average IP Share Price. Such variations may be the result of changes in the business, operations or prospects of International Paper or Federal Paper Board, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market conditions and other factors. International Paper and Federal Paper Board anticipate that the Closing Date will occur as promptly as practicable following satisfaction or waiver of each of the conditions to the Merger, including approval of the Merger Agreement by the holders of the requisite number of shares of FPB Common Stock. If the Special Meeting occurs prior to the end of the Valuation Period, neither the precise number of shares of IP Common Stock constituting the Stock Consideration nor the Average IP Share Price will be known at the time the vote on approval of the Merger Agreement is held. The Merger Agreement provides that the Valuation Period will end five days prior to the Closing Date, and therefore the number of shares of IP Common Stock constituting the Stock Consideration will be fixed at that time. The closing sales price of IP Common Stock on the Closing Date may be higher or lower than the Average IP Share Price, and as a result, the value of the Stock Consideration at the Closing Date may be more or less than $55.00 (or, in the event the Average IP Share Price is higher than $43.14 or lower than $34.12, the product of the number of shares and the Average IP Share Price). See "THE MERGER--Description of Election Procedures."

  LIMITATION ON ELECTION OF FORM OF CONSIDERATION. While holders may elect with respect to each share of FPB Common Stock they hold to receive either the Cash Consideration or the Stock Consideration, such elections will be subject to adjustment so that approximately 49% of the outstanding shares of FPB Common Stock will be exchanged for cash and 51% will be exchanged for shares of IP Common Stock. As a result, shares of FPB Common Stock may be converted into a combination of cash and IP Common Stock representing pro-rated percentages of the Cash Consideration and Stock Consideration. There can be no assurance that each holder of FPB Common Stock will receive the form of Merger Consideration that such holder elects with respect to any or all their shares. See "THE MERGER--Description of Election Procedures."

  NECESSITY OF RECEIVING APPROVALS. Consummation of the Merger is subject to the satisfaction or waiver of various conditions, including no governmental entity having enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is in effect and which makes the Merger illegal or otherwise prohibits consummation of the Merger. There can be no assurance that such conditions will be satisfied or waived. International Paper, Merger Sub and Federal Paper Board have agreed to use all reasonable efforts to take, or cause to be taken, all actions, necessary, proper or advisable to consummate the Merger, including (i) obtaining of necessary waivers, consents and approvals from governmental entities and third parties and (ii) defending of any lawsuits or other legal proceedings investigating or challenging the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed. See "THE MERGER--Approvals and Consents."

  UNCERTAINTIES IN INTEGRATING OPERATIONS AND ACHIEVING COST SAVINGS. The success of any merger, including the Merger, is in part dependent on the ability following the merger to consolidate operations, integrate departments, systems and procedures and thereby obtain business synergies and related cost savings. While the management of International Paper, with the assistance of the management of Federal Paper Board, intends to work diligently to effectively integrate and rationalize the operations following the Merger, there can be no assurance as to the timing or extent to which cost savings and efficiencies will be achieved.


                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is provided to the holders of FPB Common Stock in connection with the solicitation of proxies by the Board of Directors of Federal Paper Board (the "FPB Board") for use at the Special Meeting to be held on March 12, 1996 at 9:30 a.m., local time, at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022 and at any adjournments or postponements thereof. At the Special Meeting, holders of FPB Common Stock will consider and vote upon a proposal to approve the Merger Agreement and to transact such other business as may properly come before the meeting. A white form of proxy is being provided to the holders of FPB Common Stock with this Proxy Statement/Prospectus.

  This Proxy Statement/Prospectus also constitutes a prospectus furnished by International Paper for the issuance of shares of IP Common Stock to be issued to holders of FPB Common Stock upon consummation of the Merger.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

  Shareholders of record of FPB Common Stock at the close of business on February 7, 1996 (the "Meeting Record Date") will be entitled to notice of and to vote on approval of the Merger Agreement. As of the Meeting Record Date, 47,559,782 shares of FPB Common Stock were issued and outstanding. A majority of the outstanding shares of FPB Common Stock entitled to vote must be represented in person or by proxy at the Special Meeting in order for a quorum to be present. Shareholders of record of FPB Convertible Preferred Stock at the Meeting Record Date will be entitled to notice of the Special Meeting but will not be entitled to vote at the Special Meeting. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Other Agreements--Redemption of FPB Convertible Preferred Stock."

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the outstanding shares of FPB Common Stock is required to approve the Merger Agreement. Because the approval of the Merger Agreement requires the affirmative vote of the majority of outstanding shares of FPB Common Stock, a failure to vote shares either by abstention or non-vote (including broker non-vote) will have the same effect as votes against the Merger Agreement. Each share of FPB Common Stock is entitled to one vote.

  THE FPB BOARD HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER--CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST."

  At January 15, 1996, Federal Paper Board's directors and executive officers and their affiliates may be deemed to be beneficial owners of approximately 2,933,860 shares (excluding 1,330,370 shares underlying stock options) of FPB Common Stock, or approximately 6.2% of the then outstanding shares of FPB Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--FPB Common Stock."

PROXIES; REVOCABILITY OF PROXIES

  Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holder thereof. PROXIES WHICH ARE PROPERLY EXECUTED BUT WHICH DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. It is not expected that any matter other than those referred to herein will be brought before the Special Meeting. If a proxy is given to vote in favor of approval of the Merger Agreement, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the special meeting for action, including without limitation, any proposal to adjourn the meeting or otherwise concerning the conduct of the meeting.

  The grant of a proxy on the enclosed white Federal Paper Board form does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by submitting a new proxy at a later date, by filing with the Secretary of Federal Paper Board, a duly executed revocation of proxy bearing a later date or by voting in person at the meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

DISSENTING FEDERAL PAPER BOARD SHAREHOLDERS' APPRAISAL RIGHTS

  Section 55-13-01 et seq., of the North Carolina Business Corporation Act (the "NCBCA") gives any holder of FPB Common Stock who objects to the Merger Agreement and who complies with the provisions of Sections 55-13-01, et seq., the right to receive a cash payment from Federal Paper Board for the "fair value," as appraised immediately before the date and time that the articles of merger pursuant to which Federal Paper Board will be merged with and into Merger Sub are filed with the Secretary of State of the State of North Carolina (the "Effective Time"), of his FPB Common Stock, subject only to the surrender by him of his certificates representing his shares. Any such payment may be higher or lower than the value of the per share consideration paid in the Merger. "Dissenting Shares" are shares of FPB Common Stock as to which dissenters' rights are properly exercised pursuant to (S) 55-13-01 et seq. of the NCBCA.

  To exercise the right to object to the Merger Agreement, a shareholder must give to Federal Paper Board, and Federal Board must receive, prior to the vote taken at the Special Meeting, a written notice of such shareholder's intent to demand payment for shares of FPB Common Stock. A shareholder who wishes to object to the Merger Agreement must not vote any shares in favor of the Merger Agreement. Failure to take any necessary step in connection with the exercise of such rights may result in termination or waiver of dissenters' appraisal rights.

  NEITHER A VOTE AGAINST THE MERGER AGREEMENT NOR THE FAILURE TO VOTE WILL BY ITSELF CONSTITUTE A PROPER WRITTEN OBJECTION TO THE MERGER AGREEMENT. If proper and timely written objection to the Merger Agreement is given by a shareholder, a failure to vote against the Merger Agreement will not constitute a waiver of his right to dissent and demand the fair value of his shares. A vote by a shareholder to approve the Merger Agreement terminates his right to object under the statute. See "THE MERGER--Dissenting Federal Paper Board Shareholders' Rights of Appraisal."

SOLICITATION OF PROXIES; GENERAL

  Federal Paper Board will bear the cost of solicitation of proxies from its shareholders, except that International Paper and Federal Paper Board will share equally the cost of preparing and printing this Proxy Statement/Prospectus, including related filing fees. In addition to solicitation by mail, the directors, officers and employees of Federal Paper Board and its subsidiaries may solicit proxies from shareholders of Federal Paper Board by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Federal Paper Board will reimburse such custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses in connection therewith.

  Georgeson & Company, Inc. will assist in the solicitation of proxies by Federal Paper Board for a fee of $7,500.00, plus reasonable out-of-pocket expenses.

  Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  HOLDERS OF FPB COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR WHITE PROXY CARDS. A YELLOW FORM OF ELECTION WHICH YOU MUST USE TO ELECT WHETHER YOU WISH TO RECEIVE SHARES OF IP COMMON STOCK OR CASH IN EXCHANGE FOR YOUR SHARES OF FPB COMMON STOCK WILL BE SENT TO YOU SHORTLY IN A SEPARATE ENVELOPE.

                                  THE MERGER

  The discussion in this Proxy Statement/Prospectus of the Merger and the description of the Merger Agreement's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex I and is incorporated herein by reference.

BACKGROUND OF THE MERGER

  Prior to 1995, senior management of Federal Paper Board and the FPB Board periodically reviewed Federal Paper Board's general strategic alternatives in light of existing conditions and developments in the paper and forest products industry. J.P. Morgan Securities Inc. ("J.P. Morgan"), as part of its ongoing general advisory assignment, was asked to assist in such review. In June 1995, Federal Paper Board also requested that Goldman, Sachs & Co. ("Goldman Sachs") participate in such review. J.P. Morgan and Goldman Sachs, during the course of their review of Federal Paper Board's general strategic alternatives, principally considered and evaluated the benefits and costs associated with a possible strategic combination of Federal Paper Board with a third party and a recapitalization of Federal Paper Board.

  During the summer of 1995, senior management, working with Federal Paper Board's financial advisors, determined that, given Federal Paper Board's current position in the paper and forest products industry as a company respected for its efficient mill operations and management and with a strong position in the bleached paperboard segment of the paper industry, it was advisable to explore the possibility of a combination with a third party which could result in a combined company with broad product offerings or of a recapitalization. Senior management and Federal Paper Board's financial advisors preliminarily determined that large companies engaged in the paper and forest products industry would possibly be willing to provide the shareholders of Federal Paper Board with a market premium that Federal Paper Board's management would insist upon for such a transaction. Senior management believed that such companies could justify the payment of any such market premium because of the likely strategic fit of Federal Paper Board's operations with those of such a combination partner.

  In September 1995 and early October 1995, potential combination partners engaged in the paper and forest products industry were contacted to determine whether any such parties were interested in exploring, on a preliminary basis, a possible combination. In connection with such contacts, Federal Paper Board entered into confidentiality agreements with six interested parties, including International Paper, which entered into a confidentiality agreement dated September 28, 1995. Each of such parties was provided a confidential information memorandum describing Federal Paper Board's business. Each interested party was also given the opportunity to meet with the senior management of Federal Paper Board and visit Federal Paper Board's mills as part of such party's review of Federal Paper Board's operations.

  On October 4, 1995, John R. Kennedy, President and Chief Executive Officer of Federal Paper Board, and representatives of Goldman Sachs and J.P. Morgan met with John A. Georges, Chairman of the Board and Chief Executive Officer of International Paper, John T. Dillon, President of International Paper, and other representatives of senior management of International Paper to discuss generally Federal Paper Board and its business. On October 23 and 24, representatives of International Paper visited Federal Paper Board's Riegelwood, North Carolina, Inverurie, Scotland and Augusta, Georgia mills.

  During October, senior management of Federal Paper Board met at various times with representatives of three potential combination partners (other than International Paper) to discuss various matters contained in Federal Paper Board's confidential information memorandum, including Federal Paper Board's products, Federal Paper Board's mill operations, Federal Paper Board's timberlands, the distribution of Federal Paper Board's products, financial information relating to Federal Paper Board, Federal Paper Board's workforce and the management of Federal Paper Board at the corporate and operations levels. Members of senior management of Federal Paper Board who participated in one or more of such meetings included John R. Kennedy, Robert D.

Baldwin, Director and Senior Vice President of Federal Paper Board, W. Mark Massey, Jr., Director and Senior Vice President of Federal Paper Board, Quentin J. Kennedy, Director, Executive Vice President, Secretary and Treasurer of Federal Paper Board, and Thomas L. Cassidy, Director of Federal Paper Board. At various times in October, two of such parties (other than International Paper) also visited certain Federal Paper Board mills.

  On October 17, the Executive Committee of the FPB Board and the FPB Board met to discuss the status of the preliminary contacts with the potential combination partners, including International Paper. The Executive Committee, after reviewing the situation, determined to permit the interested parties to continue their review of the business of Federal Paper Board.

  In late October, Federal Paper Board's financial advisors requested each of the interested parties to provide an indication of interest in early November with respect to a combination with Federal Paper Board. None of the FPB Board, Goldman Sachs or J.P. Morgan, on behalf of the FPB Board, imposed on the interested parties any restrictions on the form of consideration to be paid in such a combination. The FPB Board did, however, express to its financial advisors a preference that at least a portion of the consideration be paid in the form of stock, so that shareholders of Federal Paper Board who wished to do so could participate in the growth of the business conducted by the combined company after the combination while obtaining tax-free treatment to the extent they received shares of common stock in the combination transaction.

  On November 2, Messrs. J. Kennedy and Georges met privately to discuss International Paper's interest in pursuing a combination transaction with Federal Paper Board. At such meeting, Mr. Georges indicated that International Paper was, on a preliminary basis, interested in a business combination and further indicated that the form of consideration to be paid in such a transaction could be a combination of IP Common Stock and cash.

  Also on November 2, two of the other potential combination partners submitted indications of interest to Federal Paper Board's financial advisors. One indicated that it was flexible as to whether the consideration to be paid to Federal Paper Board's shareholders would be in cash, shares of common stock or a combination thereof. The other potential combination partner indicated that it might be willing to consider a transaction in which the consideration would be a combination of shares of common stock and cash. Each of these potential combination partner's indicated range of consideration was less than the amount of consideration International Paper indicated it might be willing to pay if a satisfactory agreement could be negotiated. During the course of the day on November 2, Goldman Sachs and J.P. Morgan engaged in a number of discussions with each of the interested parties to determine the level of interest of each party and to evaluate the submitted indications of interest.

  Also on November 2, the Executive Committee of the FPB Board and the FPB Board met to review the submitted indications of interest. Based on the review of the indications of interest, the FPB Board preliminarily determined that, at such time, the International Paper indication of interest appeared to be the most favorable of those received principally because of the amount of consideration International Paper might be willing to pay, the complementary nature of Federal Paper Board's and International Paper's businesses and product lines which would result in a broad product line being offered by the combined company, the large market capitalization of International Paper and the corresponding market liquidity for shares of IP Common Stock and the indication that International Paper would be willing to proceed quickly with the negotiation and execution of a definitive agreement. The FPB Board requested that Federal Paper Board's senior management continue discussions with International Paper and the other interested parties to determine whether a transaction in the best interests of Federal Paper Board and the shareholders of Federal Paper Board could be obtained. That day, Goldman Sachs and J.P. Morgan continued to have discussions with the interested parties to evaluate further each party's interest in a combination. In such discussions, each of the potential combination partners (other than International Paper) indicated that it was not then in the position to raise significantly the range of consideration it might be willing to pay. The indications of interest received from International Paper and the other two potential combination partners described above were the firmest indications of interest received from the parties contacted in September and early October 1995. The other contacted parties indicated that they were not then in the position to submit an appropriate indication of interest for Federal Paper Board to consider.

  On November 3, Messrs. J. Kennedy and Dillon met privately to discuss further the form and amount of consideration and general terms relating to a transaction with Federal Paper Board. At such meeting, Messrs. J.

Kennedy and Dillon discussed the operations and business of Federal Paper Board, the structure of a possible combination, the regulatory approvals required for the combination and the necessary procedures to be followed in order to obtain such regulatory approvals. Mr. J. Kennedy suggested that he would be willing to discuss with Federal Paper Board's senior management team and the FPB Board a combination transaction in which the FPB shareholders would receive consideration of a value of $55.00 per share of FPB Common Stock. In a telephone conference later that day with Mr. J. Kennedy, Messrs. Dillon and Georges indicated that if satisfactory terms could be negotiated, International Paper would be willing to pay consideration valued at $55.00 per share of FPB Common Stock and that the consideration would be a combination of IP Common Stock and cash. Messrs. J. Kennedy, Georges and Dillon noted that consideration valued at $55.00 per share of FPB Common Stock reflected a significant premium over the $45.50 market price of FPB Common Stock then existing.

  Based, among other things, on International Paper's indicated willingness to provide the Federal Paper Board shareholders with consideration valued at $55.00 per share of FPB Common Stock, the fact that such amount was a significant premium over the then-prevailing market price of FPB Common Stock and higher than the ranges of consideration indicated by the other interested parties, the complementary nature of the businesses and product lines of Federal Paper Board and International Paper and the market liquidity of IP Common Stock, senior management of Federal Paper Board determined that it was advisable to discuss further a transaction with International Paper. In connection with such discussions, counsel to Federal Paper Board delivered late in the evening of November 3 to International Paper and its legal and financial advisors a draft of the Merger Agreement.

  During the course of the day on November 4, Quentin J. Kennedy, on behalf of Federal Paper Board, and members of senior management of International Paper and their respective legal and financial advisors met to discuss the provisions of the Merger Agreement and various other legal, financial and regulatory issues, including the treatment of certain Federal Paper Board employee benefits plans, the identification of (and actions necessary to comply with) required regulatory requirements, the tax treatment of the proposed transaction to the parties and Federal Paper Board's shareholders and the proper accounting of the proposed transaction.

  Also on November 4, Goldman Sachs and J.P. Morgan met with senior management of International Paper to review generally the business of International Paper.

  During the morning and afternoon of November 5, John R. Kennedy and Quentin
J. Kennedy, on behalf of Federal Paper Board, and members of senior management of International Paper, together with the respective financial and legal advisors for Federal Paper Board and International Paper, continued their discussions relating principally to certain terms of the Merger Agreement, including the applicable procedures to elect cash and stock as consideration in the Merger, the payment of certain fees under specified circumstances in the event of a termination of the Merger Agreement and the treatment of certain employee benefits plans of Federal Paper Board. During the course of such discussions, the parties reviewed and discussed a revised draft of the Merger Agreement with the resolution of the outstanding issues being considered by John R. Kennedy and Quentin J. Kennedy on behalf of Federal Paper Board.

  In the afternoon of November 5, the FPB Board met to consider the final terms of the proposed transaction. Following detailed presentations from its legal and financial advisors concerning the legal, regulatory, accounting and financial issues relating to the proposed transaction, the FPB Board received
(i) the oral opinion of Goldman Sachs (subsequently confirmed in writing) that, as of such date, the Aggregate Consideration (as defined below) to be received by the holders of shares of FPB Common Stock pursuant to the Merger Agreement is fair to such holders and (ii) the oral opinion of J.P. Morgan (subsequently confirmed in writing) that, as of such date, the Aggregate Consideration to be received by the holders of shares of FPB Common Stock in the proposed Merger is fair, from a financial point of view, to such holders. See "--Opinions of the Financial Advisors to the FPB Board." The FPB Board then unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of Federal Paper Board, unanimously adopted the Merger Agreement and unanimously resolved to recommend that the holders of outstanding shares of FPB Common Stock vote for approval of the Merger Agreement. See "--Certain Transactions; Conflicts of Interests."

  In the evening of November 5, the IP Board met to review the terms of the proposed transaction. After discussion, the IP Board approved the Merger Agreement and authorized the issuance of IP Common Stock and payment of cash to the holders of shares of FPB Common Stock pursuant to the Merger Agreement.

  Federal Paper Board, International Paper and Merger Sub executed the Merger Agreement early in the morning of November 6. Prior to the beginning of trading on the NYSE that morning, Federal Paper Board and International Paper issued a joint press release announcing the transaction.

  Prior to the discussions leading to the execution of the Merger Agreement, Federal Paper Board and International Paper had no material contracts, arrangements, understandings or relationships and had not engaged in any material negotiations or transactions.

REASONS FOR THE MERGER; RECOMMENDATION OF THE FPB BOARD

  At a special meeting of the FPB Board held on November 5, 1995, the FPB Board received presentations concerning, and reviewed the terms of, the Merger Agreement with members of Federal Paper Board's management and its legal counsel and financial advisors and also received presentations from Federal Paper Board's management and representatives of Goldman Sachs and of J.P. Morgan concerning the business and prospects of Federal Paper Board and the potential combination of Federal Paper Board and International Paper. At the meeting, the FPB Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of Federal Paper Board. Accordingly, the FPB Board has unanimously adopted the Merger Agreement and unanimously recommends that the holders of outstanding shares of FPB Common Stock vote for approval of the Merger Agreement at the Special Meeting. See "--Background of the Merger" and "--Certain Transactions; Conflicts of Interest."

  In reaching its determination, the FPB Board consulted with Federal Paper Board's management, as well as its legal counsel and financial advisors, and considered a number of factors, including the following principal factors:

    (i) The consideration to be received by Federal Paper Board's shareholders in the Merger, including the fact that even the minimum Stock Consideration of 1.275 shares of IP Common Stock per share of FPB Common Stock and the Cash Consideration of $55.00 per share of FPB Common Stock represented a substantial premium over the then-prevailing market price ($45.50) of FPB Common Stock. Likewise, the FPB Board considered the risk that the market value of IP Common Stock might decrease to such an extent that even the maximum Stock Consideration of 1.612 shares of IP Common Stock per share of FPB Common Stock would have a market value of less than $55.00. See "--Form of the Merger", "--Merger Consideration", "--Effective Time" and "Procedures for Exchange of FPB Common Stock Certificates" and "RISK FACTORS--Fluctuation in Value of Stock Consideration."

    (ii) The ability of Federal Paper Board shareholders who wish to do so to continue to participate in the growth of the business conducted by International Paper and Federal Paper Board after the Merger and to benefit from the potential appreciation in the value of IP Common Stock by electing to receive shares of IP Common Stock, while realizing an immediate premium for their FPB Common Stock and while obtaining tax-free treatment to the extent that they receive shares of IP Common Stock. See "--Certain Federal Income Tax Considerations."

    (iii) The review of other strategic alternatives, including possible business combinations with other companies and the indications of interest received from interested parties. See "--Background of the Merger." Based upon their review of other strategic alternatives, such indications of interest and the advantages that could be achieved from Federal Paper Board's combination with International Paper, the FPB Board did not believe that a transaction (whether in the form of a business combination or otherwise) with any other company could reasonably be expected to offer advantages comparable to those presented by a business combination with International Paper.

    (iv) Information provided by Federal Paper Board's legal counsel with respect to the federal income tax consequences of the Merger to shareholders of Federal Paper Board. The FPB Board was advised that, for federal income tax purposes, shareholders who exchange FPB Common Stock solely for IP Common Stock generally would not recognize taxable gain or loss on the exchange, that shareholders who exchange FPB Common Stock solely for cash generally would be taxed on the difference between their tax basis in the FPB Common Stock exchanged and the cash received, and that shareholders who exchange FPB Common Stock for a combination of cash and IP Common Stock generally would recognize taxable gain in an amount equal to the lesser of (a) the excess of the sum of the cash and the fair market value of the IP Common Stock received over the tax basis in the FPB Common Stock exchanged and (b) the amount of cash received. The FPB Board was also advised that shareholders of Federal Paper Board could not ascertain their tax consequences at the time of making an election due to possible applicability of proration. See "--Description of Election Procedures" and "--Certain Federal Income Tax Considerations." The FPB Board also considered the fact that the terms of the Merger Agreement will permit Federal Paper Board shareholders to elect to receive the consideration to be issued to them pursuant to the Merger Agreement in the form of IP Common Stock or cash (subject to proration in each case), thereby generally permitting shareholders to influence the tax consequences to them of the Merger. In addition, the FPB Board noted that the provisions of the Merger Agreement will enable Federal Paper Board shareholders who prefer cash to avoid the necessity of selling any IP Common Stock they otherwise would have received if all the consideration was in the form of IP Common Stock. See "--Form of the Merger", "--Merger Consideration", "--Description of Election Procedures", "--Procedures for Exchange of FPB Common Stock Certificates" and "--Effective Time."

    (v) Federal Paper Board's and International Paper's respective businesses (including, without limitation, the range of services provided), assets, liabilities, managements, strategic objectives, competitive positions and prospects.

    (vi) The joint presentation of Goldman Sachs and J.P. Morgan delivered to the FPB Board on November 5, 1995, including, without limitation, Goldman Sachs' oral opinion (subsequently confirmed in writing) that, as of such date, the Aggregate Consideration (as defined herein) to be received by the holders of shares of FPB Common Stock pursuant to the Merger Agreement was fair to such holders and J.P. Morgan's oral opinion (subsequently confirmed in writing) that, as of such date, the Aggregate Consideration to be received by the holders of shares of FPB Common Stock in the Merger was fair, from a financial point of view, to such holders. Each of Goldman Sachs and J.P. Morgan subsequently confirmed its respective November 5, 1995 opinion by delivery of its written opinion dated as of the date of this Proxy Statement/ Prospectus. Copies of such opinions are attached to this Proxy Statement/Prospectus as Annexes II and III. See "--Opinions of the Financial Advisors to the FPB Board."

    (vii) The analysis and recommendation of the Merger by Federal Paper Board's management, including, without limitation, a discussion of the complementary nature of certain product lines of Federal Paper Board and International Paper.

    (viii) The terms and conditions of the Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." The FPB Board, based on presentations by its legal and financial advisors, deemed the terms of the Merger Agreement, including the nature of the representations and warranties of Federal Paper Board, the limited conditions to International Paper's obligation to close the Merger and the ability of Federal Paper Board to consider alternative business combination proposals (as further described below in paragraph (ix)), to be generally favorable to Federal Paper Board.

    (ix) The terms of the Merger Agreement that permit the FPB Board, in the exercise of its fiduciary duties and subject to certain conditions, to furnish information with respect to Federal Paper Board to a third party making a competitive proposal (as defined in the Merger Agreement) and its representatives, counsel and advisors pursuant to a confidentiality agreement and to participate in negotiations regarding such competitive proposal (although Federal Paper Board is not permitted by the Merger Agreement to solicit or initiate, or knowingly encourage the submission of such a competitive proposal). The FPB Board noted that the Merger Agreement provides that, if a competing proposal is received, the FPB Board, in the exercise of its fiduciary duties, may, under specified circumstances, terminate the Merger Agreement. In certain limited circumstances, as a result of such a termination of the Merger Agreement, Federal Paper Board would be obligated to pay International Paper $76.0 million (approximately 3% of the transaction value). The FPB Board did not view such fee provisions of the Merger Agreement as unreasonably impeding any interested third party from proposing an alternative transaction. The FPB Board also noted that, from the date of the Merger Agreement until February 28, 1996, Federal Paper Board is not permitted under the Merger Agreement to engage in negotiations with or provide information to any party making a competitive proposal unless the Board of Directors were to conclude that such proposal could reasonably be expected to lead to a transaction which would be financially superior to the transactions contemplated by the Merger Agreement, nor could Federal Paper Board enter into any agreement with respect to a competitive proposal unless the Board of Directors were to determine, after consultation with its financial advisors, that such competitive proposal was financially superior to the transactions contemplated by the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Termination."

    (x) The possible strategic growth opportunities that might be available to Federal Paper Board absent the Merger. Based upon their review of the possible strategic growth opportunities that might be available to Federal Paper Board as an independent company, the FPB Board believed that shareholders of Federal Paper Board would benefit most from the potential business combination with International Paper.

    (xi) The uncertainties in the forest products industry, including the likelihood of continuing consolidation of the industry and the possibility that changes in the industry, depending on their nature, could be disadvantageous to Federal Paper Board. The FPB Board believed that, although the uncertainties of the forest products industry could also be advantageous to Federal Paper Board and disadvantageous to International Paper, the combined company would be better able to respond to the changes in the industry and to take advantage of the opportunities that such changes might bring.

    (xii) The fact that shareholders of Federal Paper Board will not receive the full benefit of any future growth in the value of their equity that Federal Paper Board may have achieved as an independent company, and the potential disadvantage to Federal Paper Board shareholders who receive IP Common Stock in the event that International Paper does not perform as well in the future as Federal Paper Board may have performed as an independent company.

  The foregoing discussion of information and factors considered and given weight by the FPB Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the FPB Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the FPB Board may have given different weights to different factors.

  THE FPB BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FPB COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT. See "--Certain Transactions; Conflicts of Interest."

OPINIONS OF THE FINANCIAL ADVISORS TO THE FPB BOARD

  OPINION OF GOLDMAN SACHS. On November 5, 1995, Goldman Sachs delivered its oral opinion to the FPB Board that, as of the date of such opinion, the consideration in the form of shares of IP Common Stock and cash to be received by holders of shares of FPB Common Stock (the "Aggregate Consideration") pursuant to the Merger Agreement is fair to such holders. Goldman Sachs subsequently delivered to the FPB Board a written opinion dated November 5, 1995 confirming its oral opinion. Goldman Sachs subsequently confirmed its November 5, 1995 opinion by delivery of its written opinion dated as of the date of this Proxy Statement/Prospectus. Certain financial analyses used by Goldman Sachs and J.P. Morgan in connection with their joint presentation to the FPB Board on November 5, 1995 and with providing their opinions to the FPB Board on November 5, 1995 are summarized under "--Analyses" below.

  THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED THE DATE HEREOF, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE

OPINION, IS ATTACHED HERETO AS ANNEX II, AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF FPB COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. Goldman Sachs' opinion was directed to the FPB Board in connection with and for the purposes of their evaluation of the proposed Merger, and does not constitute a recommendation to any shareholder of Federal Paper Board as to how such shareholder should vote at the Special Meeting or whether to elect to receive cash or stock.

  In connection with its written opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; this Proxy Statement/Prospectus; Annual Reports to shareholders and Annual Reports on Form 10-K of Federal Paper Board and International Paper for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q for Federal Paper Board and International Paper; certain other communications from Federal Paper Board and International Paper to their respective shareholders; and certain internal financial analyses and forecasts for Federal Paper Board and International Paper prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of Federal Paper Board and International Paper regarding the past and current business operations, financial condition, and future prospects of their respective companies. In the course of such discussions with the senior management of International Paper, Goldman Sachs was informed that projections for International Paper beyond 1995 were not available. Consequently, Goldman Sachs held discussions with the senior management of International Paper concerning their views as to projections published by financial analysts with respect to International Paper. In addition, Goldman Sachs reviewed the reported price and trading activity for the FPB Common Stock and the IP Common Stock, compared certain financial and stock market information for Federal Paper Board and International Paper with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the paper and forest products industry and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate.

  Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Federal Paper Board or International Paper or any of their respective subsidiaries, and has not been furnished with any such evaluation or appraisal.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Federal Paper Board selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs has provided certain investment banking services to Federal Paper Board and International Paper from time to time and may provide investment banking services to International Paper in the future.

  Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Federal Paper Board and/or International Paper for its own account and for the account of customers. As of November 5, 1995, Goldman Sachs had accumulated a long position in International Paper securities of 44,912 shares of IP Common Stock, 10,000 shares of 5 1/4% European Convertible Preferred Shares and 94,000 shares of Convertible Preferred Class 144A Shares. In addition, as of November 5, 1995, Goldman Sachs had accumulated a long position of 5,594 shares of FPB Common Stock.

  Pursuant to a letter agreement dated August 20, 1995 (the "Goldman Sachs Engagement Letter"), Federal Paper Board engaged Goldman Sachs to act as its financial advisor in connection with the Merger. Pursuant to the terms of the Goldman Sachs Engagement Letter, Federal Paper Board has agreed to pay Goldman Sachs a transaction fee in the event of any transaction in which at least 50% of the outstanding shares of FPB Common Stock are acquired, or 50% of the assets (based on the book value thereof) are transferred, in one or a series of transactions including, but not limited to, private or open market purchases of stock, a tender offer, a merger or a sale, equal to .375% of the Aggregate Consideration paid in such transaction. Federal Paper Board has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

  OPINION OF J.P. MORGAN. On November 5, 1995, J.P. Morgan delivered its oral opinion to the FPB Board that, as of the date of such opinion, the Aggregate Consideration to be received by the holders of shares of FPB Common Stock in the proposed Merger is fair, from a financial point of view, to such holders. J.P. Morgan subsequently delivered to the FPB Board a written opinion dated November 5, 1995 confirming its oral opinion. J.P. Morgan subsequently confirmed its November 5, 1995 opinion by delivery of its written opinion dated as of the date of this Proxy Statement/Prospectus. Certain financial analyses used by J.P. Morgan and Goldman Sachs in connection with their joint presentation to the FPB Board on November 5, 1995 and with providing their opinions to the FPB Board on November 5, 1995 are summarized under "-- Analyses" below.

  THE FULL TEXT OF THE WRITTEN OPINION OF J.P. MORGAN, DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH ITS OPINION, IS ATTACHED HERETO AS ANNEX III, AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF FPB COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. J.P. Morgan's opinion was directed to the FPB Board in connection with and for the purposes of their evaluation of the proposed Merger, and does not constitute a recommendation to any shareholder of Federal Paper Board as to how such shareholder should vote at the Special Meeting or whether to elect to receive cash or stock.

  In connection with its written opinion, J.P. Morgan reviewed, among other things: the Merger Agreement; this Proxy Statement/Prospectus; certain publicly available information concerning the businesses of Federal Paper Board and International Paper and of certain other companies engaged in businesses comparable to Federal Paper Board and International Paper, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies J.P. Morgan believes to be reasonably comparable to Federal Paper Board or otherwise relevant to its inquiry, and the consideration received for such companies; current and historical market prices of, and trading activity in, FPB Common Stock and IP Common Stock; the audited financial statements of Federal Paper Board and International Paper for the fiscal period ended December 31, 1994; certain unaudited financial statements of Federal Paper Board and International Paper; certain unaudited financial information of Federal Paper Board and International Paper for the period ended December 31, 1995; and certain internal financial analyses and forecasts prepared by Federal Paper Board. In addition, J.P. Morgan held discussions with certain members of the management of Federal Paper Board and International Paper concerning their respective businesses, assets, liabilities and prospects, as well as certain aspects of the Merger and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. J.P. Morgan also performed such other studies and analyses as it considered appropriate. J.P. Morgan discussed the possibility of a potential transaction involving Federal Paper Board with a limited number of other parties prior to Federal Paper Board entering into the Merger Agreement, and took the results of those discussions into consideration in connection with its opinion.

  In giving its opinion, J.P. Morgan relied upon and assumed, without assuming responsibility for independent verification of, the accuracy and completeness of all information that was publicly available or was furnished to it by Federal Paper Board and International Paper, and did not make or obtain any independent evaluations or appraisals of the assets and liabilities of Federal Paper Board or International Paper. With respect to financial projections, International Paper advised J.P. Morgan that it had not prepared as of the date of the Merger Agreement, and therefore did not make available, any financial projections with respect to any period beginning on or after January 1, 1996. J.P. Morgan had discussions with members of International Paper's management regarding the outlook for International Paper's business and prospects and their views with respect to projections published by financial analysts with respect to International Paper. In relying on financial analyses and forecasts provided to it or publicly available (and, in the case of International Paper, management's view with respect to such forecasts), J.P. Morgan assumed, with Federal Paper Board's consent, that they had been reasonably prepared or made based on assumptions reflecting the best currently available estimates as to the expected future results of operations and financial condition of Federal Paper Board and International Paper to which such analyses or forecasts relate. J.P. Morgan also assumed that the Merger would be completed within the time frame contemplated by the Agreement and without the waiver of any material conditions to the Merger set forth in the Agreement. J.P. Morgan expressed no opinion as to the price at which IP Common Stock will trade if and when issued or at any other time.

  J.P. Morgan, as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Federal Paper Board selected J.P. Morgan as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. J.P. Morgan has provided certain investment banking and financial services to Federal Paper Board and International Paper from time to time and may provide investment banking services to International Paper in the future.

  J.P. Morgan provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Federal Paper Board and/or International Paper for its own account and for the account of customers. As of November 5, 1995, J.P. Morgan had accumulated a short position in IP Common Stock of 50,700 shares and a long position of $800,000 of 8 1/2% medium term notes due March 21, 1998. In addition, as of November 5, 1995, J.P. Morgan had accumulated long positions in the securities of Federal Paper Board of 4,200 shares of FPB Common Stock and $3.0 million of 8 7/8% notes due July 1, 2012. In addition, James T. Flynn, a former Chief Finance Officer of J.P. Morgan, is a director of Federal Paper Board.

  Pursuant to a letter agreement dated September 8, 1995 (the "J.P. Morgan Engagement Letter"), Federal Paper Board engaged J.P. Morgan to act as its financial advisor in connection with the Merger. Pursuant to the terms of the J.P. Morgan Engagement Letter, Federal Paper Board has agreed to pay J.P. Morgan a transaction fee in the event of any sale, merger, consolidation, or any other business combination, in one or a series of transactions, involving all or a portion of the stock, assets, or business of Federal Paper Board, any repurchase by Federal Paper Board of a significant amount of its securities, any recapitalization of Federal Paper Board, or any spin-off, split-off, or any other extraordinary dividend of cash, securities, or other assets of Federal Paper Board to shareholders of Federal Paper Board, equal to .375% of the Aggregate Consideration received by Federal Paper Board and/or its shareholders in any such transaction. Federal Paper Board has also agreed to reimburse J.P. Morgan for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify J.P. Morgan against certain liabilities, including certain liabilities under the federal securities laws.

  Analyses. The following is a summary of the material financial analyses used by Goldman Sachs and J.P. Morgan in connection with their joint presentation to the FPB Board on November 5, 1995, and with providing their respective opinions to the FPB Board on November 5, 1995 and does not purport to be a complete description of the analyses conducted by Goldman Sachs and J.P. Morgan in arriving at their respective opinions. In arriving at their opinions, Goldman Sachs and J.P. Morgan did not attribute any particular weight to any analysis or factor considered by them, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Goldman Sachs and J.P. Morgan utilized substantially the same types of financial analyses in connection with providing their respective written opinions attached hereto as Annexes II and III.

  Analysis at Offer Price. Goldman Sachs and J.P. Morgan calculated the value for the Aggregate Consideration to be received in the Merger of $2,627 million based upon the $55.00 per share of FPB Common Stock to be paid in the Merger, and the value for the levered Aggregate Consideration to be $3,532 million based upon the Aggregate Consideration plus approximately $905 million of outstanding debt of Federal Paper Board ("Levered Aggregate Consideration"). The multiples and ratios for Federal Paper Board which were considered were based on projections provided by Federal Paper Board's management. Goldman Sachs and J.P. Morgan considered the Levered Aggregate Consideration as a multiple of the revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and the offer price of $55.00 per share of FPB Common Stock to be paid in the Merger (the "Offer Price") as a multiple of earnings per share and earnings per share (on a fully diluted basis) ("EPS") of Federal Paper Board for the last twelve month ("LTM") period ended September 9, 1995. Goldman Sachs' and J.P. Morgan's analysis indicated Levered Aggregate Consideration multiples of LTM revenues of 1.9x and LTM EBITDA of 6.3x, and Offer Price multiples of LTM EPS of 12.7x. Goldman Sachs and J.P. Morgan also considered the Levered Aggregate Consideration as a multiple of estimated calendar year 1995 and projected calendar year 1996 revenues and EBITDA and Offer Price multiples of estimated calendar year 1995 and projected calendar year 1996 EPS of Federal Paper Board. Goldman Sachs' and J.P. Morgan's analysis indicated Levered Aggregate Consideration multiples of estimated 1995 revenues of 1.8x and projected 1996 revenues of 1.7x, Levered Aggregate Consideration multiples of estimated 1995 EBITDA of 5.8x and projected 1996 EBITDA of 4.9x, and Offer Price multiples of estimated 1995 EPS of 11.2x and projected 1996 EPS of 8.7x. The review also indicated that the Offer Price represented a premium to the September 9, 1995 book value per share of FPB Common Stock of 148.7%. Goldman Sachs' and J.P. Morgan's analysis indicated a premium to the closing price of $45.50 on the NYSE for the shares of FPB Common Stock on November 3, 1995 (the last trading day on the NYSE prior to the announcement of the transaction between Federal Paper Board and International Paper), of 20.9% based on the Offer Price, and a premium to the closing price of $38.63 on the NYSE for the shares of FPB Common Stock on August 3, 1995, of 42.4% based on the Offer Price.

  Historical Stock Trading Analysis. Goldman Sachs and J.P. Morgan reviewed the historical trading prices and volumes for the shares of FPB Common Stock. Such review included, among other things, Goldman Sachs' and J.P. Morgan's analysis of the weighted average market prices of the shares of FPB Common Stock and the total volume of shares of FPB Common Stock traded as a percentage of shares of FPB Common Stock outstanding during the period from November 3, 1992 to November 3, 1995. Such analyses indicated a weighted average market price of $28.94 per share with 282.6% of the total outstanding shares of FPB Common Stock traded in such period. Such review also included Goldman Sachs' and J.P. Morgan's analysis of the weighted average market prices of the shares of FPB Common Stock and the total volume of shares of FPB Common Stock traded as a percentage of shares of FPB Common Stock outstanding during the LTM period preceding November 3, 1995. Such analysis indicated an LTM weighted average market price of $33.93 per share (based on daily closing prices for the shares of FPB Common Stock during such period) with 121.2% of the total outstanding shares of FPB Common Stock traded in such period.

  Selected Companies Analysis. Goldman Sachs and J.P. Morgan reviewed and compared certain financial information, ratios and multiples relating to Federal Paper Board to corresponding financial information, ratios and public market multiples for ten publicly traded companies in the paper and forest products industry: Caraustar Industries Inc., Champion International Corporation, Chesapeake Corporation, Georgia-Pacific Corporation, International Paper Company, Jefferson Smurfit Corporation, The Mead Corporation, Temple-Inland Inc., Union Camp Corporation and Westvaco Corporation (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Federal Paper Board. Goldman Sachs and J.P. Morgan calculated and compared various financial multiples and ratios. The multiples of Federal Paper Board were calculated using a price of $45.50 per share of FPB Common Stock, the closing price of shares of FPB Common Stock on the NYSE on November 3, 1995. The multiples and ratios for Federal Paper Board and each of the Selected Companies were based on the most recent publicly available information and on published estimates of research analysts. With respect to the Selected Companies, Goldman Sachs and J.P. Morgan considered the levered market capitalization (i.e., market value of common equity plus face value of preferred stock and book value of debt less cash and marketable securities) as a multiple of estimated calendar year 1995 sales and as a multiple of estimated calendar year 1995 EBITDA and projected calendar year 1996 EBITDA. Goldman Sachs' and J.P. Morgan's analysis of the Selected Companies indicated multiples of 1995 estimated sales, which ranged from .7x to 1.2x, of estimated calendar year 1995 EBITDA, which ranged from 4.0x to 6.0x, and of projected calendar year 1996 EBITDA, which ranged from 3.7x to 5.1x, compared to levered multiples of 1.6x, 4.9x and 4.3x, respectively, for Federal Paper Board. Goldman Sachs and J.P. Morgan also considered for the Selected Companies estimated calendar year 1995 and projected calendar year 1996 price/earnings ratios, which ranged from 5.4x to 11.0x for estimated calendar year 1995 and 4.6x to 9.2x for projected calendar year 1996, compared to 9.1x and 7.4x, respectively, for Federal Paper Board.

  Historical Exchange Ratio. Goldman Sachs and J.P. Morgan reviewed historical monthly trading prices for the shares of FPB Common Stock and the shares of IP Common Stock during the period from October 31, 1985 to October 31, 1995. Such analyses indicated exchange ratios (calculated by dividing the NYSE closing price per share of FPB Common Stock by the NYSE closing price per share of IP Common Stock) ranging from .63x to 1.15x.

  Discounted Cash Flow Analysis. Goldman Sachs and J.P. Morgan performed a discounted cash flow analysis using projections provided by management of Federal Paper Board. Goldman Sachs and J.P. Morgan calculated a net present value of free cash flows for the various business segments of Federal Paper Board for the calendar years 1996 through 2000 using discount rates ranging from 10% to 14% for the paperboard & pulp, converting and wood products segments, from 11% to 15% for the uncoated freesheet segment, from 12% to 16% for the cup segment, and from 6% to 10% for the timberlands segment. Goldman Sachs and J.P. Morgan then calculated estimated terminal values for Federal Paper Board using multiples of 4.0x, 6.0x and 8.0x normalized and projected EBITDA for calendar year 2000. Based on the discount rates above and the aggregate of the segmented discounted cash flows, these analyses produced estimated net present values for Federal Paper Board, when using the terminal value multiple of 4.0x, that ranged from $2,196 to $2,577 million, with an implied value per share of FPB Common Stock ranging from $27.50 to $35.25, when using the terminal value multiple of 6.0x, that ranged from $2,753 to $3,255 million, with an implied value per share of FPB Common Stock ranging from $39.00 to $49.25, and when using the terminal value multiple of 8.0x, that ranged from $3,312 to $3,933 million, with an implied value per share of FPB Common Stock ranging from $50.50 to $63.27.

  Selected Transactions Analysis. Goldman Sachs and J.P. Morgan analyzed certain information relating to selected acquisitions of companies from 1984 through 1995 (the "Selected Transactions"). These transactions were selected by Goldman Sachs and J.P. Morgan because such transactions involved companies in the paper and forest products industry and comprised: Four M Corp. & Stone Container Corporation/St. Joe Paper; Clayton Dubilier/Riverwood International; Stone Consolidated/Rainy River; Kimberly-Clark/Scott Paper; Tembec/Malette; West Fraser Timber Co./Ranger Forest Products; BBA Group PLC/Holvis AG; Consolidated Papers Inc./Niagara of Wisconsin and Lake Superior Papers; Noranda Forest Inc./Cross Pointe Paper; Sappi Limited/S.D. Warren; Jefferson Smurfit Group/Saint-Gobain; Bowater PLC/Specialty Coatings International, Inc.; Investor Group/Proctor & Gamble Co.; Riverwood International/Macon Kraft; Bowater/Great Northern Paper; Packaging Composition of America/Georgia-Pacific Corporation; Wiggins Teape Appleton/Arjomari-Prioux; Georgia-Pacific Corporation/Great Northern Nekoosa Corporation; SIBV-MS Acquisition Corporation/Jefferson Smurfit Corporation; International Paper Company/Aussedat Rey S.A.; Stone Container Corporation/Consolidated-Bathurst Inc.; Management and Morgan Stanley Leveraged Equity Fund II L.P./Fort Howard Corporation; Gaylord Container Corporation/Certain Assets of the Container Board Division of Fireboard Corporation; Great Northern Nekoosa Corporation/ OI Forest Products FTS Inc. of Owens-Illinois, Inc.; International Paper Company/Hammermill Paper Company; James River Corporation of Virginia/Crown Zellerbach Corporation; JSC/MS Holdings Inc./Container Corporation of America; Temple-Inland Inc./Linerboard Operations of Owens-Illinois, Inc.; Stone Container Corporation/Brown Papers Systems and Georgia-Pacific Corporation/Certain Assets of St. Regis Corporation. This analysis indicated that for the Selected Transactions Levered Aggregate Consideration as a multiple of (i) LTM sales for the Selected Transactions ranged from 0.55x to 2.21x, compared to 1.9x for the Levered Aggregate Consideration to be paid in the Merger and (ii) LTM EBITDA for the Selected Transactions ranged from 4.3x to 28.4x, compared to 6.3x for the Levered Aggregate Consideration to be paid in the Merger.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' and J.P. Morgan's opinions. In arriving at its fairness opinion, Goldman Sachs and J.P. Morgan each considered the results of all such analyses, taken as a whole. Furthermore, in arriving at its fairness opinion, neither Goldman Sachs nor J.P. Morgan attributed any particular weight to any analysis or factor considered by it. No company or transaction used in the above analyses as a comparison is identical to Federal Paper Board or International Paper or the Merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the FPB Board as to the fairness of the Aggregate Consideration to be received by the holders of shares of FPB Common Stock pursuant to the Merger Agreement and J.P. Morgan's opinion to the FPB Board as to the fairness, from a financial point of view, of the Aggregate Consideration to be received by holders of shares of FPB Common Stock in the proposed Merger; and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Federal Paper Board, International Paper, Merger Sub, Goldman Sachs, J.P. Morgan or any other person assumes responsibility if future results are materially different from those forecast.

  As described above, Goldman Sachs' and J.P. Morgan's opinions to the FPB Board were two of many factors taken into consideration by the FPB Board in making its determination to adopt the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by either Goldman Sachs or J.P. Morgan and is qualified by reference to the written opinions of Goldman Sachs and J.P. Morgan set forth in Annexes II and III hereto, respectively.

FORM OF THE MERGER

  If the approval of the Federal Paper Board shareholders is obtained and all other conditions to the Merger are satisfied or waived, Federal Paper Board will be merged with and into Merger Sub, with Merger Sub being the surviving corporation after the Merger (the "Surviving Corporation") and a wholly owned subsidiary of International Paper. The name of the Surviving Corporation will be changed to that of Federal Paper Board Company, Inc. The date on which the closing of the Merger shall occur is referred to herein as the "Closing Date."

MERGER CONSIDERATION

  The Merger Agreement provides that, as of the Effective Time, each outstanding share of FPB Common Stock (other than any held in treasury by Federal Paper Board or by any of its subsidiaries and any Dissenting Shares) shall be converted into either the Stock Consideration (as defined below) or an amount equal to $55.00 in cash (the "Cash Consideration"), at the election of the holder thereof, subject to the allocation provisions provided for therein and described below. The "Stock Consideration" is the number of shares of IP Common Stock determined by dividing $55.00 by the Average IP Share Price and rounding the result to the nearest one thousandth of a share, subject to the limitation that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. The "Average IP Share Price" means the average of the last sales prices per share of IP Common Stock on the NYSE Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the Closing Date (the "Valuation Period"). The number of shares of IP Common Stock issued in the Merger is expected to be approximately equal to the product of (i) 51% of the number of outstanding shares of FPB Common Stock as of the Effective Time of the Merger and (ii) the Stock Consideration. As a result of the allocation procedures, shares of FPB Common Stock may be converted into the right to receive a combination of cash and shares of IP Common Stock representing prorated percentages of the Cash Consideration and Stock Consideration. The actual cash and/or shares of IP Common Stock payable in respect of any share of FPB Common Stock is referred to herein as the "Merger Consideration."

  The Stock Consideration generally is intended to provide shares of IP Common Stock valued at $55.00, based upon the Average IP Share Price, and therefore, a higher Average IP Share Price would result in fewer shares of IP Common Stock constituting the Stock Consideration, and a lower Average IP Share Price would result in more shares of IP Common Stock constituting the Stock Consideration. If the Average IP Share Price were equal to $40.50 per share, the last sales price of IP Common Stock on the NYSE Composite Tape on February 2, 1996, the Stock Consideration would be equal to 1.358 shares of IP Common Stock. Because of the restrictions on the number of shares constituting the Stock Consideration, the value of the Stock Consideration, based upon the Average IP Share Price, would be less than $55.00 if the Average IP Share Price were less than approximately $34.12, and would be more than $55.00 if the Average IP Share Price were more than approximately $43.14.

  International Paper and Federal Paper Board anticipate that the Closing Date will occur as promptly as practicable following satisfaction or waiver of each of the conditions to the Merger, including approval of the Merger Agreement by the holders of the requisite number of shares of FPB Common Stock. If the Special Meeting occurs prior to the end of the Valuation Period, the number of shares of IP Common Stock constituting the Stock Consideration will not be known at the time the vote on the approval of the Merger Agreement is held. The Merger Agreement provides that the Valuation Period will end five days prior to the Closing Date, and therefore the number of shares of IP Common Stock constituting the Stock Consideration will be fixed at that time. The market price of IP Common Stock and hence the value of the Stock Consideration are expected to fluctuate with the performance of International Paper and general market conditions. The last sales price of IP Common Stock on the Closing Date may be higher or lower than the Average IP Share Price, and as a result, the value of the Stock Consideration at the Closing Date may be more or less than $55.00. See "RISK FACTORS."

  If between the date of the Merger Agreement and the Effective Time the outstanding shares of IP Common Stock have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Agreement provides that the Stock Consideration will be correspondingly adjusted to the extent appropriate to reflect such changes. In lieu of fractional shares of IP Common Stock, International Paper shall pay to each holder who would otherwise be entitled to receive a fractional share an amount in cash equal to the product of (i) such fractional share interest to which such holder would otherwise be entitled by (ii) the Average IP Share Price.

DESCRIPTION OF ELECTION PROCEDURES

  Elections. Subject to the allocation procedures, each holder of FPB Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of FPB Common Stock held by such holder, (i) to elect to receive (x) the Stock Consideration (a "Stock Election"), or (y) the Cash Consideration (a "Cash Election"), or (ii) to indicate that such holder has no preference as to the receipt of the Stock Consideration or the Cash Consideration (a "Non-Election," and together with a Stock Election and a Cash Election, an "Election"). IF A HOLDER OF FPB COMMON STOCK MAKES NO ELECTION, HE SHALL BE DEEMED TO HAVE MADE A NON-ELECTION.

  Promptly after the mailing of this Proxy Statement/Prospectus, MacKenzie Partners Inc., the Information Agent, will send a yellow form of election ("Form of Election") to recordholders of FPB Common Stock as of the Meeting Record Date. Forms of Election shall be made available as may be reasonably requested by all persons who become holders (or beneficial owners) of FPB Common Stock between the Meeting Record Date and the close of business on the day prior to the Election Deadline (as defined below), and such Forms of Election will be accompanied by a copy of this Proxy Statement/Prospectus.

  All Elections shall be made on a Form of Election. To make an effective Election with respect to shares of FPB Common Stock, the holder thereof must, in accordance with the Form of Election, (a) complete properly and return the Form of Election to Chemical Mellon Shareholder Services L.L.C. (the "Exchange Agent"), (b) either (i) deliver therewith his or her certificates representing shares of FPB Common Stock (the "Certificates") with respect to such shares (or an appropriate guarantee of delivery thereof), or (ii) complete the procedure for delivery by book-entry transfer of such shares on a timely basis, and (c) deliver therewith any other required documents, prior to 5:00 P.M., Eastern Standard Time, on the last business day (the "Election Deadline") prior to the Closing Date. If all other conditions set forth in the Merger Agreement have been met or, if permissible, waived, the Closing Date could occur on the same day approval of the Merger Agreement by shareholders of Federal Paper Board is obtained. FEDERAL PAPER BOARD SHAREHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., NEW YORK

CITY TIME, ON MARCH 11, 1996, IN ORDER TO ENSURE THAT THEIR FORM OF ELECTION WILL BE RECEIVED BY THE ELECTION DEADLINE. If the Closing Date will not occur on March 12, 1996, as soon as the date on which the Closing Date is anticipated to occur is determined, International Paper will publicly announce such date.

  IF INTERNATIONAL PAPER OR THE EXCHANGE AGENT DETERMINE THAT ANY PURPORTED ELECTION WAS NOT PROPERLY MADE OR WAS RECEIVED AFTER THE ELECTION DEADLINE, SUCH PURPORTED ELECTION SHALL BE DEEMED TO BE OF NO FORCE AND EFFECT AND THE SHAREHOLDER MAKING SUCH PURPORTED ELECTION SHALL BE DEEMED TO HAVE MADE A NON-ELECTION.

  Any holder of FPB Common Stock may (x) change such holder's election by submitting a revised Form of Election, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline, or (y) revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. The Certificate or Certificates covered by any properly revoked Form of Election will be returned to the person who submitted the Form of Election to the Exchange Agent upon written request to that effect. The Exchange Agent and International Paper will have reasonable discretion to determine when any Election, modification or revocation is received and whether any such Election, modification or revocation has been properly made, and such determination will be final.

  A holder of shares of FPB Common Stock having a preference as to the form of consideration to be received for his or her shares of FPB Common Stock should make an Election, because shares as to which an Election has been made will be given priority in allocating such consideration over shares as to which no Election is received. NEITHER FEDERAL PAPER BOARD NOR THE FPB BOARD MAKES ANY RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. EACH HOLDER OF FPB COMMON STOCK MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

  Subject to possible adjustment as described below, a fixed percentage of the aggregate Merger Consideration will be paid in shares of IP Common Stock and cash. Accordingly, there can be no assurance that each holder of FPB Common Stock will receive the form of consideration that such holder elects with respect to all shares of FPB Common Stock held by such holder. If the Elections result in an oversubscription in respect of shares of FPB Common Stock which would otherwise receive either the Stock Consideration or the Cash Consideration, the procedures for allocating IP Common Stock and cash, described below under "--Allocation; Proration," will be followed by the Exchange Agent.

  Allocation; Proration. The Merger Agreement provides that the number of shares of FPB Common Stock to be converted into the right to receive the Cash Consideration in the Merger shall be equal to (i) 49% of the number of shares of FPB Common Stock outstanding immediately prior to the Effective Time less
(ii) the aggregate number of Dissenting Shares not withdrawn as of the Election Deadline (the "Cash Election Number"). The number of shares of FPB Common Stock to be converted into the right to receive the Stock Consideration in the Merger (the "Stock Election Number") will be equal to 51% of the number of shares of FPB Common Stock outstanding immediately prior to the Effective Time. The Exchange Agent shall make all such computations which shall be conclusive and binding on the holders of FPB Common Stock.

  If the aggregate number of shares of FPB Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of FPB Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of FPB Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of
(x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Cash Fraction.

  If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each

Stock Election Share shall be converted into the right to receive (i) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

  If neither the aggregate number of Cash Election Shares exceeds the Cash Election Number nor the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and
(y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of (A) the Cash Election Number over (B) the total number of Cash Election Shares and the denominator of which shall be the excess of (C) the number of shares of FPB Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares) over (D) the sum of the total number of Cash Election Shares and Stock Election Shares and (ii) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

  AS A RESULT OF THE PRORATION AND OTHER LIMITATIONS, HOLDERS OF SHARES OF FPB COMMON STOCK MAY RECEIVE A COMBINATION OF SHARES OF IP COMMON STOCK AND CASH, NOTWITHSTANDING THE FORM OF MERGER CONSIDERATION SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE AMOUNTS OF IP COMMON STOCK OR THE CASH CONSIDERATION ALLOCATED TO THEM.

  The following examples illustrate the operation of the allocation and proration provisions described above. The information has been prepared assuming for purposes of these calculations that the Average IP Share Price will be equal to $40.50, the final sales price on the NYSE Composite Tape on February 2, 1996, and that, therefore, the Stock Consideration will be equal to 1.358 shares of IP Common Stock. The actual number of shares of IP Common Stock constituting the Stock Consideration will be determined by dividing $55.00 by the Average IP Share Price, provided that the Stock Consideration will not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. See "--Merger Consideration." In addition, the examples assume that the number of outstanding shares of FPB Common Stock at the Effective Time will be 47,521,206 (the number of such shares known to be outstanding or issuable upon the conversion of all outstanding shares of FPB Convertible Preferred Stock on January 31, 1996); and that there are no Dissenting Shares. Accordingly, the Stock Election Number (i.e., the number of shares of FPB Common Stock to be converted into the right to receive the Stock Consideration) is assumed for these purposes to be approximately 24,235,815 (51% of 47,521,206), and the Cash Election Number (i.e., the number of shares of FPB Common Stock to be converted into the right to receive the Cash Consideration) is assumed for these purposes to be approximately 23,285,391 (49% of 47,521,206). The number of shares of IP Common Stock which would be issued is 32,912,236
(1.358 X 24,235,815) and the aggregate amount of cash to be paid would be approximately $1,280,696,505 ($55.00 X 23,285,391). Each record holder who receives Stock Consideration would receive cash in lieu of fractional shares of IP Common Stock.

EXAMPLE NO. 1.

  If Cash Elections are received as to 28,512,723 shares of FPB Common Stock, representing approximately 60% of the outstanding shares of FPB Common Stock (which is a number in excess of the Cash Election Number), and Stock Elections are received as to 14,256,361 shares of FPB Common Stock, representing approximately 30% of the outstanding shares of FPB Common Stock,

  Then (a) each share of FPB Common Stock covered by either a Stock Election or a Non-Election would be converted into the right to receive 1.358 shares of IP Common Stock and an aggregate of all such shares would be converted into approximately 25,813,520 shares of IP Common Stock ((47,521,206 -
 28,512,723) X 1.358), and (b) each of the shares covered by a Cash Election will be converted into the right to receive approximately $44.92 in cash
($55 X a fraction (the "Cash Fraction") equal to 23,285,391/28,512,723) and approximately

 .249 shares of IP Common Stock (1.358 X (1 - the Cash Fraction)). (In this example, a shareholder holding 100 shares of FPB Common Stock covered by a Cash Election would receive approximately $4,492 in cash, 24 shares of IP Common Stock and an additional $36.45 in cash in lieu of a fractional share.)

EXAMPLE NO. 2.

  If Stock Elections are received as to 28,512,723 shares of FPB Common Stock, representing approximately 60% of the outstanding shares of FPB Common Stock (which is a number in excess of the Stock Election Number), and Cash Elections are received as to 14,256,361 shares of FPB Common Stock, representing approximately 30% of the outstanding shares of FPB Common Stock,

  Then (a) each share of FPB Common Stock covered by either a Cash Election or a Non-Election would be converted into the right to receive $55.00 in cash and an aggregate of all such shares would be converted into $1,045,466,565 ((47,521,206 - 28,512,723) X $55.00), and (b) each of the shares covered by a
Stock Election would be converted into the right to receive approximately
1.154 shares of IP Common Stock (1.358 X a fraction (the "Stock Fraction") equal to 24,235,815/28,512,723) and $8.25 in cash ($55 X (1 - the Stock
Fraction)). (In this example, a shareholder holding 100 shares of FPB Common Stock covered by a Stock Election would receive 115 shares of IP Common Stock, $825 in cash and an additional $16.20 in cash in lieu of a fractional share.)

EXAMPLE NO. 3.

  If Stock Elections are received as to 19,008,482 shares of FPB Common Stock, representing approximately 40% of the outstanding shares of FPB Common Stock, and Cash Elections are received as to 19,008,482 shares of FPB Common Stock, representing approximately 40% of the outstanding shares of FPB Common Stock (which numbers are less than the Stock Election Number and the Cash Election Number, respectively),

  Then (a) each share covered by a Stock Election would be converted into
1.358 shares of IP Common Stock and an aggregate of all such shares would be converted into the right to receive approximately 25,813,520 shares of IP Common Stock (19,008,482 X 1.358), (b) each share covered by a Cash Election would be converted into the right to receive $55.00 and the aggregate of all such shares would be converted into $1,045,466,510 (19,008,482 X $55.00), and
(c) each of the 9,504,242 shares with respect to which no Election had been made would be converted into the right to receive $24.75 in cash ($55 X a fraction (the "Non-Election Fraction") equal to (23,285,391 -
 19,008,482)/(47,521,206 - (19,008,482 + 19,008,482))) and approximately .747 shares of IP Common Stock (1.358 X (1 - the Non-Election Fraction)).

  Other Rules. International Paper has the right to make rules, not inconsistent with the terms of the Merger Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations required by the Merger Agreement, the issuance and delivery of certificates for IP Common Stock for FPB Common Stock converted into such stock in the Merger and the payment of cash for FPB Common Stock converted into the right to receive the Cash Consideration in the Merger.

  Dissenting Shareholders. Any Dissenting Shares shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's FPB Common Stock shall be deemed to have been converted into as of the Effective Time the right to receive, without any interest thereon, the Stock Consideration or the Cash Consideration or a combination thereof as determined by International Paper in its sole discretion.

  Adjustments Relating to Tax Opinions. If either the tax opinion of Shearman & Sterling, counsel to Federal Paper Board, or the tax opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to International Paper, relating to the treatment of the Merger as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), cannot be rendered as a result of the Merger potentially failing to satisfy the "continuity of interest" requirements under applicable U.S. federal income tax law, International Paper is required to reduce the Cash Election Number and correspondingly increase the Stock Election Number to the minimum extent necessary to enable such opinions to be rendered. The adjustment is not required, however, if pursuant thereto International Paper would be required to issue more than 50 million shares of IP Common Stock (including upon the exercise of Substitute Options, as hereinafter defined).

PROCEDURES FOR EXCHANGE OF FPB COMMON STOCK CERTIFICATES

  Upon consummation of the Merger, International Paper shall make available to the Exchange Agent for the benefit of the holders of shares of FPB Common Stock (other than Dissenting Shares), for exchange, certificates evidencing shares of IP Common Stock and cash in amounts required to be exchanged for shares of FPB Common Stock in the Merger.

  As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of a Certificate or Certificates (to the extent such Certificates have not already been submitted with Forms of Election) (i) the letter of transmittal (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of IP Common Stock or cash.

  Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the appropriate Merger Consideration.

  No dividends or other distributions declared or made after the Effective Time with respect to IP Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IP Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, the holder of whole shares of IP Common Stock issued in exchange therefor, will be paid without interest, (i) the amount of any cash payable with respect to a fractional share of IP Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of IP Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of IP Common Stock.

  At the Effective Time, the stock transfer books of Federal Paper Board shall be closed and there shall be no further registration of transfers of shares of FPB Common Stock thereafter on the records of Federal Paper Board. From and after the Effective Time, the holders of Certificates representing shares of FPB Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of FPB Common Stock, except as otherwise provided herein or by law.

EFFECTIVE TIME

  The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina, in accordance with applicable law. Such filing will be made as promptly as practicable after satisfaction or waiver of the conditions to the Merger.

STOCK EXCHANGE LISTING

  International Paper has filed an application to list the shares of IP Common Stock to be issued in connection with the Merger on the NYSE, subject to approval of the Merger Agreement by the Federal Paper Board shareholders and official notice of issuance. The shares of IP Common Stock are traded on the NYSE under the symbol "IP".

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of the material federal income tax consequences of the Merger to a shareholder of Federal Paper Board that holds its shares of FPB Common Stock as a capital asset (a "holder"). The discussion set forth below is for general information only and may not apply to a holder subject to special treatment under the Code, such as a holder that is a foreign person, a tax exempt organization or that acquired its shares of FPB Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation. This summary is based upon federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, retroactively or prospectively, and to differing interpretation.

  Consummation of the Merger is conditioned upon the receipt by International Paper and by Federal Paper Board of the opinions of Skadden, Arps, Slate, Meagher & Flom, counsel to International Paper, and Shearman & Sterling, counsel to Federal Paper Board, each dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions, for U.S. federal income tax purposes the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that International Paper, Merger Sub and Federal Paper Board, will each be a party to that reorganization under Section 368(b) of the Code. If either or both of such opinions are unable to be issued because of a concern that the Merger would not satisfy the "continuity of interest" requirement for tax free reorganization treatment, the number of shares of IP Common Stock to be issued in the Merger will be increased to the minimum extent necessary to enable such opinion(s) to be issued and the amount of Cash Consideration will accordingly be reduced; provided, however, that the requirement to issue additional shares of IP Common Stock shall not be applicable in the event that International Paper would be required to issue in the aggregate more than 50 million shares of IP Common Stock (including upon the exercise of Substitute Options (as hereinafter defined)). See "-- Description of Election Procedures."

  If, in accordance with the opinions referred to above, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and International Paper, Merger Sub and Federal Paper Board will each be a party to that reorganization under Section 368(b) of the Code, then, in the opinion of Skadden, Arps, Slate, Meagher & Flom and Shearman & Sterling, the following is a summary of the general federal income tax consequences of the Merger to a holder:

  EXCHANGE OF FPB COMMON STOCK. As discussed below, the U.S. federal income tax consequences of the Merger to a holder will depend on whether the holder exchanges its FPB Common Stock for cash, IP Common Stock, or a combination thereof, and may further depend on whether (i) the holder is deemed to constructively own shares of FPB Common Stock under section 318 of the Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of an option or options owned or deemed owned by such person), and (ii) the holder actually or constructively owns any IP Common Stock.

  Exchange Solely for Cash. In general, if pursuant to the Merger a holder exchanges all of the shares of FPB Common Stock actually owned by it solely for cash (including pursuant to the exercise of its right to seek an appraisal), it will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of FPB Common Stock surrendered. That gain or loss generally will be long-term capital gain or loss if the holder held the shares of FPB Common Stock surrendered for more than one year as of the date of the exchange. If, however, any such holder constructively owns shares of FPB Common Stock that are exchanged for shares of IP Common Stock in the Merger, or, possibly, owns shares of IP Common Stock actually or constructively after the Merger, in unusual circumstances the consequences to such holder may be similar to the consequences described below under the heading "Exchange for IP Common Stock and Cash," except that the amount of consideration, if any, treated as a dividend would not be limited to the amount of such holder's gain.

  Exchange Solely for IP Common Stock. If pursuant to the Merger a holder exchanges all of the shares of FPB Common Stock actually owned by it solely for shares of IP Common Stock, it will not recognize any gain or loss except in respect of cash received in lieu of a fractional share of IP Common Stock (as discussed below). The aggregate adjusted tax basis of the shares of IP Common Stock received in that exchange will be equal to the aggregate adjusted tax basis of the shares of FPB Common Stock surrendered therefor, and the holding period of such IP Common Stock will include the period during which such shares of FPB Common Stock were held. If a holder has differing bases and/or holding periods in respect of its shares of FPB Common Stock, it should consult its tax advisor prior to the exchange with regard to identifying the bases and/or holding periods of the particular shares of IP Common Stock received in the exchange.

  Exchange for IP Common Stock and Cash. If pursuant to the Merger a holder exchanges all of the shares of FPB Common Stock actually owned by it for a combination of IP Common Stock and cash, it will realize gain or loss equal to the difference between (i) the sum of cash and the fair market value of IP Common Stock received and (ii) its adjusted tax basis in the shares of FPB Common Stock surrendered. However, any such loss will not be recognized, and any such gain will only be recognized to the extent of the cash received. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss recognized on one block of shares of FPB Common Stock cannot be used to offset a gain recognized on another block of shares of FPB Common Stock. Any such recognized gain will be treated as capital gain unless the cash received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the holder's ratable share of Federal Paper Board's accumulated earnings and profits.

  In general, the determination as to whether the gain recognized in that exchange will be treated as capital gain or dividend income depends upon whether and to what extent that exchange reduces the holder's deemed percentage stock ownership of International Paper. For purposes of that determination, the holder is treated as if it first exchanged all of its shares of FPB Common Stock solely for IP Common Stock and then International Paper immediately redeemed (the "deemed redemption") a portion of such IP Common Stock in exchange for the cash the holder actually received. The gain recognized in that exchange will be treated as capital gain if the deemed redemption is (i) "not essentially equivalent to a dividend" or (ii) "substantially disproportionate" with respect to the holder.

  Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's deemed percentage stock ownership of International Paper. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of International Paper the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of International Paper actually and constructively owned by the holder immediately after the deemed redemption. The deemed redemption will be "substantially disproportionate" with respect to a holder if the percentage described in (ii) above is less than 80 percent of the percentage described in
(i) above. The Internal Revenue Service has ruled that a reduction in the percentage stock ownership of a minority stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is a "meaningful reduction."

  In applying the foregoing tests, under certain attribution rules, a stockholder is deemed to own stock owned and, in some cases, constructively owned by certain family members, by certain estates and trusts of which the holder is a beneficiary, and by certain affiliated entities, as well as stock subject to an option actually or constructively owned by the shareholder or such other persons. As these rules are complex, each holder that believes it may be subject to these rules should consult its tax advisor.

  Under the foregoing tests, in most circumstances, gain recognized by a holder that exchanges its shares of FPB Common Stock for a combination of IP Common Stock and cash will be treated as capital gain, and will be long-term capital gain if the holding period for such shares was greater than one year as of the date of the exchange.

  The aggregate tax basis of IP Common Stock received by a holder that exchanges its shares of FPB Common Stock for a combination of IP Common Stock and cash pursuant to the Merger, will be the same as the aggregate tax basis of the shares of FPB Common Stock surrendered therefor, decreased by the cash received and increased by any recognized gain (whether capital gain or dividend income). The holding period of IP Common Stock will include the holding period of the shares of FPB Common Stock surrendered therefor.

  If such a holder has differing bases and/or holding periods in respect of its shares of FPB Common Stock it should consult its tax advisor prior to the exchange with regard to identifying the particular shares of FPB Common Stock to be sold in the exchange and the particular bases and/or holding periods of the particular shares of IP Common Stock it receives in the exchange.

  CASH RECEIVED IN LIEU OF A FRACTIONAL SHARE. Cash received in lieu of a fractional share of IP Common Stock will be treated as received in redemption of such fractional share and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of FPB Common Stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares of FPB Common Stock was greater than one year as of the date of the exchange.

  BACKUP WITHHOLDING. Unless a holder complies with certain reporting and/or certification procedures or is an "exempt recipient" (i.e., in general, corporations and certain other entities), the holder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Merger.

  EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES (INCLUDING TAX RETURN FILING AND REPORTING REQUIREMENTS).

TREATMENT OF FEDERAL PAPER BOARD EMPLOYEE STOCK OPTIONS

  All options (the "FPB Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under Federal Paper Board's 1992 Key Employees Stock Option Plan, 1992 Stock Option Plan for Non-Employee Directors and 1989 Key Employees Stock Option Plan (collectively, the "FPB Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, FPB Stock Options shall be assumed by International Paper. Each FPB Stock Option assumed by International Paper (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable FPB Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for that whole number of shares of IP Common Stock (rounded up or down to the nearest whole share) equal to the number of shares of FPB Common Stock subject to such FPB Stock Option multiplied by the Stock Consideration; and (B) the option price per share of IP Common Stock shall be an amount equal to the option price per share of FPB Common Stock subject to such FPB Stock Option in effect immediately prior to the Effective Time divided by the Stock Consideration. Such Substitute Option, in accordance with the terms thereof and pursuant to action taken prior to the execution of the Merger Agreement by the Compensation Committee of the FPB Board, shall vest and become immediately exercisable as of the Effective Time, and any limited rights relating to such FPB Stock Option shall continue to be exercisable until thirty days following the Effective Time.

  International Paper agreed to comply with the terms of all such FPB Stock Options and ensure, to the extent required by, and subject to the provisions of, FPB Stock Option Plans, that FPB Stock Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. As soon as practicable after the Effective Time, the shares of IP Common Stock subject to FPB Stock Options will be covered by an effective registration statement on Form S-8

(or any successor form) or another appropriate form and International Paper agreed to use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, International Paper agreed to use all reasonable efforts to cause the shares of IP Common Stock subject to FPB Stock Options to be listed on the NYSE.

CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST

  Certain members of Federal Paper Board's management have interests in the Merger in addition to their interests solely as shareholders of Federal Paper Board, as described below.

  The Merger Agreement provides that all options of Federal Paper Board outstanding at the Effective Time under Federal Paper Board's stock option plans, including those held by directors and key employees, will be assumed by International Paper. Each stock option will thereafter constitute an option to acquire, upon the same terms and conditions as under the applicable stock option plan of Federal Paper Board, that number of shares of IP Common Stock equal to the number of shares of FPB Common Stock subject to each Federal Paper Board option multiplied by the Stock Consideration. See "--Treatment of Federal Paper Board Employee Stock Options." As of November 6, 1995, each of the executive officers named in the section of Federal Paper Board's Proxy Statement dated March 17, 1995 captioned "Executive Compensation" held a number of Federal Paper Board options subject to this accelerated vesting at average exercise prices as follows: J. Kennedy, 274,000/$23.84; Q. Kennedy, 137,000/$23.84; R. Baldwin, 110,000/$23.83; W. Massey, 85,531/$24.60; and M.
Balduino, 51,050/$25.45. In addition, pursuant to certain stock option plans, tandem limited rights allowing option holders to cash out their options will become exercisable until thirty days following the Effective Time. Option holders who exercise such rights will receive either (i) the highest market price per share at which FPB Common Stock traded in the sixty-day period immediately prior to the Merger or (ii) if provided by the Compensation Committee of the FPB Board at the time of grant, the highest market price per share at which the shares traded on the date of exercise, less the option price. The executive officers named above hold tandem limited rights with respect to their stock options.

  The Merger Agreement provides that (i) for a period of at least two years after the Effective Time, International Paper will cause the Surviving Corporation to maintain Federal Paper Board's existing compensation, severance, welfare and pension benefit plans, programs and arrangements (other than stock-based plans, programs and arrangements) for the benefit of current and former employees of Federal Paper Board, subject to certain conditions;
(ii) the officers of Federal Paper Board immediately prior to the Effective Time shall become the officers of the Surviving Corporation; and (iii) International Paper shall take all necessary action to appoint John R. Kennedy to the Board of Directors of International Paper. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Other Agreements."

  Federal Paper Board presently has in effect a Key Employee Long-Term Compensation Plan (the "Long-Term Plan"), pursuant to which it may pay bonuses to participants based on a percentage of base salary. Pursuant to the Merger Agreement, Federal Paper Board bonuses with respect to 1995 participants in its Long-Term Plan are limited to an amount per participant not to exceed 60% of base salary and an aggregate amount not to exceed $5.0 million. With respect to all other outstanding Contingent Incentive Awards (as defined in the Long-Term Plan) granted under the Long-Term Plan, such awards shall be cancelled as of the Effective Time in exchange for an amount equal to the value of such awards as of the Effective Time calculated using a price per share of FPB Common Stock of $40 and subject to certain limitations. The amount thus determined will be paid to the holder of each cancelled award on January 1, 1997, subject to forfeiture upon any termination of the participant's employment prior to such date other than as a consequence of death, disability, retirement under Federal Paper Board's pension plans, or involuntary termination under the severance policy applicable to the participant. Disregarding the aggregate $5 million limitation, Federal Paper Board's key executive officers would have become entitled to maximum cash incentive bonuses with respect to 1995 under the Long-Term Plan as follows: J. Kennedy, $750,000; Q. Kennedy, $345,000; R. Baldwin, $330,000; W. Massey,
$330,000; and M. Balduino, $180,000.

  The Merger Agreement provides that International Paper will cause the Surviving Corporation to assume the severance policies, employment agreements, and executive termination agreements of Federal Paper Board. These agreements include two severance policies approved by the FPB Board on the same date it adopted the Merger Agreement, all stock option plans, the Supplemental Executive Retirement Plan, the Retirement Plan for Outside Directors, the 1988 Plan for Compensation of Directors, and employment agreements with Messrs. J. Kennedy, Q. Kennedy, R. Baldwin, and W. Massey. Certain of these agreements contain change in control provisions which are described below.

  Federal Paper Board's two severance policies protect (1) Federal Paper Board's key management group, and (2) other salaried employees of Federal Paper Board and its subsidiaries; in each case excluding Messrs. J. Kennedy,
Q. Kennedy, R. Baldwin, and W. Massey. Under both of these policies, the Merger will constitute a "Change in Control."

  Federal Paper Board's severance policy for its key management group provides that, in the case of continued employment with an acquiring company, all benefit formulas as of the date of the change in control will establish a minimum benefit for the Federal Paper Board portion of any future retirement under the acquiring company's plan. Total pension will include a Federal Paper Board portion plus the acquiring company's formula based on the higher of compensation either at the time of retirement or the change in control. Minimum retirement benefits will equal whatever the employee could have retired with under the applicable Federal Paper Board plan at the time of the change in control. In addition, all employees will become fully vested in Federal Paper Board's Benefit Equalization Plan, Supplemental Executive Retirement Plan, and 401(k) plan as of the date of the change in control, regardless of service. In the case of an involuntary termination within two years following a change in control, the policy provides that each key employee will receive in monthly payments an aggregate amount equal to the sum of 2/52 of the employee's annual compensation plus 1/52 of the same for each full year of service plus 1/12 of the same for the first $9,999 in base salary plus an additional 1/12 of the same for each $10,000 of base salary thereafter; however the total of such payments may not exceed two times the employee's annual compensation. The policy also includes provisions for a period of post-termination benefits continuation and the protection of the retirement benefits and retirement group insurance coverage of involuntarily terminated employees. Under this policy, if involuntarily terminated within the two-year period, Mr. M. Balduino will receive a severance payment of $960,000. Other key employees covered by the policy will receive, in the aggregate, $10,588,563.

  Federal Paper Board's severance policy for other salaried employees of Federal Paper Board and its subsidiaries provides that, in the case of continued employment with an acquiring company, all benefit formulas, optional benefits and accrued eligibility as of the date of the change in control will establish a minimum benefit for the Federal Paper Board portion of any future retirement under the acquiring company's plan, and all employees will become fully vested in the 401(k) plan as of the date of the change in control, regardless of service. In the case of an involuntary termination within two years following a change in control, each employee will receive a severance payment calculated according to the same formula used for key employees as described above, subject to the same maximum limitation. Involuntarily terminated employees also will be entitled to a period of benefits continuation, as well as certain retirement benefits and retirement group insurance coverage.

  Pursuant to the employment contracts of Messrs. J. Kennedy and Q. Kennedy,
(i) each may retire from Federal Paper Board at any time after December 31, 1993 and (ii) if either executive is removed from his position, or his duties are diminished or changed in any respect including non-material changes, the executive may resign as an employee of Federal Paper Board, in each case without breaching his employment agreement. Both executives will be eligible for and deemed to have applied for early retirement under Federal Paper Board's pension plan, and shall commence to receive benefits from the pension plan, the Benefit Equalization Plan and the Supplemental Executive Retirement Plan. Benefits payable to the executive under these plans will not be reduced as provided in any plan for early retirement, but will be calculated as if the executive had continued as an employee until age 65 at a salary equal to his annual salary at the time of his early retirement and a bonus equal to the last bonus received or accrued prior to his early retirement, escalated at a rate of 8% per annum compounded annually until the employee reaches age 65. As of November 1995, Federal Paper Board amended the employment agreements of Messrs. R. Baldwin and W. Massey to include substantially the same early retirement provision described above for Messrs.
J. Kennedy and Q. Kennedy following a change in control. As John Kennedy has now reached age 65, there can be no increase in his retirement benefits due to the early retirement provision in his employment agreement.

  For additional information regarding the benefits to be received by the foregoing individuals, see "--Treatment of Federal Paper Board Employee Stock Options" and for additional information concerning the beneficial ownership of FPB Common Stock by the directors and officers of Federal Paper Board, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--FPB Common Stock."

  Pursuant to the Merger Agreement, International Paper and the Surviving Corporation have agreed (i) that the indemnification obligations set forth in Federal Paper Board's Articles of Incorporation, as amended, and Federal Paper Board's By-Laws, in each case as of the date of the Merger Agreement, shall survive the Merger; (ii) to indemnify and hold harmless the present and former officers to the fullest extent permitted by law; and (iii) to continue Federal Paper Board's current directors' and officers' liability insurance for a period of six years after the Effective Time subject to specified limitations. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Indemnification."

LITIGATION

  On November 9, 1995, a class action complaint, captioned Stanley Kuska v. Thomas L. Cassidy, W. Mark Massey, Jr., W. Ran Clerihue, James T. Flynn, Quentin J. Kennedy, John R. Kennedy, Robert D. Baldwin, Edward J. Kelly, John
T. Kelsey, International Paper Co. and Federal Paper Board Co., was filed in the Superior Court Division of the General Court of Justice in and for Wake County, North Carolina (the "Class Action"). The complaint purports to be brought on behalf of a class of plaintiffs comprised of all shareholders of Federal Paper Board. The complaint alleges that Federal Paper Board's directors breached their fiduciary duties by approving the Merger Agreement. The complaint seeks injunctive relief, damages in such an amount as may be proved at trial, plus costs and attorneys' fees.

  Pursuant to arms-length negotiations, and in the interest of avoiding the burden and expense of further litigation, the defendants reached an agreement in principle with the plaintiff relating to the settlement of the Class Action (the "Settlement"). The Settlement is subject to the execution of a definitive settlement agreement and final court approval. The Settlement provides for (i) the reduction in the Termination Fee (as defined below) payable under certain circumstances related to termination of the Merger Agreement from $80 million to $76 million; and (ii) the opportunity of plaintiff's counsel to review and offer comments on this Proxy Statement/Prospectus prior to the date hereof. In connection with the Settlement, plaintiff's counsel requested of Federal Paper Board that the opinions of Goldman Sachs and J.P. Morgan be dated the date of this Proxy Statement/Prospectus. See "THE MERGER--Opinions of Financial Advisors to the FPB Board." Defendants have agreed that, if the Settlement is approved by the court, Federal Paper Board will pay to plaintiff's counsel, on behalf of defendants in the Class Action, attorneys' fees not to exceed $110,000.00 plus plaintiff's counsel's reasonable documented expenses not to exceed $25,000 in such amounts as are awarded by the Court, and defendants will not object to an application by plaintiff's counsel for an award of attorneys' fees and/or reimbursement of expenses in such amounts. The agreement in principle also contemplates that the class will be certified for settlement purposes only, that the Class Action will be dismissed with prejudice and that all claims with respect to the Merger, the Merger Agreement and this Proxy Statement/Prospectus, including any federal or state securities law or other claims, shall be fully and finally released, settled and discharged. The Merger Agreement, as amended, reflects the reduction of the Termination Fee described above.

ACCOUNTING TREATMENT

  The Merger will be accounted for by International Paper under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate Merger Consideration paid by International Paper in connection with the Merger will be allocated to Federal Paper Board's assets and liabilities based on their fair market values with any excess being treated as goodwill. The assets and liabilities and results of operations of Federal Paper Board will be consolidated into the assets and liabilities and results of operations of International Paper subsequent to the Effective Time.

APPROVALS AND CONSENTS

  In the Merger Agreement, International Paper, Merger Sub and Federal Paper Board have agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary (x) actions or nonactions, waivers, consents and approvals from governmental entities and (y) consents, approvals or waivers from third parties, and (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

  Under the HSR Act, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied. International Paper and Federal Paper Board each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on November 13, 1995. On December 13, 1995, International Paper and Federal Paper Board received a request for additional information from the Antitrust Division. On January 22, 1996, the Antitrust Division notified International Paper and Federal Paper Board that it was closing its investigation of the transaction without action. On the same day, the FTC notified International Paper and Federal Paper Board that the HSR Act waiting period had been terminated.

DISSENTING FEDERAL PAPER BOARD SHAREHOLDERS' RIGHTS OF APPRAISAL

  Holders of shares of FPB Common Stock are entitled to dissenters' rights under Article 13 of the NCBCA ("Article 13"), provided that they comply with the conditions established by Article 13. Article 13 is reprinted in its entirety as Annex IV to this Proxy Statement/Prospectus. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex IV. This discussion and Annex IV should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

  Pursuant to Article 13, any Federal Paper Board shareholder who (i) gives written notice of his intent to demand payment for his shares if the Merger is consummated and becomes effective, which notice is actually received by Federal Paper Board before the vote is taken at the Special Meeting and (ii) does not vote his shares at the Special Meeting in favor of the proposal to approve the Merger Agreement, shall be entitled, if the Merger Agreement is approved and consummated, to receive payment of the fair value of such shareholder's shares upon compliance with the applicable procedural requirements. Such payment shall be made by the "Surviving Corporation" which, for purposes of this Dissenters' Rights summary, shall mean (i) Federal Paper Board, with respect to action taken prior to the Effective Time, and (ii) International Paper, with respect to action taken after the Effective Time.

  Any written notice of a Federal Paper Board shareholder's intent to demand payment for such shareholder's shares of FPB Common Stock if the Merger is consummated must be received by Federal Paper Board at: 75 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary, prior to the shareholder vote at the Special Meeting. A shareholder who votes for the Merger will have no dissenters' rights. The submission by a shareholder of a proxy card without voting instructions with respect to the proposal to approve the Merger or a proxy voted in favor of the Merger Agreement (if not revoked) will count as a vote in favor of the Merger and will serve to waive dissenters' rights. However, failure to return a proxy card or vote against approval of the Merger Agreement will not serve to waive dissenters' rights. A shareholder who does not satisfy each of the aforementioned requirements is not entitled to payment for such shareholder's shares of FPB Common Stock under the dissenters' rights provisions of the NCBCA and will be bound by the terms of the Merger Agreement.

  After the Special Meeting, but no later than 10 days after the Effective Time, the Surviving Corporation must mail, by registered or certified mail, return receipt requested, a written dissenters' notice (a "Dissenters' Notice") to all shareholders who have given the required notice and not voted in favor of the Merger Agreement as described above. The Dissenters' Notice will (i) supply a form for demanding payment; (ii) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (iii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iv) set a date by which the Surviving Corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is mailed; and (v) be accompanied by a copy of Article 13. A Federal Paper Board shareholder who is sent a Dissenters' Notice and who wishes to assert dissenters' rights must demand payment and deposit his Certificates in accordance with the terms of the Dissenters' Notice. A Federal Paper Board shareholder who demands payment and deposits such Certificates in accordance with the terms of the Dissenters' Notice retains all other rights of a Federal Paper Board shareholder until these rights are cancelled or modified by the consummation and effectiveness of the Merger. A Federal Paper Board shareholder who does not demand payments or deposit his Certificates in accordance with the terms of the Dissenters' Notice will not be entitled to payment for his shares under the NCBCA. If any such holder of FPB Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's FPB Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Consideration or the Cash Consideration or a combination thereof as determined by International Paper in its sole discretion pursuant to the Merger Agreement.

  As soon as the Merger is consummated, or upon receipt of a payment demand, the Surviving Corporation must offer to pay each dissenter who complied with the requirements of Article 13 the amount the Surviving Corporation estimates to be the fair value of such shareholder's shares of FPB Common Stock, plus interest accrued to the date of payment ("Offer of Payment"), and must pay this amount to each dissenting shareholder who agrees in writing to accept such payment in full satisfaction of his demand. The Offer of Payment must be accompanied by (i) the Surviving Corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the Offer of Payment, an income statement for that year, a statement of cash flows for that year and the latest available interim financial statements, if any; (ii) a statement of the Surviving Corporation's estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenters' right to demand payment under the provisions of the NCBCA described in the next succeeding paragraph; and
(v) a copy of Article 13. If the Merger is not effected within 60 days after the date set for demanding payment and depositing Certificates, the Surviving Corporation will return the deposited Certificates and release the transfer restrictions imposed on uncertificated shares. If after returning deposited Certificates and releasing transfer restrictions, the Merger is effected, the Surviving Corporation will deliver a new Dissenters' Notice and repeat the payment demand procedure.

  A dissenting shareholder may notify the Surviving Corporation in writing of his own estimate of the fair value of such shares and the amount of interest due, and demand payment of his estimate, or reject the Surviving Corporation's Offer of Payment and demand payment of the fair value of his shares and interest due (in either case, a "Demand for Payment") if:

    (i) the dissenting shareholder believes that the amount offered by the Surviving Corporation is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (ii) the Surviving Corporation fails to make payment to a dissenting shareholder who accepts the Surviving Corporation's Offer of Payment within 30 days after the dissenting shareholder's acceptance; or

    (iii) the Surviving Corporation, having failed to take the proposed action, does not return the deposited Certificates within 60 days after the date set for demanding payment.

  A dissenting shareholder waives his right to make a Demand for Payment under subparagraphs (i), (ii) and (iii) above unless he notifies the Surviving Corporation of his demand in writing under subparagraph (i) above within 30 days after the Surviving Corporation's Offer of Payment for his shares or under subparagraph (ii) or (iii) above within 30 days after the Surviving Corporation has failed to perform in a timely manner. A dissenting shareholder who fails to notify the Surviving Corporation of his Demand for Payment under subparagraph (i), (ii) or (iii) above within the applicable 30-day period will be deemed to have withdrawn his dissent and Demand for Payment.

  If a Demand for Payment remains unsettled, the dissenting shareholder may commence a proceeding within 60 days after the date of his Demand for Payment and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the Surviving Corporation shall pay to the dissenting shareholder the amount previously offered by the Surviving Corporation in its Offer of Payment. If the dissenting shareholder does not commence the proceeding within the 60-day period, the dissenting shareholder has an additional 30 days to either (i) accept in writing the amount offered by the Surviving Corporation in its Offer of Payment, upon which the Surviving Corporation shall pay such amount to the dissenting shareholder in full satisfaction of his demand, or (ii) withdraw his Demand for Payment and resume the status of a nondissenting shareholder. A dissenting shareholder who takes no action within such 30-day period is deemed to have withdrawn his dissent and Demand for Payment.

  A shareholder of record may assert dissenters' rights as to fewer than all the shares registered in his name only if he complies with the conditions established by Article 13 with respect to all shares beneficially owned by any one person and notifies Federal Paper Board in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which such shareholder dissents and such shareholder's other shares were registered in the names of different shareholders.

  A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (i) such shareholder submits to Federal Paper Board the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (ii) such shareholder does so with respect to all shares of which he is the beneficial shareholder.

  Holders of FPB Common Stock who wish to demand dissenters' rights should not complete the Form of Election. International Paper will regard any record holder of FPB Common Stock who delivers a written demand for appraisal and who subsequently delivers a Form of Election to the Exchange Agent as having withdrawn such demand for appraisal. International Paper will regard any holder who delivers a Form of Election and who simultaneously or subsequently makes a written demand for appraisal as having revoked his or her Election.

DELISTING AND DEREGISTRATION OF FPB COMMON STOCK

  If the Merger is consummated, the shares of FPB Common Stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

RESALES OF IP COMMON STOCK

  All shares of IP Common Stock to be issued in connection with the Merger will have been registered under the Securities Act. Such shares will be freely transferable, except that shares received by any person who may be deemed to be an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being an "Affiliate") of Federal Paper Board may not be resold except in transactions permitted by such Rule 145 or as otherwise permitted under the Securities Act.

  Pursuant to the Merger Agreement, on December 12, 1995, Federal Paper Board delivered to International Paper a list of names and addresses of those persons who were, in Federal Paper Board's reasonable judgment, on such date, Affiliates of Federal Paper Board. Federal Paper Board has agreed to provide International Paper with such information and documents as International Paper shall reasonably request for purposes of reviewing such list. Federal Paper Board is obligated under the Merger Agreement to use its reasonable efforts to deliver or cause to be delivered to International Paper, prior to the Effective Time, a letter substantially in the form agreed to by Federal Paper Board and International Paper, executed by each of the Affiliates of Federal Paper Board identified in the foregoing list and by any person who shall have become an Affiliate of Federal Paper Board subsequent to the delivery of such list.

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

CERTAIN REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties of International Paper, Federal Paper Board and Merger Sub relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) the due organization, existence and good standing of, and similar corporate matters with respect to, each of International Paper and its Significant Subsidiaries (as defined in the Merger Agreement), Federal Paper Board and its Significant Subsidiaries and Merger Sub, and the organizational documents of each party; (ii) the capital structure of each party; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement and the transactions contemplated thereby; (iv) the absence, other than as disclosed, of any (x) conflict with such party's organizational documents or with applicable law, or with certain contracts, or (y) governmental or regulatory authorization, consent or approval required to consummate the Merger; (v) reports and other documents filed by International Paper and Federal Paper Board with the Commission and the accuracy of the information contained therein; (vi) the accuracy of the information supplied in this Proxy Statement/Prospectus; (vii) the absence of certain changes or events; (viii) the absence of material pending or threatened litigation; (ix) the absence of changes to, and the qualification, operation and liability under, certain employee benefit plans of Federal Paper Board and its subsidiaries; (x) certain tax matters of, and the payment of taxes by, Federal Paper Board; (xi) compliance with applicable laws by Federal Paper Board; (xii) compliance with all applicable environmental laws and other environmental matters; (xiii) title to property and effect of leases of Federal Paper Board; (xiv) the right to use all material patents, trademarks or copyrights for use in connection with the business of Federal Paper Board and its Significant Subsidiaries; (xv) maintenance of insurance by Federal Paper Board; (xvi) the absence of actions or failures to act by either party which would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; (xvii) the vote required by the shareholders of Federal Paper Board to approve the Merger Agreement; (xviii) the opinions of the financial advisors of Federal Paper Board as to the fairness of the consideration to be received in the Merger by the holders of FPB Common Stock; (xix) the absence of any brokerage, finder's or other similar fee due in connection with the Merger (except, in the case of International Paper, to CS First Boston Corporation and, in the case of Federal Paper Board, to J.P. Morgan and Goldman Sachs); (xx) the absence of beneficial ownership by International Paper and Merger Sub of shares of FPB Common Stock; and (xxi) the absence of operations by Merger Sub other than in connection with the performance of its obligations under the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

  Federal Paper Board. Federal Paper Board has agreed (except as expressly contemplated by the Merger Agreement or to the extent that International Paper otherwise consents in writing) that, prior to the Effective Time, it and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the Merger Agreement and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with it and its subsidiaries. In connection therewith, Federal Paper Board also agreed that it would not: (a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than regular quarterly dividends not to exceed $0.40 per share on FPB Common Stock and dividends required to be paid on the FPB Convertible Preferred Stock (as defined below) or (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of or in substitution for shares of its capital stock; (b) and would not permit any subsidiary to (i) repurchase, redeem or otherwise acquire any shares of capital stock, except for redemption of the FPB Convertible Preferred Stock, (ii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (x) the issuance of shares of FPB Common Stock upon the exercise of outstanding stock options, stock appreciation rights or warrants, (y) issuances by a wholly owned subsidiary of its capital stock to Federal Paper Board and (z) the issuance of shares of FPB Common Stock upon conversion of shares of FPB Convertible Preferred Stock; (c) amend or propose to amend its governing documents; (d) and would not permit any of its subsidiaries to (i) acquire or agree to acquire a substantial interest in the equity or assets of any business, (ii) sell, lease, encumber or otherwise dispose of (or agree to dispose of) any of its material assets other than in the ordinary course of business, equipment and property no longer used in its business and assets related to discontinued operations, (iii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or rights to acquire debt securities of Federal Paper Board or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business, including borrowings under existing credit agreements and overnight borrowings, (iv) pay, discharge, settle or satisfy any claim, liabilities or obligations in any amount in excess of $3.0 million, other than payment, discharge or satisfaction in the ordinary course of business or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) filed with the Commission or incurred since the date of such financial statements in the ordinary course of business, or agree to modify in any manner, any confidentiality, standstill or similar agreement, (v) modify, amend or terminate any material contract or agreement or waive, release or assign any material rights or claims, except in the ordinary course of business, or (vi) grant any increase in the compensation of any of its directors, officers or key employees, except for increases for officers and employees in the ordinary course of business, pay or agree to pay any employee benefit not contemplated by any of the existing Company Benefit Plans (as defined in the Merger Agreement) to, or enter into any new employment, severance or termination agreement with, any such director, officer or key employee or, except as may be required to comply with applicable law, become obligated under any Company Benefit Plan which was not in existence on the date of the Merger Agreement or amend any such plan in existence on the date thereof to enhance the benefits thereunder; or (e) make any tax election that would have a material adverse effect or settle or compromise any income tax liability that would have a material adverse effect, and Federal Paper Board shall, before filing or causing to be filed any material tax return, consult with International Paper as to the positions and elections that may be taken or made with respect to such return. Federal Paper Board also agreed that it would not, and would not permit any of its subsidiaries to, authorize or make any capital expenditures other than capital expenditures as disclosed, incurred in the ordinary course of the business, or which do not exceed $60.0 million.

  International Paper. International Paper has agreed (except as expressly contemplated by the Merger Agreement, or to the extent that Federal Paper Board shall otherwise consent in writing) that, prior to the Effective Time, it would not (a) engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to International Paper's capital stock, including by way of any extraordinary dividends on or distributions in respect of any of its capital stock, or amend any material term or provision of the IP Common Stock or (b) and would not permit any of its subsidiaries to, acquire or agree to acquire substantial assets or equity in any business, or otherwise acquire or agree to acquire any assets if such action would (A) materially delay the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period or (B) significantly increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger or of not being able to remove any such order on appeal or otherwise. International Paper also agreed that it would not, and would not permit any of its subsidiaries to take, or fail to take, any other action which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger.

  Each of Federal Paper Board, International Paper and Merger Sub agreed that it would not, and would not permit any of its subsidiaries to, take any action that would, or that would reasonably be expected to, result in

(a) any of its representations and warranties set forth in the Merger Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (c) except as otherwise permitted by the Merger Agreement, any of the conditions to the Merger set forth therein not being satisfied.

OTHER AGREEMENTS

  Federal Paper Board Benefit Plans. International Paper has agreed to cause the Surviving Corporation to continue to maintain for a period of at least two years after the Effective Time Federal Paper Board's existing compensation, severance, welfare and pension benefit plans, programs and arrangements (other than any stock-based plans, programs and arrangements for which alternative plans are put into effect as described below) for the benefit of current and former employees of Federal Paper Board and its subsidiaries (subject to such modification as may be required by applicable law or to maintain the tax-exempt status of any such plan, if applicable); provided, however, that nothing herein shall prohibit International Paper from (i) replacing any such existing plan, program or arrangement with a plan, program or arrangement which provides such employees with benefits which are not less favorable in the aggregate than the benefits that would have been provided under such existing plan, program or arrangement to the extent such replacement is permitted under the terms of the applicable plan, program or arrangement or
(ii) including current employees of Federal Paper Board in the plans, programs and arrangements generally available to employees of International Paper and its subsidiaries other than the Surviving Corporation in lieu of participation in any Federal Paper Board plan, program or arrangement. The provisions described in this paragraph do not apply to any employee subject to the terms of a collective bargaining plan.

  International Paper also agreed to cause the Surviving Corporation to honor (without modification) and assume certain disclosed severance policies, employment agreements, executive termination agreements and individual benefit arrangements.

  Pursuant to the Merger Agreement, Federal Paper Board is permitted to pay bonuses with respect to 1995 to participants in Federal Paper Board's Long-Term Plan in an amount per participant not to exceed 60% of base salary as in effect on January 1, 1995, and in an aggregate amount not to exceed $5.0 million. With respect to all other outstanding Contingent Incentive Awards granted under the Long-Term Plan (payable in respect of calendar years 1996 and 1997), such awards shall be cancelled as of the Effective Time in exchange for the amounts determined as set forth below. As of the Effective Time, the value of each Contingent Incentive Award shall be (i) determined using a price per share of FPB Common Stock of $40 and (ii) otherwise limited to the portion of such award accrued as of the Effective Time by Federal Paper Board for income statement purposes in accordance with generally accepted accounting principles and past practice. The amount determined in accordance with the immediately preceding sentence shall be paid to the holder of each cancelled Contingent Incentive Award on January 1, 1997; provided that such amount shall be forfeited upon any termination of the participant's employment prior to such date other than as a consequence of death, disability, retirement under Federal Paper Board's pension plans or involuntary termination under the severance policy applicable to the participant. See "THE MERGER--Certain Transactions; Conflicts of Interest."

  Redemption of FPB Convertible Preferred Stock. Pursuant to the Merger Agreement, Federal Paper Board has agreed to cause the redemption of all outstanding shares of its $1.20 convertible preferred stock, par value $1.00 per share (the "FPB Convertible Preferred Stock") prior to the Effective Time. On January 16, 1996, Federal Paper Board gave notice to all holders of the FPB Convertible Preferred Stock that on February 17, 1996, all shares of FPB Convertible Preferred Stock would be called for redemption, in accordance with the terms thereof, at the price provided for therein (the "FPB Preferred Stock Redemption").

  International Paper Board of Directors. International Paper has agreed to take all necessary action to cause John R. Kennedy to be appointed to the Board of Directors of International Paper as of the Effective Time, to serve until the next annual election of directors of International Paper, and in connection with such election, to take all necessary action to include Mr. Kennedy as a recommended nominee for the Board of Directors.

INDEMNIFICATION

  International Paper and the Surviving Corporation have agreed in the Merger Agreement that the Articles of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-laws of Federal Paper Board on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Federal Paper Board. The parties have also agreed in the Merger Agreement that regardless of whether the Merger becomes effective, Federal Paper Board shall, and after the Effective Time, International Paper and the Surviving Corporation shall, indemnify and hold harmless each present and former officer or director of Federal Paper Board and each of its subsidiaries and each person who served at the request of Federal Paper Board or any subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all costs and expenses, judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), pertaining to actions or omissions in their capacity as an officer or director occurring prior to the Effective Time (including the transactions contemplated by the Merger Agreement) in each case to the full extent permitted under the NCBCA. Federal Paper Board and International Paper have also agreed in the Merger Agreement that if any such claim, action, suit, proceeding or investigation is brought against any indemnified party, Federal Paper Board or International Paper and the Surviving Corporation, as the case may be, will pay all reasonable fees and expenses of counsel selected by such indemnified party, which counsel shall be reasonably satisfactory to Federal Paper Board or International Paper and the Surviving Corporation, as the case may be, and Federal Paper Board and International Paper will cooperate in the defense of such matter.

  The Merger Agreement further provides that the Surviving Corporation will cause to be maintained for six years after the Effective Time directors' and officers' liability insurance protection of the same kind and scope as those policies provided by Federal Paper Board to its current directors and officers. The Surviving Corporation will not be required to pay premiums for such insurance in excess of an amount equal to 200% of annual premiums currently paid by Federal Paper Board for such insurance.

CONDITIONS TO CONSUMMATION OF THE MERGER

  The obligations of Federal Paper Board, International Paper and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions, including (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and any proceedings for that purpose initiated by the Commission; (ii) the approval of the Merger Agreement by the requisite holders of FPB Common Stock; (iii) no governmental entity having enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is in effect and which makes the Merger illegal or otherwise prohibits consummation of the Merger; (iv) the applicable waiting period under the HSR Act having expired or been terminated; and (v) the shares of IP Common Stock issuable pursuant to the Merger Agreement or upon exercise of the Substitute Options having been authorized for listing on the NYSE upon official notice of issuance.

  The obligations of International Paper and Merger Sub to consummate the Merger are also subject to satisfaction or waiver by International Paper of the following conditions: (i) each of the representations and warranties of Federal Paper Board contained in the Merger Agreement being true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except (a) for changes permitted by the Merger Agreement and
(b) that those representations and warranties which address matters only as of a particular date are required to be true and correct as of such date; (ii) Federal Paper Board having performed or complied in all material respects with all material agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date; (iii) all required consents, approvals and authorizations having been obtained except for such consents, approvals and authorizations the failure of which to obtain would not have a material adverse effect on International Paper; and (iv) International Paper having received the opinion of Skadden, Arps, Slate, Meagher & Flom, dated on or about the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that International Paper, Merger Sub and Federal Paper Board will each be a party to that reorganization under
Section 368(b) of the Code, the issuance of such opinion being conditioned on the receipt of certain representation letters.

  The obligations of Federal Paper Board to consummate the Merger are also subject to the satisfaction or waiver by Federal Paper Board of the following conditions: (i) each of the representations and warranties of International Paper and Merger Sub contained in the Merger Agreement being true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except (a) for changes permitted by the Merger Agreement and
(b) that those representations and warranties which address matters only as of a particular date are required to be true and correct as of such date; (ii) each of International Paper and Merger Sub having performed or complied in all material respects with all material agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing Date; and (iii) Federal Paper Board having received the opinion of Shearman & Sterling, dated on or about the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and that International Paper, Merger Sub and Federal Paper Board will each be a party to that reorganization under Section 368(b) of the Code, the issuance of such opinion being conditioned on the receipt of certain representation letters.

NO SOLICITATION

  The Merger Agreement provides that Federal Paper Board shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of Federal Paper Board or any of its subsidiaries to
(i) solicit or initiate, or knowingly encourage the submission of, any "competitive proposal" (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, a competitive proposal; provided, however, that, prior to the Effective Time, if the FPB Board concludes, after consultation with counsel, that its fiduciary duties to Federal Paper Board's shareholders under applicable law require such action, Federal Paper Board may, in response to an unsolicited competitive proposal, (x) furnish information with respect to Federal Paper Board to the party making such competitive proposal and its representatives, counsel and advisors pursuant to a confidentiality agreement with such party containing customary terms and provisions regarding the nondisclosure of confidential information and (y) participate in negotiations regarding such competitive proposal; provided further, upon the furnishing of such information to any such party, Federal Paper Board shall notify International Paper that it has done so and shall identify such party in such notice. A "competitive proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of Federal Paper Board or any of its subsidiaries or of over 50% of any class of equity securities of Federal Paper Board or any of its subsidiaries (other than the FPB Convertible Preferred Stock), any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of Federal Paper Board or any of its subsidiaries (other than the FPB Convertible Preferred Stock), any merger, consolidation, business combination, dissolution or similar transaction involving Federal Paper Board or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or dilute materially the benefits to International Paper of the transactions contemplated by the Merger Agreement. Federal Paper Board also agreed not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Federal Paper Board is a party.

  The FPB Board may not (i) withdraw or modify in a manner adverse to International Paper, the approval or recommendation by the FPB Board of the Merger, (ii) approve or recommend any competitive proposal or (iii) enter into any agreement with respect to any competitive proposal; unless the FPB Board concludes, after consultation with counsel, that failure to do so would violate its fiduciary duties and in such case only after certain conditions have been satisfied. In addition, Federal Paper Board has agreed that until February 28, 1996, it shall not (i) engage in negotiations with or provide information to any party making a competitive proposal unless the FPB Board concludes that such proposal could reasonably be expected to lead to a transaction which is financially superior to the transactions contemplated by the Merger Agreement or (ii) enter into any agreement with respect to a competitive proposal unless the FPB Board determines, after consultation with its financial advisors, that such competitive proposal is financially superior to the transactions contemplated by the Merger Agreement.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval thereof by shareholders of Federal Paper Board:

    (a) by mutual written consent of International Paper and Federal Paper
  Board;

    (b) by either International Paper or Federal Paper Board if the Effective Time shall not have occurred on or before May 31, 1996; provided that such right to terminate would not be available to any party whose failure to fulfill an obligation under the Merger Agreement caused, or resulted in, the failure of the Effective Time to occur on or before such time; provided further that, upon notice from Federal Paper Board, International Paper shall not have the right to terminate until August 31, 1996 if the Merger has not been consummated as a result of (i) Federal Paper Board or International Paper having failed by May 31, 1996 to receive required regulatory approvals or consents, (ii) an order or pending action by an applicable federal antitrust authority seeking an order which makes or would make illegal or would otherwise prohibit consummation of the Merger, or (iii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act not having expired or terminated;

    (c) by International Paper if (i) the FPB Board shall have withdrawn or modified in a manner adverse to International Paper its approval or recommendation of the Merger, (ii) the FPB Board approved or recommended any competitive proposal or (iii) Federal Paper Board entered into any agreement with respect to any competitive proposal in accordance with exceptions to the restrictions described under "--No Solicitation;"

    (d) by either International Paper or Federal Paper Board if a final and nonappealable order, decree or ruling has been issued or other action taken permanently enjoining, restraining or otherwise prohibiting the Merger; provided that the party seeking to terminate has used its best efforts to remove such injunction, order or decree;

    (e) by International Paper in the event of a material breach by Federal Paper Board of any representation, warranty, covenant or other agreement contained in the Merger Agreement which cannot be or has not been cured within 20 days after the giving of notice to Federal Paper Board;

    (f) by Federal Paper Board in connection with entering into a definitive agreement in accordance with exceptions to the restrictions described under "--No Solicitation;"

    (g) by Federal Paper Board if Merger Sub or International Paper breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice by Federal Paper Board to International Paper or Merger Sub, as applicable, except such failures which are not reasonably likely to affect adversely their ability to complete the Merger; or

    (h) by International Paper or Federal Paper Board if the shareholders of Federal Paper Board do not approve the Merger Agreement at the Special Meeting.

FEES AND EXPENSES

  Except as described below, all fees and expenses incurred in connection with the Merger Agreement and the Merger and any other transaction contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Federal Paper Board shall pay to International Paper a fee of $76.0 million (the "Termination Fee") if (i) International Paper terminates the Merger Agreement after the FPB Board approved or recommended any competitive proposal or Federal Paper Board entered into any agreement with respect to any competitive proposal in accordance with exceptions to the restrictions described under "-- No Solicitation"; (ii) Federal Paper Board terminates the Merger Agreement in connection with entering into any agreement with respect to any competitive proposal in accordance with exceptions to the restrictions described under "-- No Solicitation"; (iii) (x) the Merger Agreement is terminated by Federal Paper Board or International Paper if the holders of FPB Common Stock do not approve the Merger Agreement at the Special Meeting, (y) prior to the Special Meeting a competitive proposal has been made to Federal Paper Board and (z) within one year of the date of such termination and as a result of such competitive proposal, Federal Paper Board enters into a definitive agreement with respect to the transaction contemplated by such competitive proposal; or
(iv) (A) either party terminates the Merger Agreement because the Effective Time shall not have occurred on or before May 31, 1996 (or August 31, 1996, if extended as described under "--Termination"), (B) prior to such termination, a competitive proposal has been made to Federal Paper Board, (C) the FPB Board had withdrawn its recommendation or approval of the Merger Agreement because of the existence of such competitive proposal or J.P. Morgan and Goldman Sachs failed to deliver updated written opinions as contemplated by the Merger Agreement because of the existence of such competitive proposal, (D) the Special Meeting shall not have occurred and (E) within one year of the date of such termination and as a result of such competitive proposal, Federal Paper Board enters into a definitive agreement with respect to the transaction contemplated by such competitive proposal; provided that the Termination Fee shall not be payable if, at the time of any such termination, International Paper is in material breach of any of its material representations, warranties, covenants or agreements set forth in the Merger Agreement.

AMENDMENT AND WAIVER

  The Merger Agreement may be amended by the parties at any time prior to the approval of the Merger Agreement by the Federal Paper Board shareholders. After approval of the Merger Agreement by the Federal Paper Board shareholders, no amendment which under applicable law may not be made without the approval of the shareholders of Federal Paper Board may be made without such approval.

  At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant thereto; and (iii) waive compliance by the other parties with any of the agreements or conditions contained therein.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

IP COMMON STOCK

  Set forth below is certain information, as of September 30, 1995, concerning the beneficial ownership of IP Common Stock by (i) each director of International Paper; (ii) each of the five most highly compensated executive officers of International Paper; and (iii) all directors and executive officers of International Paper as a group. To the best knowledge of International Paper, no person or group beneficially owns more than 5% of IP Common Stock outstanding, except as set forth below in the table. The number of shares of IP Common Stock beneficially owned by such persons or group reflects a two-for-one stock split, which was payable on September 15, 1995.

               BENEFICIAL OWNERSHIP OF SHARES OF IP COMMON STOCK

                                                     AMOUNT AND       PERCENT
                     NAME                      NATURE OF OWNERSHIP(1) OF CLASS
                     ----                      ---------------------- --------
W.C. Butcher..................................            5,184            *
J.T. Dillon...................................          226,772            *
R.J. Eaton....................................            3,400            *
S.C. Gault....................................           18,708            *
J.A. Georges..................................          456,279            *
T.C. Graham...................................           13,160            *
A.G. Hansen...................................            6,416            *
D.F. McHenry..................................            5,866            *
P.F. Noonan...................................            2,050            *
J.C. Pfeiffer.................................            5,450            *
E.T. Pratt....................................            5,160            *
C.R. Shoemate.................................            2,100            *
R.B. Smith....................................            7,000            *
J.P. Melican..................................          135,506            *
C.W. Smith....................................          132,927            *
M.A. Turk.....................................           79,165            *
All executive officers and directors as a
 group........................................        1,105,143          .42%
Bank trustee under International Paper and
 subsidiary employee benefit plans(2).........       22,075,386         8.47%

--------
* No director or executive owns as much as 1/5th of 1%.
(1) Ownership shown includes securities over which the individual has or shares, directly or indirectly, voting or investment powers, including shares held in the International Paper Restricted Stock Plan for Non-Employee Directors, shares owned by a spouse or certain relatives and ownership by trusts for the benefit of such relatives, as required to be reported by the Commission. Certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of IP Common Stock owned. Interests in shares resulting from participation in the International Paper Salaried Savings Plan, Performance Share Awards, and Executive Continuity Awards are included above. The above table does not include 735,637 shares represented by stock options granted to executive officers under the Long-Term Plan, including options for 335,000 shares for Mr. Georges, 139,937 shares for Mr. Dillon, 124,500 shares for Mr. Melican, 82,200 shares for Mr. C.W. Smith and 54,000 shares for Mr. Turk. In addition, under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan, the Directors and executive officers listed below own the non-voting stock equivalent units set forth in the following chart:

                         STOCK
 DIRECTOR/NAMED OFFICER  UNITS
 ----------------------  ------
W.C. Butcher............ 12,519
R.J. Eaton..............  2,586
J.T. Dillon............. 19,813
J.A. Georges............ 84,089
T.C. Graham............. 16,481
A.G. Hansen.............  8,285
D.F. McHenry............  5,675
P.F. Noonan.............  1,884
C.R. Shoemate...........  1,593
R.B. Smith.............. 11,981
J.P. Melican............ 17,348
C.W. Smith.............. 11,811
M.A. Turk...............  1,498

(2) State Street Bank & Trust Co., N.A. held such shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of International Paper and its subsidiaries ("International Paper Trust Funds"). In addition, State Street Bank & Trust Co., N.A. is trustee for various third party trusts and employee benefit plans and is an investment advisor. As a result of its holdings in all capacities, State Street Bank & Trust Co., N.A. was the record holder of 24,270,194 shares of IP Common Stock. The trustee disclaims beneficial ownership of all such shares except 2,194,808 shares of which it has sole power to dispose or to direct the disposition. The IP Common Stock held by the International Paper Trust Funds is allocated to participants' accounts, and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of IP Common Stock held in the International Paper Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted proportionately to those shares voted by participants.

FPB COMMON STOCK

  Principal Holders of FPB Common Stock. As of February 2, 1996, to the best knowledge of Federal Paper Board, no person or group beneficially owns more than 5% of FPB Common Stock.

  FPB Common Stock Ownership by Directors and Executive Officers. The following table sets forth, as of January 15, 1996, the beneficial ownership of FPB Common Stock by all directors, each of the executive officers named in the section of Federal Paper Board's Proxy Statement dated March 17, 1995 captioned "Executive Compensation" and all directors and executive officers as a group.

                                                  AMOUNT AND          PERCENT
                    NAME                      NATURE OF OWNERSHIP     OF CLASS
                    ----                      -------------------     --------
John R. Kennedy..............................      1,253,468(a)(b)(e)   2.6%
Quentin J. Kennedy...........................      1,045,467(a)(c)(e)   2.2%
Robert D. Baldwin............................        194,254(a)           *
W. Mark Massey, Jr...........................        181,702(a)           *
John L. Kelsey...............................         49,000(d)           *
Thomas L. Cassidy............................         45,408(d)           *
W. Ran Clerihue..............................         35,000(d)           *
Edmund J. Kelly..............................         29,500(d)           *
James T. Flynn...............................         19,000(d)           *
All executive officers and directors as a
 group, 25 persons(a)(b)(c)(d)(e)............      4,264,230            9.0%

--------
* Less than 1%. As of January 15, 1996, there were 47,432,200 shares of FPB Common Stock outstanding.
(a) Includes shares of FPB Common Stock held as of January 15, 1996, in the Federal Paper Board Retirement Savings Plan for Salaried Employees (formerly known as the Savings and Stock Ownership Plan for Salaried Employees), as follows: for John R. Kennedy, 74,660; for Quentin J. Kennedy, 68,327; for Robert D. Baldwin, 16,143; for W. Mark Massey, Jr., 15,171 and for all officers and directors as a group, 329,281. Also includes shares of FPB Common Stock under Federal Paper Board's 1989 and 1992 Key Employee Stock Option Plans as to which officers have the right to acquire beneficial ownership through the exercise of options which are vested or will become vested within 60 days of January 15, 1996, as follows: for John R. Kennedy, 274,000; for Quentin J. Kennedy, 137,000; for Robert D. Baldwin, 48,938; for W. Mark Massey, Jr., 55,000; and for all officers and directors as a group, 1,255,370.
(b) Includes 96,300 shares of FPB Common Stock held by The John R. Kennedy Foundation Incorporated, and 18,500 shares of FPB Common Stock held by The Jack Kennedy Foundation. Mr. John R. Kennedy is President of both Foundations.
   Includes 226,920 shares of FPB Common Stock held equally in three trusts of which John R. Kennedy is co-trustee with Quentin J. Kennedy. Under one of such trusts John R. Kennedy is also beneficiary.
   Includes 47,912 shares of FPB Common Stock held under the Uniform Gift to Minors Act. Includes 21,120 shares of FPB Common Stock held in a trust of which John R. Kennedy is co-trustee.
(c) Includes 194,800 shares of FPB Common Stock held by the Quentin J. Kennedy Foundation, of which Quentin J. Kennedy is President and Treasurer.
   Includes 226,920 shares of FPB Common Stock held equally in three trusts of which Quentin J. Kennedy is co-trustee with John R. Kennedy. Under one of such trusts Quentin J. Kennedy is also beneficiary.
(d) Includes shares of FPB Common Stock under Federal Paper Board's 1992 Stock Option Plan for Non-Employee Directors as to which Messrs. Cassidy, Clerihue, Flynn, Kelly and Kelsey each have the right to acquire 15,000 shares of FPB Common Stock through the exercise of options which are vested or will become vested within 60 days of January 15, 1996.
(e) Quentin J. Kennedy, Director, Executive Vice President, Secretary and Treasurer of Federal Paper Board, and John R. Kennedy, Director and President of Federal Paper Board, are brothers.

                                CAPITALIZATION

  Set forth below are the unaudited (i) pro forma consolidated capitalization of International Paper as of September 30, 1995 giving effect to the IP Pro Forma Events (as hereinafter defined); (ii) consolidated capitalization of Federal Paper Board as of September 9, 1995; and (iii) pro forma combined capitalization of International Paper as of September 30, 1995 after giving effect to the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events. The pro forma information has been prepared assuming for purposes of these calculations that the Average IP Share Price will be equal to $40.50, the final sales price on the NYSE Composite Tape on February 2, 1996, and that, therefore, the Stock Consideration will be equal to 1.358 shares of IP Common Stock, or an aggregate of 32,912,835 shares of IP Common Stock. This information should be read in conjunction with the other financial statements, related notes and other financial information pertaining to International Paper and Federal Paper Board incorporated herein by reference and "INTERNATIONAL PAPER AND FEDERAL PAPER BOARD UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" included elsewhere in this Proxy Statement/Prospectus.

                                                                   PRO FORMA
                                    HISTORICAL                SEPTEMBER 30, 1995
                                     UNAUDITED                     UNAUDITED
                         --------------------------------- -------------------------
                           SEPT. 30, 1995    SEPT. 9, 1995
                         ------------------- -------------  COMBINED INTERNATIONAL
                            INTERNATIONAL       FEDERAL        PAPER AND FEDERAL
                         PAPER PRO FORMA (a)  PAPER BOARD  PAPER BOARD PRO FORMA (b)
                         ------------------- ------------- -------------------------
                                                (IN MILLIONS)
Indebtedness:
  Short-term
   indebtedness.........       $ 2,312          $   16              $ 2,988
  Current maturities of
   long-term
   indebtedness.........           484              73                  557
                               -------          ------              -------
    Total short-term
     indebtedness.......         2,796              89                3,545
  Long-term
   indebtedness,
   excluding current
   maturities...........         5,534             816                7,010
                               -------          ------              -------
    Total indebtedness..         8,330             905               10,555
  International Paper
   obligated mandatorily
   redeemable preferred
   securities of Trust
   holding solely
   International Paper
   subordinated
   debentures...........           450             --                   450
                               -------          ------              -------
Shareholders' Equity:
  Common Stock..........           263             236                  296
  Paid-in capital.......         1,957             242                3,332
  Retained earnings
   less: Common stock
   held in treasury, at
   cost.................         5,367             578                5,367
                               -------          ------              -------
    Total shareholders'
     equity.............         7,587           1,056                8,995
                               -------          ------              -------
    Total
     capitalization.....       $16,367          $1,961              $20,000
                               =======          ======              =======

--------
(a) Historical amounts for International Paper adjusted to reflect the IP Pro Forma Events.
(b) Pro forma amounts reflecting consummation of the Merger and the FPB Preferred Stock Redemption, with historical amounts for International Paper adjusted to reflect the IP Pro Forma Events.

                  INTERNATIONAL PAPER AND FEDERAL PAPER BOARD
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The unaudited pro forma condensed combined financial information presented herein gives effect to the Merger and the FPB Preferred Stock Redemption. The International Paper statements of earnings for the year ended December 31, 1994 and the nine months ended September 30, 1995 and the balance sheet at September 30, 1995 are adjusted from historical amounts to reflect acquisitions in 1995 of interests in the following businesses accounted for under the purchase method (collectively, the "IP Pro Forma Events"): shares of stock of Carter Holt Harvey, Ltd.; the assets of Carpenter Paper Company and Seaman-Patrick Holding Company; the high-pressure laminates business of Westinghouse; the common stock of Papetries de Lana; and the inks and adhesive resins business of DSM S.A. ("DSM"). The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheets of International Paper and Federal Paper Board as if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events occurred as of September 30, 1995, after giving effect to purchase accounting and the other adjustments described in the notes thereto. The Unaudited Pro Forma Condensed Combined Statements of Earnings for the nine months ended September 30, 1995 and for the year ended December 31, 1994 assume that the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events occurred on January 1, 1994. Accordingly, the pro forma financial information for the 1995 period is based upon the historical financial statements of International Paper, including pro forma adjustments for previous acquisitions in 1995 (see pages 62 to 65), for the nine months ended September 30, 1995 and Federal Paper Board for the 36-week period ended September 9, 1995. The pro forma financial information for 1994 is based upon the historical financial statements of International Paper and the historical financial statements of Federal Paper Board for the fiscal year ended December 31, 1994. The pro forma information has been prepared assuming for purposes of these calculations that the Average IP Share Price will be equal to $40.50, the final sales price on the NYSE Composite Tape on February 2, 1996, and, therefore, the Stock Consideration will be equal to 1.358 shares of IP Common Stock, or an aggregate of 32,912,835 shares of IP Common Stock.

  The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. As described in the accompanying notes, estimates of the fair values of Federal Paper Board and its subsidiaries' assets and liabilities have been combined with the recorded values of the assets and liabilities of International Paper and its subsidiaries. However, changes to the adjustments included in the unaudited pro forma condensed combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the results of operations of Federal Paper Board subsequent to September 9, 1995 will affect the allocation of the purchase price. Accordingly, the final pro forma combined amounts will differ from those set forth in the unaudited pro forma condensed combined financial statements.

  The Unaudited Pro Forma Condensed Combined Statements of Earnings exclude any non-recurring costs of International Paper acquiring Federal Paper Board. These amounts cannot be determined until the Merger is completed. International Paper expects to achieve certain reductions in costs subsequent to the Merger as a result of the combination and consolidation of the operations of International Paper and Federal Paper Board. To comply with the Commission's pro forma reporting rules, the cost reductions reflected in the accompanying Unaudited Pro Forma Condensed Combined Statements of Earnings have been limited to specific salary and benefit costs that are expected to be eliminated after the Merger.

  The unaudited pro forma condensed combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events been in effect as of the date or for the periods presented. These unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements, including accompanying notes, of International Paper and Federal Paper Board included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." See "AVAILABLE INFORMATION."

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
               TO REFLECT THE PROPOSED FEDERAL PAPER BOARD MERGER

                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                           INTERNATIONAL  FEDERAL PAPER
                               PAPER          BOARD      PRO FORMA   PRO FORMA
                          (PRO FORMA) (a) (HISTORICAL)  ADJUSTMENTS  COMBINED
                          --------------- ------------- -----------  ---------
Net Sales...............      $15,523        $1,357        $ 24 (b)   $16,904
                              -------        ------        ----       -------
Costs and Expenses
  Cost of products
   sold.................       10,811           879         (56)(c)    11,634
  Depreciation and
   amortization.........          808           107          14 (d)       929
  Distribution
   expenses.............          616           --           65 (e)       681
  Selling and
   administrative
   expenses.............        1,114            63         (16)(f)     1,161
  Taxes other than
   payroll and income
   taxes................          134            (5)        --            129
                              -------        ------        ----       -------
    Total Costs and
     Expenses...........       13,483         1,044           7        14,534
                              -------        ------        ----       -------
Earnings Before
 Interest, Income Taxes
 and Minority Interest..        2,040           313          17         2,370
  Interest expense,
   net..................          424            63          59 (g)       546
                              -------        ------        ----       -------
Earnings Before Income
 Taxes and Minority In-
 terest.................        1,616           250         (42)        1,824
  Provision for income
   taxes................          552            90          (6)(h)       636
  Minority interest
   expense, net of
   taxes................          156           --          --            156
                              -------        ------        ----       -------
Earnings................      $   908        $  160        $(36)      $ 1,032
                              =======        ======        ====       =======
Earnings Per Common
 Share..................      $  3.56                                 $  3.58(i)
                              =======                                 =======
Average Shares of Common
 Stock Outstanding......        255.1                                   288.0
                              =======                                 =======


    The accompanying notes are an integral part of these Unaudited Pro Forma
                    Condensed Combined Financial Statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
               TO REFLECT THE PROPOSED FEDERAL PAPER BOARD MERGER

                          YEAR ENDED DECEMBER 31, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                           INTERNATIONAL  FEDERAL PAPER
                               PAPER          BOARD      PRO FORMA   PRO FORMA
                          (PRO FORMA) (a) (HISTORICAL)  ADJUSTMENTS  COMBINED
                          --------------- ------------- -----------  ---------
Net Sales...............      $16,901        $1,570        $  25 (b)  $18,496
                              -------        ------        -----      -------
Costs and Expenses
  Cost of products
   sold.................       12,256         1,144          (44)(c)   13,356
  Depreciation and
   amortization.........          985           147           16 (d)    1,148
  Distribution
   expenses.............          762           --            80 (e)      842
  Selling and
   administrative
   expenses.............        1,436            74          (18)(f)    1,492
  Taxes other than
   payroll and income
   taxes................          155            16          --           171
                              -------        ------        -----      -------
    Total Costs and
     Expenses...........       15,594         1,381           34       17,009
                              -------        ------        -----      -------
Earnings Before
 Interest, Income Taxes,
 Minority Interest and
 Cumulative Effect of
 Accounting Change......        1,307           189           (9)       1,487
  Interest expense,
   net..................          492            88           78 (g)      658
                              -------        ------        -----      -------
Earnings Before Income
 Taxes, Minority
 Interest and Cumulative
 Effect of Accounting
 Change.................          815           101          (87)         829
  Provision for income
   taxes................          247            29          (20)(h)      256
  Minority interest ex-
   pense, net of taxes..          134           --           --           134
                              -------        ------        -----      -------
Earnings Before
 Cumulative Effect of
 Accounting Change......      $   434        $   72        $ (67)     $   439
                              =======        ======        =====      =======
Earnings Per Common
 Share Before Cumulative
 Effect of Accounting
 Change.................      $  1.73                                 $  1.55(i)
                              =======                                 =======
Average Shares of Common
 Stock Outstanding......        250.7                                   283.6
                              =======                                 =======


    The accompanying notes are an integral part of these Unaudited Pro Forma
                    Condensed Combined Financial Statements.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
               TO REFLECT THE PROPOSED FEDERAL PAPER BOARD MERGER

                               SEPTEMBER 30, 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                             INTERNATIONAL  FEDERAL PAPER
                                 PAPER          BOARD      PRO FORMA    PRO FORMA
                            (PRO FORMA) (a) (HISTORICAL)  ADJUSTMENTS   COMBINED
                            --------------- ------------- -----------   ---------
ASSETS
Current Assets
  Cash and temporary
   investments............      $   372        $  --        $  --        $   372
  Accounts and notes
   receivable, net........        2,741           123           (4)(j)     2,860
  Inventories.............        2,772           278            6 (k)     3,056
  Other current assets....          233            36          --            269
                                -------        ------       ------       -------
    Total Current Assets..        6,118           437            2         6,557
                                -------        ------       ------       -------
Plants, Properties and
 Equipment, Net...........       10,611         1,902          342 (l)    12,855
Forestlands...............        2,816           188          332 (l)     3,336
Investments...............        1,562            19          --          1,581
Goodwill..................        1,282           110        1,347 (m)     2,739
Deferred Charges and Other
 Assets...................        1,373            29           (4)(n)     1,398
                                -------        ------       ------       -------
    Total Assets..........      $23,762        $2,685       $2,019       $28,466
                                =======        ======       ======       =======
LIABILITIES AND COMMON
 SHAREHOLDERS' EQUITY
Current Liabilities
  Notes payable and
   current maturities of
   long-term debt.........      $ 2,796        $   89       $  660 (o)   $ 3,545
  Accounts payable and
   accrued liabilities....        2,575           248           59 (p)     2,882
                                -------        ------       ------       -------
Total Current Liabili-
 ties.....................        5,371           337          719         6,427
                                -------        ------       ------       -------
Long-Term Debt............        5,534           816          660 (o)     7,010
Deferred Income Taxes.....        1,953           394          172 (q)     2,519
Other Liabilities.........          891            82          116 (r)     1,089
Minority Interest.........        1,976           --           --          1,976
International Paper
 obligated mandatorily
 redeemable preferred
 securities of Trust
 holding solely
 International Paper
 subordinated debentures..          450           --           --            450
Shareholders' Equity
  Common Stock............          263           236         (203)(s)       296
  Paid-in capital.........        1,957           242        1,133 (s)     3,332
  Retained earnings.......        5,430           580         (580)(s)     5,430
                                -------        ------       ------       -------
                                  7,650         1,058          350         9,058
  Less: Common stock held
   in treasury, at cost...           63             2           (2)(s)        63
                                -------        ------       ------       -------
Total Shareholders' Equi-
 ty.......................        7,587         1,056          352         8,995
                                -------        ------       ------       -------
Total Liabilities and
 Shareholders' Equity.....      $23,762        $2,685       $2,019       $28,466
                                =======        ======       ======       =======

    The accompanying notes are an integral part of these Unaudited Pro Forma
                    Condensed Combined Financial Statements.

              INTERNATIONAL PAPER COMPANY AND FEDERAL PAPER BOARD
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The Unaudited Pro Forma Condensed Combined Statements of Earnings have been prepared as if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events occurred on January 1, 1994. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the Merger, the FPB Preferred Stock Redemption and the IP Pro Forma Events occurred on September 30, 1995. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized on a straight-line basis over a 40 year period.

  A preliminary allocation of the purchase price is summarized as follows (in millions):

   PURCHASE PRICE OF ACQUISITION
   Cash consideration (including transaction expenses)................ $1,316
   Value of IP Common Stock exchanged for 51% of FPB Common Stock outstanding.......................................................  1,333
   Value of options on IP Common Stock exchanged for all outstanding
    options on FPB Common Stock.......................................     75
                                                                       ------
                                                                       $2,724
                                                                       ======
   ALLOCATION OF PURCHASE PRICE
   Net assets of Federal Paper Board at September 30, 1995............ $1,056
   Increase (decrease) to Federal Paper Board net asset value at
    September 30, 1995 as a result of estimated fair value
    adjustments:
     Plants, Properties and Equipment, net............................    342
     Forestlands......................................................    332
     Accrued liabilities..............................................    (63)
     Other liabilities................................................   (116)
     Deferred income taxes............................................   (172)
     Other, net.......................................................     (2)
   Excess of the purchase price over the fair value of the net assets acquired..........................................................  1,347
                                                                       ------
       Total purchase price........................................... $2,724
                                                                       ======

  The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Earnings:

  (a) The International Paper Unaudited Pro Forma Condensed Combined Financial Statements reflect the IP Pro Forma Events. See pages 62 to 65.

  (b) Represents the elimination of sales from Federal Paper Board to International Paper and reclassification of distribution expenses from net sales to distribution expenses to conform to International Paper's financial reporting presentation. The pro forma adjustments to sales are as follows:

                                          SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                          ------------------ -----------------
     Elimination of sales................        $(41)             $(55)
     Reclassification of distribution
      expenses...........................          65                80
                                                 ----              ----
                                                 $ 24              $ 25
                                                 ====              ====

  (c) Represents reversal of the increase in the LIFO reserve recorded by Federal Paper Board in each period, and, as a result of recording the excess of the pension benefit obligation over plan assets for the defined benefits pension plans and the excess accumulated postretirement benefit obligation over plan assets, the amortization of deferred losses and the transition obligation are being reversed from the periodic pension cost and postretirement benefit cost, respectively. Also includes elimination of cost of sales related to sales from Federal Paper Board to International Paper and the reversal of start-up costs previously capitalized to attain consistent accounting of such costs with International Paper. The pro forma adjustments to cost of products sold are as follows:

                                            SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                            ------------------ -----------------
     Reversal of increase in the LIFO
      reserve.............................         $ (8)             $ (3)
     Reversal of amortization of deferred
      pension losses .....................           (6)               13
     Reversal of amortization of
      transition obligation for the post-
      retirement benefit plan.............           (1)               (1)
     Elimination of cost of sales from
      Federal Paper Board to International
      Paper...............................          (41)              (55)
     Reversal of start-up costs previously
      capitalized.........................          --                  2
                                                   ----              ----
                                                   $(56)             $(44)
                                                   ====              ====

  (d) Represents depreciation expense as a result of (i) the step-up of Federal Paper Board's plants, properties and equipment; (ii) the utilization of International Paper's policy on useful lives of such assets; and (iii) amortization of excess cost over net assets acquired over 40 years. Such amounts also reflect the reversal of amortization expense of start-up costs that were capitalized by Federal Paper Board and the reversal of goodwill amortization that was recorded by Federal Paper Board on previous acquisitions. The pro forma adjustments to depreciation and amortization are as follows:

                                           SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                           ------------------ -----------------
     Reduction of depreciation expense ..         $(5)              $(10)
     Amortization of excess cost over net
      assets acquired....................          25                 34
     Reversal of amortization of start-up
      costs..............................          (4)                (5)
     Reversal of Federal Paper Board
      goodwill amortization..............          (2)                (3)
                                                  ---               ----
                                                  $14               $ 16
                                                  ===               ====

  (e) Represents reclassification of distribution expense from net sales to distribution expense to conform to International Paper's financial reporting presentation.

  (f) Represents the planned reduction of salaries and benefits as a result of eliminating duplicative office functions.

  (g) Represents acquisition interest expense based upon the private placement of commercial paper at an assumed interest rate of 5.51% and long-term debt at an assumed interest rate of 6.31%. Also included is the amortization of debt issuance costs which were incurred to finance the Merger. The pro forma adjustments to interest expense, net are as follows:

                                           SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                           ------------------ -----------------
     Interest expense.....................        $58                $77
     Amortization of debt issuance cost...          1                  1
                                                  ---                ---
                                                  $59                $78
                                                  ===                ===

  (h) Represents the tax effect of the Unaudited Pro Forma Condensed Combined Statements of Earnings adjustments, excluding goodwill amortization, based upon the statutory tax rate.

  (i) Pro forma combined earnings per share amounts, as presented in the accompanying Unaudited Pro Forma Condensed Combined Statements of Earnings, are based on the weighted average number of shares of International Paper outstanding for each period presented.

  The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

  (j) Represents the elimination of receivables between Federal Paper Board and International Paper.

  (k) Represents the step-up of inventory to fair value by $13 million and to expense Federal Paper Board's by-product inventory of $7 million to conform with International Paper's financial reporting presentation.

  (l) Represents the preliminary adjustments of assets to fair value.

  (m) Represents the preliminary estimate of excess purchase price over the fair value of Federal Paper Board net assets acquired. The estimated purchase price (estimated at $2,724 million) includes acquisition related expenses and the value of options on IP Common Stock exchanged for all outstanding options on FPB Common Stock.

  (n) Represents capitalized debt issuance costs of $4 million and related expenses to finance the purchase of 49% of Federal Paper Board shares in cash offset by the reversal of deferred start up costs of $8 million to attain consistent accounting of such costs with International Paper.

  (o) Represents the issuance of current and long-term debt to finance the transaction. Management of International Paper has assumed that the acquisition will be financed with both privately placed commercial paper (50%) and long-term debt (50%).

  (p) Represents accrual of estimated severance related expenses of $63 million resulting from the Merger and elimination of payables between International Paper and Federal Paper Board of $4 million.

  (q) Represents the net tax effect of the pro forma adjustments.

  (r) Represents the recording of the excess of the pension benefit obligation over plan assets for the defined pension plans of $21 million and the accumulated benefit obligation over plan assets of $20 million for the postretirement benefit plan as well as the accrual of additional costs of $75 million related to the Merger.

  (s) Represents the elimination of Federal Paper Board's historical equity, issuance of shares by International Paper to acquire 51% of the outstanding shares of Federal Paper Board at the conversion rate of
      1.358 International Paper shares for each share of Federal Paper Board and the cost of exchanging outstanding options on shares of Federal Paper Board stock for options of International Paper stock based upon 2,457,655 Federal Paper Board stock options outstanding at September 30, 1995 at an average exercise price of $24.53 per share. The revaluation reflects the exchange of 1.358 International Paper options for each Federal Paper Board option and a corresponding reduction in the average exercise price at the conversion rate of $18.06 compared to an assumed International Paper common stock price of $40.50 per share. The pro forma adjustments to shareholders' equity are summarized as follows:

                                                COMMON  PAID IN  RETAINED TREASURY
                                                STOCK   CAPITAL  EARNINGS  STOCK
                                                ------  -------  -------- --------
     Reversal of Federal Paper Board's equi-
      ty......................................  $(236)  $ (242)   $(580)    $(2)
     Issuance of IP Common Stock for 51% of
      FPB Common Stock outstanding............     33    1,300      --       --
     Value of options on IP Common Stock
      exchanged for all outstanding options on
      FPB Common Stock........................    --        75      --       --
                                                -----   ------    -----     ----
                                                $(203)  $1,133    $(580)    $(2)
                                                =====   ======    =====     ====

                 INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
             UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
                    EARNINGS TO REFLECT IP PRO FORMA EVENTS

  The following unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 1995 and the year ended December 31, 1994, and the related pro forma adjustments described in the accompanying footnotes, present the combined results of the continuing operations of International Paper, Carter Holt Harvey, Ltd., Carpenter Paper Company; Seaman-Patrick Holding Company, the high-pressure laminates business of Westinghouse, Papetries de Lana, and the inks and adhesive resins business of DSM, collectively referred to herein as the "IP Pro Forma Events."

  The acquisition of 26.5% of Carter Holt Harvey, Ltd. ("CHH") common stock was completed on April 20, 1995, thereby increasing International Paper's total ownership in CHH to 50.3% (50.2% on a fully diluted basis). CHH was accounted for under the equity method in International Paper's historical financial statements until May 1, 1995, at which time International Paper began consolidating CHH's financial statements. CHH is consolidated for all periods in the accompanying pro forma statements of earnings.

  The assets of Carpenter Paper Company and Seaman-Patrick Holding Company were acquired on January 31, 1995 in exchange for shares of IP Common Stock. The common stock of Papetries de Lana was acquired on July 6, 1995. The high-pressure laminates business was acquired from Westinghouse on September 1, 1995. The acquisition of DSM was completed during October 1995.

  The unaudited pro forma condensed combined statements of earnings are prepared as if the transactions occurred as of the beginning of the period. The pro forma adjustments are based on available information, estimated purchase price allocations and certain assumptions that International Paper believes are reasonable. There can be no assurance that the assumptions and estimates will be realized. The unaudited pro forma condensed combined statements of earnings do not purport to represent International Paper's actual results of operations if the transactions described above would have occurred at the beginning of the respective periods. In addition, they may not be indicative of future results. An unaudited pro forma condensed combined balance sheet as of September 30, 1995 is not included in this document because International Paper's historical consolidated balance sheet as of September 30, 1995 (incorporated by reference in this Proxy Statement/Prospectus) includes the consolidation of the assets and liabilities of acquired businesses except for the inks and resin business of DSM which was not significant.

  The unaudited pro forma condensed combined statements of earnings should be read in conjunction with International Paper's historical financial statements and related notes thereto included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                  INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
                     UNAUDITED PRO FORMA CONDENSED COMBINED
              STATEMENT OF EARNINGS TO REFLECT IP PRO FORMA EVENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                          INTERNATIONAL   ACQUIRED                  INTERNATIONAL
                              PAPER      BUSINESSES    PRO FORMA        PAPER
                          (HISTORICAL)  (HISTORICAL) ADJUSTMENTS(a)  (PRO FORMA)
                          ------------- ------------ -------------- -------------
Net Sales...............     $14,721        $802         $ --          $15,523
                             -------        ----         -----         -------
Costs and Expenses
  Cost of products
   sold.................      10,322         470            19 (b)      10,811
  Depreciation and amor-
   tization.............         764          38             6 (c)         808
  Distribution ex-
   penses...............         589          28            (1)(d)         616
  Selling and adminis-
   trative expenses.....         992         122           --            1,114
  Taxes other than
   payroll and income
   taxes................         132           2           --              134
                             -------        ----         -----         -------
    Total Costs and Ex-
     penses.............      12,799         660            24          13,483
                             -------        ----         -----         -------
Earnings Before
 Interest, Income Taxes
 and Minority Interest..       1,922         142           (24)          2,040
  Interest expense,
   net..................         371          22            31 (f)         424
                             -------        ----         -----         -------
Earnings Before Income
 Taxes and Minority
 Interest...............       1,551         120           (55)          1,616
  Provision for income
   taxes................         551          22           (21)(g)         552
  Minority interest ex-
   pense, net of taxes..         110         --             46 (h)         156
                             -------        ----         -----         -------
Earnings................     $   890        $ 98         $ (80)        $   908
                             =======        ====         =====         =======
Earnings Per Common
 Share..................     $  3.49        $--          $ --          $  3.56
                             =======        ====         =====         =======
Average Shares of Common
 Stock Outstanding......       255.1         --            --            255.1
                             =======        ====         =====         =======


     The accompanying notes are an integral part of the Unaudited Pro Forma
                            Statements of Earnings.

                  INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
                     UNAUDITED PRO FORMA CONDENSED COMBINED
              STATEMENT OF EARNINGS TO REFLECT IP PRO FORMA EVENTS

                          YEAR ENDED DECEMBER 31, 1994
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                          INTERNATIONAL   ACQUIRED                   INTERNATIONAL
                              PAPER      BUSINESSES     PRO FORMA        PAPER
                          (HISTORICAL)  (HISTORICAL) ADJUSTMENTS (a)  (PRO FORMA)
                          ------------- ------------ --------------- -------------
Net Sales...............     $14,966       $1,935         $ --          $16,901
                             -------       ------         -----         -------
Costs and Expenses
  Cost of products
   sold.................      11,092        1,120            44 (b)      12,256
  Depreciation and
   amortization.........         885           90            10 (c)         985
  Distribution
   expenses.............         692           71            (1)(d)         762
  Selling and
   administrative
   expenses.............       1,082          356            (2)(e)       1,436
  Taxes other than
   payroll and income
   taxes................         151            4           --              155
                             -------       ------         -----         -------
    Total Costs and
     Expenses...........      13,902        1,641            51          15,594
                             -------       ------         -----         -------
Earnings Before
 Interest, Income Taxes,
 Minority Interest and
 Cumulative Effect of
 Accounting Change......       1,064          294           (51)          1,307
  Interest expense,
   net..................         349           56            87 (f)         492
                             -------       ------         -----         -------
Earnings Before Income
 Taxes, Minority
 Interest and Cumulative
 Effect of Accounting
 Change.................         715          238          (138)            815
  Provision for income
   taxes................         236           65           (54)(g)         247
  Minority interest
   expense, net of
   taxes................          47            2            85 (h)         134
                             -------       ------         -----         -------
Earnings Before
 Cumulative Effect of
 Accounting Change......     $   432       $  171         $(169)        $   434
                             =======       ======         =====         =======
Earnings Per Common
 Share
  Earnings before
   cumulative effect of
   accounting change....     $  1.73       $  --          $ --          $  1.73
                             =======       ======         =====         =======
Average Shares of Common
 Stock Outstanding......       249.7          --            1.0 (i)       250.7
                             =======       ======         =====         =======

     The accompanying notes are an integral part of the Unaudited Pro Forma
                            Statements of Earnings.

                 INTERNATIONAL PAPER COMPANY AND ACQUISITIONS
    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                        TO REFLECT IP PRO FORMA EVENTS

  (a) The unaudited pro forma condensed combined statements of earnings adjust the historical International Paper amounts to reflect acquisitions in 1995 of interests in the following businesses accounted for under the purchase method (collectively, the "IP Pro Forma Events"): shares of stock of Carter Holt Harvey, Ltd.; the assets of Carpenter Paper Company and Seaman-Patrick Holding Company; the high-pressure laminates business of Westinghouse; the common stock of Papetries de Lana; and the inks and adhesive resins business of DSM.

  (b) The elimination of earnings for acquired businesses previously accounted for under the equity method.

  (c) The pro forma adjustments include the increase in depreciation and goodwill amortization expense resulting from the purchase adjustments related to the acquired businesses. Depreciation expense is computed under the straight-line method over lives ranging from 6 to 40 years. Goodwill is amortized over 40 years. The pro forma adjustments to depreciation and amortization are as follows:

                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1995          1994
                                                    ------------- ------------
   Increase in depreciation expense................       $3          $ 7
   Amortization of excess cost over net assets ac-
    quired.........................................        5            8
   Reversal of goodwill amortization...............       (2)          (5)
                                                         ---          ---
                                                          $6          $10
                                                         ===          ===

  (d) The planned reduction in salaries, benefits and facility costs resulting from the closure of duplicate distribution facilities of an acquired business.

  (e) The planned reduction in selling and administrative expenses resulting from the restructuring of certain acquired businesses.

  (f) Interest expense on acquisition related debt.

  (g) Deferred taxes on the pro forma adjustments.

  (h) The minority interest in the acquired businesses.

  (i) Additional shares issued in conjunction with the acquired businesses.

               DESCRIPTION OF INTERNATIONAL PAPER CAPITAL STOCK

  The statements set forth under this heading with respect to certain provisions of the New York Business Corporation Law (the "NYBCL"), the Restated Certificate of Incorporation of International Paper (the "IP Charter"), the by-laws of International Paper (the "IP By-laws") and the Rights Agreement (as defined below) are brief summaries thereof and do no purport to be complete and are qualified in their entirety by reference to the relevant provisions of the NYBCL, the IP Charter, the IP By-laws and the Rights Agreement, as appropriate.

  The authorized capital stock of International Paper consists of (i) 400,000,000 shares of IP Common Stock; (ii) 400,000 shares of cumulative $4.00 preferred stock, without par value (the "IP $4.00 Preferred Stock"); and (iii) 8,750,000 shares of serial preferred stock, $1.00 par value per share (the "IP Serial Preferred Stock" and, together with the IP $4.00 Preferred Stock, the "IP Preferred Stock").

  At October 31, 1995, there were outstanding (a) 260,758,197 shares of IP Common Stock (as well as the same number of International Paper Common Share Purchase Rights (the "Rights") to purchase IP Common Stock pursuant to the Rights Agreement dated as of April 17, 1987 (the "Rights Agreement"), as amended, between International Paper and Chemical Bank (successor to Manufacturers Hanover Trust Company, as Rights Agent)), (b) employee stock options to purchase an aggregate of approximately 8,679,116 shares of IP Common Stock and (c) 15,780 shares of IP $4.00 Preferred Stock. In addition, approximately 9,000,000 shares of IP Common Stock were reserved for issuance upon the conversion of the 5 1/4% Convertible Preferred Securities issued by International Paper Capital Trust.

IP COMMON STOCK

  Subject to the rights of the holders of any shares of IP Preferred Stock which may at the time be outstanding, holders of IP Common Stock are entitled to receive such dividends as may be declared from time to time by the IP Board out of funds legally available therefor. Dividends on the IP Common Stock are, in effect, limited by the terms of the IP $4.00 Preferred Stock to the amount of International Paper's retained earnings, which at September 30, 1995 were $5.4 billion. In addition, under the IP Charter no dividends may be declared, paid, or set aside for payment on the IP Common Stock unless full cumulative dividends are paid on the issued and outstanding IP Preferred Stock.

  The holders of IP Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Under certain circumstances involving a failure by International Paper to pay dividends on the IP $4.00 Preferred Stock, holders of IP $4.00 Preferred Stock will have the right to elect one-third (or the nearest whole number thereto) of the total number of directors to be elected at the next annual meeting of shareholders and at each subsequent annual meeting until all such dividends have been paid in full.

  Holders of IP Common Stock are entitled to share pro rata, upon any liquidation or dissolution of International Paper, in all remaining assets available for distribution to shareholders after satisfaction of International Paper's liabilities and payment to the holders of the IP $4.00 Preferred Stock of $100 per share upon involuntary liquidation and $105 per share upon voluntary liquidation. The outstanding shares of IP Common Stock are, and any shares which may be acquired upon conversion of the 5 1/4% Convertible Preferred Securities issued by International Paper Capital Trust will be, fully paid and nonassessable. The holders of IP Common Stock have no preferential, preemptive, conversion or redemption rights. The IP Common Stock is listed on the NYSE. The registrar and transfer agent for the IP Common Stock is Chemical Mellon Shareholder Services L.L.C.

IP PREFERRED STOCK

  The following summary contains a description of certain general terms of the IP Preferred Stock. The description of certain provisions of the IP Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the IP Charter relating to each particular series of IP Preferred Stock.

  IP Serial Preferred Stock. Under the IP Charter, the Board of Directors of International Paper (the "IP Board") is authorized, without further shareholder action, to provide for the issuance of up to 8,750,000 shares of IP Serial Preferred Stock. The IP Serial Preferred Stock may be issued in one or more series, with such designations of titles, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding up of International Paper, any sinking fund provisions, any conversion provisions, any voting rights thereof, and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions as shall be set forth as and when established by the IP Board. The shares of any series of IP Serial Preferred Stock will be, when issued, fully paid and nonassessable and holders thereof will have no preemptive rights in connection therewith.

  IP $4.00 Preferred Stock. The IP Charter authorizes the issuance of up to 400,000 shares of IP $4.00 Preferred Stock without par value. Pursuant to the applicable provisions of the IP Charter, the holders of the IP $4.00 Preferred Stock are entitled to receive when, as and if declared by the IP Board, out of funds legally available for payment, cash dividends at the rate per annum of $4.00 per share. Dividends are cumulative without interest. If dividends in full on all outstanding shares of the IP $4.00 Preferred Stock for all past quarterly dividend periods and the then current quarterly dividend period shall not have been paid, no cash dividends may be paid or distributions made to the holders of any class of stock ranking junior to the IP $4.00 Preferred Stock.

  Except as expressly provided by law or in the IP Charter, the holders of shares of IP $4.00 Preferred Stock have no voting rights. If dividends payable on the IP $4.00 Preferred Stock are in arrears in an amount equal to four full quarterly dividends, the holders of the IP $4.00 Preferred Stock will have the right to elect one-third (or the nearest whole number thereto) of the total number of directors to be elected at the next annual meeting of shareholders and at each subsequent annual meeting until all such dividends have been paid in full. International Paper must obtain the approval of holders of two-thirds of the shares of the IP $4.00 Preferred Stock in order to (i) authorize, create or issue stock of any class ranking prior to the IP $4.00 Preferred Stock or (ii) amend (x) the certificate of authorization of new shares relating to the IP $4.00 Preferred Stock or (y) any provisions of the IP Charter in a manner materially prejudicial to such holders. International Paper must obtain the affirmative vote of holders of a majority of the shares of the IP $4.00 Preferred Stock in order to (i) increase the number of authorized shares of IP $4.00 Preferred Stock; (ii) authorize, create or issue stock of any class ranking on a parity with the IP $4.00 Preferred Stock; or
(iii) sell, lease or dispose of all or substantially all of the assets of International Paper (otherwise than by merger of consolidation).

  In the event of a merger or consolidation of International Paper in which the holders of the IP $4.00 Preferred Stock do not have appraisal rights under the NYBCL, such holders are entitled to receive $105.00 per share of IP $4.00 Preferred Stock, unless by the terms of the merger or consolidation such holders are entitled to shares or securities which have the relative ranking, rights and preferences of the IP $4.00 Preferred Stock prior to such merger or consolidation. Under certain circumstances relating to aggregate net earnings of International Paper, approval of holders of a majority of the IP $4.00 Preferred Stock may be required to purchase or redeem or pay cash dividends in respect of stock which is junior to the IP $4.00 Preferred Stock, including IP Common Stock.

  Shares of IP $4.00 Preferred Stock may be redeemed at the option of International Paper, in whole or in part, at any time or from time to time, out of funds legally available therefor, at $105.00 plus an amount equal to accrued and unpaid dividends, if any, to the redemption date, whether or not earned or declared.

  Holders of shares of IP $4.00 Preferred Stock are entitled to a liquidation preference of (i) $105.00, in the event of a voluntary liquidation, dissolution or winding up or (ii) $100.00, if such liquidation, dissolution or winding up is involuntary, plus in each case any amount equal to all dividends accrued and unpaid up to and including the date fixed for distribution, whether or not earned or declared.

CERTAIN RESTRICTIONS ON TAKEOVERS

  General. Certain provisions of the NYBCL, the IP Charter and the IP By-laws, as well as the Rights Agreement, may be deemed to have an anti-takeover effect. Such provisions are designed to protect shareholders of International Paper against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with International Paper to negotiate with the IP Board for the fair and equitable treatment of all shareholders.

  Charter Provisions. The IP Charter contains provisions which require the affirmative vote of (a) 80% of the outstanding shares of voting stock and (b) a majority of the voting stock not owned by an Interested Shareholder (an owner of 10% or more of voting power) to approve any Business Combination (as such term is defined in the IP Charter) with an Interested Shareholder unless
(x) the Business Combination shall have been approved by the IP Board at a time when Disinterested Directors (those directors unaffiliated with an Interested Shareholder who were either on the IP Board prior to the time the Interested Shareholder became an Interested Shareholder or succeeded a Disinterested Director and were recommended for a nomination or election by a majority of the Disinterested Directors) constitute a majority of the entire Board of Directors of International Paper or (y) in the case of a Business Combination involving the payment of consideration to holders of capital stock, certain conditions concerning the adequacy of the consideration are met. In addition, the IP Charter contains provisions which (1) divide the IP Board into three classes of as nearly equal size as possible, with directors in each class being elected for terms of three years and (2) require the affirmative vote of 80% of the outstanding shares of voting stock to remove any Director except for cause. For a more detailed discussion on certain provisions of the IP Charter and the IP By-laws relating to directors, see "COMPARISON OF SHAREHOLDER RIGHTS--Directors".

  New York Law. Under the NYBCL, the affirmative vote of the holders of two-thirds of all outstanding shares of stock of a New York corporation entitled to vote thereon is required to approve mergers and consolidations, and for sales, leases, exchanges or other dispositions of all or substantially all the assets of a corporation, if not made in the usual or regular course of the business actually conducted by such corporation.

  In addition, Section 912 of the NYBCL (the "New York Business Combination Law") prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) with, involving or proposed by any interested shareholder (defined generally as any person who (i) directly or indirectly, beneficially owns 20% or more of the outstanding voting stock of a resident domestic New York corporation or (ii) is an affiliate or associate of such resident domestic corporation and at any time within the past five years was a beneficial owner of 20% or more of such stock) for a period of five years after the date on which the interested shareholder became such. After such five-year period, a business combination between a resident domestic New York corporation and such interested shareholder is prohibited unless either certain "fair price" provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such interested shareholder or its affiliates or associates. The New York Business Combination Law exempts from its prohibitions any business combination with an interested shareholder if such business combination, or the purchase of stock by the interested shareholder that caused such shareholder to become such, is approved by the board of directors of the resident domestic New York corporation prior to the date on which the interested shareholder becomes such. Provided that at least ten percent of the voting stock of International Paper is owned beneficially by residents of (or organizations having their principal offices in) the State of New York, International Paper is a resident New York corporation. The New York Business Combination Law also excludes resident domestic corporations having no class of stock registered with the Commission, unless the certificate of incorporation provides otherwise.

  A resident domestic New York corporation may adopt an amendment to its by-laws, approved by the affirmative vote of the holders, other than interested shareholders and affiliates and associates, of a majority of the outstanding voting stock, excluding the voting stock of interested shareholders and their affiliates and associates, expressly electing not to be governed by the New York Business Combination Law. However, such amendment will not be effective until 18 months after such shareholder vote and will not apply to any business combination with an interested shareholder who was such on or prior to the effective date of such amendment. International Paper has not amended the IP By-laws to elect not to be governed by the New York Business Combination Law.

  Rights Agreement. Pursuant to the Rights Agreement, certificates for IP Common Stock also represent a like number of Rights to purchase IP Common Stock issued thereunder and each share of IP Common Stock offered hereby will be accompanied by one Right. The following description of the Rights is qualified in its entirety by reference to such Rights Agreement, which is an exhibit to International Paper's registration statement on Form 8-A, dated April 17, 1987, as amended, incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meaning assigned thereto in the Rights Agreement.

  Except as provided below, each Right entitles the registered holder to purchase from International Paper one share of IP Common Stock at an exercise price of $77.50, subject to adjustment as provided below (the "Purchase Price"). The Rights will be evidenced by the IP Common Stock certificates until the earlier of (i) the tenth day after the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer by a person or group other than International Paper if, upon consummation of the offer, such person or group has acquired beneficial ownership of 20% or more of the outstanding IP Common Stock, or (ii) the tenth day after the first public announcement that an Acquiring Person has acquired the beneficial ownership of 20% or more of the shares of IP Common Stock (the earlier of such dates being called the "Distribution Date"). The Rights will be transferable with and only with the shares of IP Common Stock until the Distribution Date. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of shares of IP Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

  The Rights are not exercisable until the Distribution Date and will expire on April 29, 1997 (the "Final Expiration Date"), unless earlier redeemed by International Paper as provided below. Until a Right is exercised, the holder thereof will have no additional rights as a shareholder of International Paper, including, without limitation, the right to vote or to receive dividends on shares of IP Common Stock subject to the Rights.

  In the event that, following the Distribution Date, International Paper (i) engages in a merger or other business combination transaction with a Principal Party in which the shares of IP Common Stock are changed into, or exchanged for, stock or other securities of any other person or cash or other property, or (ii) sells or transfers 50% or more of its assets or earnings power to a Principal Party, each holder of a Right (except as provided below) shall thereafter have the right to receive, upon exercise thereof at the Purchase Price, common stock of such Principal Party having a value of twice such Purchase Price. In the event that (i) an Acquiring Person shall acquire beneficial ownership of 30% or more of the shares of IP Common Stock outstanding, other than pursuant to an offer for all outstanding shares of IP Common Stock which the Continuing Directors, as defined below, determine to be in the best interests of International Paper and its shareholders, (ii) International Paper merges with an Acquiring Person and International Paper is the surviving corporation and all shares of IP Common Stock remain outstanding and unchanged or (iii) an Acquiring Person engages in one or more "self-dealing" transactions with International Paper, each holder of a Right will be entitled to purchase, at the Purchase Price, (A) shares of IP Common Stock having a value of twice the Purchase Price or (B) in certain circumstances as determined by the Continuing Directors, any combination of cash, property, shares of IP Common Stock or other securities equal to twice the Purchase Price (any of the events described in this paragraph being called "Triggering Events"). Any Rights that are or were at any time on or after the earlier of the Distribution Date or the Stock Acquisition Date beneficially owned by an Acquiring Person will become null and void upon the occurrence of a Triggering Event, and any holder of any such Right will be unable to exercise such Right after the occurrence of a Triggering Event.

  At any time prior to the earlier of (i) the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, the IP Board may redeem the Rights in whole, but not in part, at a price of $.025 per Right.

  The Purchase Price payable, and the number of shares of IP Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the IP Common Stock; (ii) upon the grant to holders of IP Common Stock of certain rights or warrants to subscribe for shares of IP Common Stock or convertible securities at less than the current market price of the IP Common Stock; or
(iii) upon the distribution to holders of IP Common Stock of evidences of indebtedness, securities, cash or assets (excluding regular periodic dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.

  The term "Continuing Director" is defined in the Rights Agreement as any member of the IP Board who was a member of the IP Board prior to the Stock Acquisition Date, and any successor of a Continuing Director who is recommended, or elected to succeed such Continuing Director by a majority of the Continuing Directors but shall not include an Acquiring Person or a representative or nominee of an Acquiring Person.

  The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire International Paper on terms not approved by the IP Board. The Rights should not interfere with any merger or other business combination approved by the IP Board since the Rights may be redeemed by International Paper prior to the time that a person or group has acquired beneficial ownership of 20% or more of the outstanding Common Stock.

                       COMPARISON OF SHAREHOLDER RIGHTS

  The statements set forth under this heading with respect to certain provisions of the NYBCL, the IP Charter, the IP By-laws, the Rights Agreement, the NCBCA and the Articles of Incorporation (the "FPB Articles") and by-laws (the "FPB By-laws") of Federal Paper Board, are brief summaries thereof and do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of the NYBCL, the IP Charter, the IP By-laws, the Rights Agreement, the NCBCA, the FPB Articles and the FPB By-laws, as appropriate.

  The following summary compares certain rights of Federal Paper Board shareholders under the NCBCA and the FPB Articles and FPB By-laws with the rights of International Paper's shareholders under the NYBCL and the IP Charter and the IP By-laws. International Paper is incorporated under the laws of the State of New York. Federal Paper Board is incorporated under the laws of the State of North Carolina. If the Merger is consummated, the shareholders of Federal Paper Board receiving the Stock Consideration will become shareholders of International Paper. As shareholders of a New York corporation, their rights will differ in certain respects from those of shareholders of a North Carolina corporation. In addition, the rights of shareholders of Federal Paper Board who become shareholders of International Paper following the Merger will be governed by the IP Charter and the IP By-laws rather than the provisions of the FPB Articles and the FPB By-laws.

AMENDMENT OF GOVERNING DOCUMENTS

  Certificates of Incorporation. Under the NYBCL, except for certain specified matters, an amendment or change to the IP Charter must be authorized by the IP Board of Directors, followed by a vote of the majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. In addition, certain specified amendments affecting the rights of holders of a class of securities must be approved by vote of the majority of all outstanding shares of such class entitled to vote thereon, even though they ordinarily would not have voting rights. Under the NYBCL, certain specified amendments to the articles of incorporation may be made by the board of directors without shareholder approval.

  Under the IP Charter, any proposal to amend or repeal certain provisions of the IP Charter including provisions relating to business combinations, the size of the board of directors, classification of directors, removal of directors, indemnification of directors and transactions with interested directors requires the affirmative vote of not less than 80% of the outstanding shares entitled to vote.

  Under the NCBCA, amendments to the articles of incorporation generally must be recommended by the board of directors and approved by the shareholders. If the proposed amendment would not create dissenters' rights with respect to a voting group entitled to vote, for a proposed amendment to be approved by such voting group, more votes of such group must be cast in favor of the proposed amendment than against, provided a quorum is present. If the proposed amendment would create dissenters' rights in one or more voting groups, the shareholders in such voting groups must approve the amendment by a majority of the votes entitled to be cast on the amendment. In either case, the articles of incorporation or a by-law adopted by the shareholders or the board of directors may require a greater vote. Under the NCBCA, unless otherwise provided, certain specified amendments to the articles of incorporation may be made by the board of directors (without shareholder approval). In addition, certain specified amendments affecting the rights of holders of a class of securities must be approved by vote of holders of shares of such class entitled to vote thereon, even though they ordinarily would not have voting rights.

  The FPB Articles require the consent of the holders of 95% of all outstanding voting shares of Federal Paper Board to amend Article Tenth thereof, which is described below under "--Business Combinations".

  By-laws. Under the NYBCL, by-laws may be adopted, amended or repealed by a majority vote of all shareholders entitled to vote in the election of directors. When provided by the certificate of incorporation or a by-law adopted by the shareholders, as is the case with International Paper, a majority of the board of directors may also adopt, amend or repeal by-laws. Any by-law adopted by the board of directors without shareholder approval may be amended or repealed by a majority of votes cast at a meeting of shareholders.

  By their terms, the IP By-laws may be amended at any annual meeting, or at any special meeting called for that purpose, by a vote of majority of the shares represented and entitled to vote thereat. By majority vote of the whole Board, the IP Board may amend the IP By-laws but any such action may be amended by the shareholders at any annual meeting.

  Under the NCBCA, a corporation's board of directors may amend or repeal the corporation's by-laws, except to the extent otherwise provided in the articles of incorporation or a by-law adopted by the shareholders or the NCBCA, and except that a by-law adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a by-law adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular by-law or the by-laws generally. A corporation's shareholders may amend or repeal the corporation's by-laws even though the by-laws may also be amended or repealed by the board of directors.

  The FPB By-laws provide that, subject to the following sentence, the FPB By-laws may be altered, amended or repealed (i) at any shareholders meeting by a vote of the holders of a majority of the shares represented at the meeting or
(ii) by a majority vote of the entire FPB Board at any regular or special meeting, but any by-laws so made by the FPB Board may be altered or repealed by the shareholders. Notwithstanding the foregoing, (i) the provisions of the FPB By-laws relating to the number and classification of the FPB Board may be amended only by the vote of the holders of two-thirds of all outstanding shares of FPB Common Stock and any preferred stock voting together with the FPB Common Stock as one class and (ii) so long as any class of preferred stock of Federal Paper Board is outstanding, no alteration, amendment or repeal of the provisions of the FPB By-laws regarding notice of shareholder meetings, voting rights of shareholders, and election and removal of directors which adversely affect the rights or preferences of such class shall be made without the consent of the holders of at least two-thirds of the outstanding shares of such class.

DIRECTORS

  Number and Election; Classification. Under the NYBCL, the board of directors of a widely held corporation must consist of a least three directors. Under the IP Charter, the number of directors of International

Paper is determined by the IP Board, but may not be less than nine or more than eighteen. The IP Board is classified into three classes of directors. Each class has a three-year term expiring on the date of the third annual meeting of shareholders succeeding their election. The IP Charter does not provide for cumulative voting for the election of directors.

  The NCBCA provides that the number of directors shall be fixed in accordance with the articles of incorporation or by-laws. If the number of directors of a corporation is fixed at nine or more, the NCBCA permits the articles of incorporation or by-laws adopted by the shareholders to provide for election of directors on a staggered basis.

  The FPB Articles and the FPB By-laws provide that the number of directors shall be not less than three nor more than fifteen; provided that the number of directors shall be increased in the event that and for so long as the holders of any class of preferred stock of Federal Paper Board shall, under the provisions of the FPB Articles, become entitled to elect, as a class, directors because of default in the payment of dividends. The exact number of directors shall be determined from time to time by the board of directors, and shall be nine unless otherwise determined by resolution of the board of directors. The FPB By-laws provide that the board shall be divided into four classes as nearly equal in number as may be, with each class of directors serving a four-year term. The FPB By-laws provide that directors shall be elected at the annual meeting of shareholders.

  The NCBCA grants shareholders the right to cumulate their votes for directors if the corporation was formed on or after July 1, 1957 and before July 1, 1990 unless such corporation is a "public corporation". Shareholders of other corporations do not have a right to cumulate their votes for directors unless the corporation's articles of incorporation so provide. Since Federal Paper Board is a "public corporation" as defined under the NCBCA and was incorporated in North Carolina as of October 8, 1993, and since the FPB Articles do not provide for cumulative voting, its shareholders are not entitled to cumulative voting.

  Removal; Vacancies. Under the NYBCL, any or all directors may be removed for cause by vote of the shareholders. A director may be removed without cause by a shareholder vote only if the certificate of incorporation or the by-laws so provide. The IP Charter provides that directors may be removed for cause only by the affirmative vote of 80% of the outstanding shares entitled to vote. The IP Charter and the IP By-laws do not provide for the removal of directors without cause by a shareholder vote.

  The NYBCL provides that, unless the certificate of incorporation or by-laws of a corporation provide otherwise, vacancies on the board of directors resulting in an increase in the number of directors and vacancies occurring for any reason except the removal of directors without cause may be filled by vote of the board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of directors then in office. The NYBCL further provides that unless the certificate of incorporation or a specific provision in the by-laws adopted by the shareholders provides otherwise, vacancies in the board of directors resulting from the removal of directors without cause may only be filled by a vote of the shareholders. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders and until his successor has been elected and qualified. The IP By-laws provide that any vacancy in the IP Board which occurs during the year or occurs as a result of an increase in the size of the IP Board may be filled by a vote of the IP Board, provided a quorum is present, or by a majority of directors then in office, if less than a quorum is then in office, or by a sole remaining director.

  Under the NCBCA, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. The FPB Articles, however, provide that any director elected by the holders of FPB Common Stock and any preferred stock of Federal Paper Board voting together with FPB Common Stock as one class may be removed from office, with or without cause, only by the vote of the holders of two-thirds of all outstanding shares of FPB Common Stock and any preferred stock voting together with the FPB Common Stock as one class.

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

  The NCBCA provides that, unless the articles of incorporation provide otherwise, a vacancy on the board of directors may be filled by (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board of directors, the affirmative vote of a majority of all the directors, or by the sole director, remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. The FPB Articles provide that the successor or successors of any director or directors removed by a vote of shareholders may be elected in the manner provided by the FPB By-laws for the filling of vacancies in the FPB Board. The FPB Articles are silent as to the election of directors to fill other vacancies on the board of directors. The FPB By-laws provide that a vacancy in the FPB Board may be filled by the stockholders entitled to vote thereon or, in the case of any vacancy in the FPB Board occurring at any time among the directors elected by the holders of FPB Common Stock and the FPB Convertible Preferred Stock voting together as one class, a majority of the remaining directors elected by the holders of FPB Common Stock and the FPB Convertible Preferred Stock voting together as one class, though less than a quorum, may elect a new director to hold office for the unexpired term of the director whose place shall be vacant and until his successor shall be elected and qualified.

  Fiduciary Duties. Under Section 717 of the NYBCL, a director must perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

    (1) one or more officers or employees of the corporation or of any other corporation of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the corporation, whom the director believes to be reliable and competent in the matters presented,

    (2) counsel, public accountants or other persons as to matters which the director believes to be within such person's professional or expert competence, or

    (3) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the certificate of incorporation or the by-laws, as to matters within its designated authority, which committee the director believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

  A person who so performs his duties shall have no liability by reason of being or having been a director of the corporation.

  In taking action, including, without limitation, action which may involve or relate to a change or potential change in the control of the corporation, a director shall be entitled to consider, without limitation, (1) both the long-term and the short-term interests of the corporation and its shareholders and
(2) the effects that the corporation's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development, productivity and profitability of the corporation; (ii) the corporation's current employees; (iii) the corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the corporation; (iv) the corporation's customers and creditors; and (v) the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

  By their terms, these provisions do not create any duties owed by any director to any person or entity to consider or afford any particular weight to any of the foregoing or abrogate any duty of the directors, either statutory or recognized by common law or court decisions. For these purposes, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the corporation, whether through the ownership of voting stock, by contract, or otherwise.

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

  Under the NCBCA, a director shall discharge his duties as a director (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he reasonably believes to be in the best interests of the corporation. A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with the standards of conduct for directors prescribed by the NCBCA. The duties of a director weighing a change of control situation are not any different, nor is the standard of care any higher, than otherwise provided under the NCBCA.

  Limitation on Liability. As permitted under the NYBCL, the IP Charter contains a provision eliminating the personal liability of directors to International Paper or its shareholders for damages for breaches of duty in such capacity, except where a judgment or other final adjudication establishes that the directors's acts or omissions (i) were in bad faith; (ii) involved intentional misconduct or a knowing violation of law; (iii) involved financial profit or some other advantage to which the director was legally entitled; or
(iv) resulted in violation of a statute prohibiting certain dividend declarations, certain payments to shareholders after dissolution, and particular types of loans. In addition, the provision does not affect the liability of a director for acts occurring prior to adoption of the limitation of liability.

  As permitted under the NCBCA, the FPB Articles provide that no person who is serving or has served as a director of Federal Paper Board shall be personally liable to Federal Paper Board or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interest of Federal Paper Board; (ii) any transaction from which the director derived an improper personal benefit; (iii) acts or omissions with respect to which the NCBCA does not permit the limitation of liability. The term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of Federal Paper Board.

QUORUM REQUIREMENTS; MEETINGS OF SHAREHOLDERS

  The IP By-laws provide that at least one-third of the holders of voting stock must be present in person or by proxy at any meeting of shareholders in order to constitute a quorum. The majority vote of a quorum at a meeting shall decide any question brought before such meeting. The IP By-laws further provide that the annual meeting of shareholders shall be held on a date and at such place as fixed by the IP Board. Special meetings may be called at any time by a majority of the IP Board or by the Chairman of the IP Board or by the President of International Paper.

  Under the NCBCA, a quorum of shareholders of a particular voting group exists if a majority of the votes entitled to be cast on a matter by the voting group is present or represented. Under the NCBCA, the quorum requirement may be increased or decreased by the articles of incorporation or a by-law adopted by the shareholders. The FPB Articles do not provide for an increased or decreased quorum requirement and the shareholders of Federal Paper Board have not adopted such a by-law.

  The FPB By-laws provide that the annual meeting of shareholders will be held on the third Tuesday of April in each year. The NCBCA provides that a special meeting of shareholders may be held (i) on call of the board of directors or persons authorized to do so in the corporation's articles of incorporation or by-laws or (ii) if provided in the articles of incorporation or by-laws (in the case of a "public corporation" such as Federal Paper Board), within 30 days after the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose for which it is to be held. The FPB By-laws provide that special meetings may be called by the chairman of the board of directors, the president or the FPB Board, and neither the FPB Articles nor the FPB By-laws provide that special meetings may be called by shareholders.


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

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

  Under the NYBCL, every person who has been a shareholder of record for at least six months, or any person holding or authorized in writing by the holders of at least five percent of any class of the outstanding shares has a right to examine, in person or by agent or attorney, during usual business hours the minutes of the proceedings of a corporation's shareholders and record of shareholders and to make extracts therefrom. The requesting shareholder must submit a written demand to the corporation at least five days prior to such examination. The corporation may refuse to provide such records to a person if such person refuses to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that he has not within five years sold or offered for sale any list of shareholders of any corporation, or aided or abetted any person in procuring any such record of shareholders for any such purpose.

  Under the NCBCA, a qualified shareholder of a corporation is entitled to inspect and copy, upon at least five business days' written notice, during regular business hours at the corporation's principal office, certain records of the corporation, including (i) its articles or restated articles of incorporation, by-laws or restated by-laws, and all amendments to them currently in effect; (ii) resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iii) minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years; (iv) all written communications to shareholders generally within the past three years and the financial statements required to be made available to the shareholders during the past three years under the NCBCA; (v) a list of the names and business addresses of its current directors and officers; and (vi) its most recent annual report delivered to the Secretary of State of the State of North Carolina.

  Under the NCBCA, a qualified shareholder may inspect and copy, during regular business hours at a reasonable location specified by the corporation, certain other documents of the corporation, including the record of shareholders, if (i) the shareholder's demand is made in good faith and for a proper purpose; (ii) the shareholder describes with reasonable particularity his purpose and the records he desires to inspect; (iii) the records are directly connected with his purpose; and (iv) the shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy. A "qualified shareholder" is defined as a person who has been a shareholder in the corporation for at least six months immediately preceding his demand or who is the holder of at least 5% of the corporation's outstanding shares of any class.

  Notwithstanding the foregoing, the NCBCA requires that a corporation must, after fixing a record date for a shareholders' meeting, prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, which list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.

PREEMPTIVE RIGHTS

  Under the NYBCL, unless a certificate of incorporation provides otherwise, shareholders have certain preemptive rights. In general, these rights allow shareholders whose unlimited dividend rights or voting rights would be adversely affected by the issuance of new stock to purchase, on terms and conditions set by the board of directors, that proportion of the new issue that would preserve the relative dividend or voting rights of such shareholders. The IP Charter provides that its shareholders do not possess such preemptive rights.

  Under the NCBCA, the shareholders of a North Carolina corporation incorporated on or after July 1, 1990 do not have a preemptive right to acquire the corporation's unissued shares, except to the extent the articles of incorporation so provide. The FPB Articles provide that "no holder of any class of stock of the corporation shall be entitled as such, as a matter of right, to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock of the corporation of any class whatsoever, or of any notes, bonds, obligations or other securities, whether or not the same be convertible into or exchangeable for stock of the corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration, or by way of dividend."

SHAREHOLDER ACTION WITHOUT MEETING

  Under both the NYBCL and the NCBCA, any shareholder action required or permitted to be taken by shareholder vote may be taken with the unanimous written consent of shareholders. Under the NYBCL, the certificate of incorporation may provide, to the extent it is not inconsistent with New York law, that such shareholder action may be taken upon the written consent of less than all outstanding shares. The IP Charter does not provide for written consent by less than all of the shareholders.

DIVIDENDS AND DISTRIBUTIONS

  Under the NYBCL, a corporation may generally pay dividends out of surplus. New York law requires a board of directors to make certain disclosures when paying dividends out of any account other than earned surplus. Dividends on the IP Common Stock are, in effect, limited by the terms of the IP $4.00 Preferred Stock to the amount of International Paper's retained earnings. At September 30, 1995, International Paper had available approximately $5.4 billion in retained earnings for the payment of dividends. In addition, under the IP Charter, no dividends may be declared, paid or set aside for payment on the IP Common Stock unless full cumulative dividends are paid on the IP $4.00 Preferred Stock and any issued and outstanding Serial Preferred Stock.

  The NCBCA provides that a board of directors may authorize and a corporation may make distributions to its shareholders subject to any restrictions in the corporation's articles of incorporation and subject to the further limitation that no distribution may be made if, after giving it effect, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  The FPB Articles provide that, subject to the rights of Federal Paper Board's preferred stock, dividends may be paid upon the FPB Common Stock as and when declared by the FPB Board out of any funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of Federal Paper Board, whether voluntary or involuntary, and after the holders of Federal Paper Board's preferred stock, if any, shall have been paid the amounts to which they are entitled, the remaining net assets of Federal Paper Board shall be distributed pro rata to the holders of FPB Common Stock in accordance with their respective rights and interests.

DISSENTERS' RIGHTS

  Under the NYBCL, holders of shares have the right, in certain circumstances, to dissent from certain corporate reorganizations by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. New York law affords dissenters' rights of appraisal upon certain mergers, consolidations, sales and other dispositions of assets requiring shareholder approval and share exchanges.

  Under the NCBCA, the shareholders of North Carolina corporations have the right to dissent and receive payment of the fair value of their shares in the event of a merger effected under the NCBCA, as well as certain other corporate actions such as amendments or changes to the articles of incorporation adversely affecting their shares, certain consolidations, and certain sales, leases, exchanges or other dispositions of all or substantially all of the corporation's assets. In connection with the Merger, shareholders of FPB Common Stock are entitled to exercise dissenters' rights as described under "THE SPECIAL MEETING--Dissenting Federal Paper Board Shareholders' Appraisal Rights".

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

INDEMNIFICATION

  Under the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for that portion of the settlement amount and expenses as the court deems proper.

  The indemnification described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws, or when authorized by (i) such certificate of incorporation or by-laws; (ii) a resolution of shareholders; (iii) a resolution of directors; or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The IP By-laws provide that International Paper shall indemnify to the maximum extent permissible under New York law its officers and directors for liability arising out of their actions in such capacity.

  Any person to whom such provisions apply who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available or so directs by either (A) the board upon the written opinion of legal counsel, or (B) by the shareholders.

  Under the NCBCA, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith, (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest and (b) in all other cases, that his conduct was at least not opposed to its best interests and
(iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The NCBCA requires that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. To the extent that a proceeding by or in the right of the corporation is concluded without a final adjudication on the issue of liability, indemnification is limited to reasonable expenses incurred by him in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on such grounds.

  The NCBCA requires that, unless limited by its articles of incorporation, a corporation shall indemnify an officer who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was an officer of the corporation against reasonable expenses incurred in connection with the proceeding. In addition, the NCBCA provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director, and may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

  The FPB By-laws provide that Federal Paper Board shall indemnify any person who is or was a director or officer of Federal Paper Board on the basis and to the extent provided in the FPB Articles, and that Federal Paper Board may indemnify any other person to whom Federal Paper Board is permitted to provide indemnification by applicable law, on such basis and to such extent as Federal Paper Board in its sole discretion may elect. The FPB Articles provides that Federal Paper Board shall, to the fullest extent permitted by law, indemnify its directors and officers against all liabilities and expenses arising out of their status as such, unless the activities of the person to be indemnified were at the time taken known or believed by him to be clearly in conflict with the best interests of Federal Paper Board.

INTERESTED TRANSACTIONS

  Generally, under the NYBCL and the NCBCA, no contract or transaction between a corporation and one or more of its directors or between a corporation and another entity in which one or more of its directors are directors or officers or in which one or more of its directors has a material financial interest is void or voidable because of such relationship or interest, if (i) the material facts of the transaction and the director's interest are disclosed or known to the board of directors or a committee of the board of directors which authorizes, approves, or ratifies the transaction by the affirmative vote of a majority of the directors of the board of directors who have no direct or indirect interest in the transaction; (ii) the material facts of the transaction and the director's interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify the transaction; or (iii) the transaction is fair to the corporation.

  The IP Charter provides that no contract or transaction entered into by International Paper is affected by the fact that a director of International Paper is in any way interested in or connected with any party to such contract or transaction or himself is a party to such contract or transaction, provided that such contract or transaction is approved by a majority of the directors present at the meeting authorizing or confirming such contract or transaction, without counting the vote of any interested director.

  The FPB Articles provide that, in the absence of fraud, a director shall not be disqualified by his office from dealing with or contracting with Federal Paper Board either as vendor, purchaser or otherwise, nor shall any transaction or contract of Federal Paper Board be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which a director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the FPB Board or of the committee thereof having authority to authorize or confirm such contract or transaction, the interest of such director, firm or corporation is disclosed or known, and there is present a quorum of directors or of the directors constituting such committee not so interested or connected and such contract or transaction is approved by a majority of such quorum, which majority consists of directors not so interested or connected. No director or directors so interested or connected shall be liable to Federal Paper Board or to any shareholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction.

BUSINESS COMBINATIONS

  For information concerning the NYBCL, the IP Charter and the IP By-laws, see "DESCRIPTION OF INTERNATIONAL PAPER CAPITAL STOCK--Certain Restrictions on Takeovers."

  Generally under the NCBCA, approval of mergers and share exchanges requires approval of each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group, unless the articles of incorporation or by-laws provide otherwise. For the sale of all or substantially all of the assets of a corporation, the approval by the affirmative vote of a majority of all the votes entitled to be cast on the matter, regardless of voting groups, is required, unless the articles of incorporation or the by-laws require a greater vote or a vote by voting groups.

  In the event of a merger, the NCBCA provides that the approval of the shareholders of the surviving corporation is not required if certain criteria are met, including the requirement that the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger.

  Article Tenth of the FPB Articles provides that the affirmative vote of 95% of the outstanding voting shares of Federal Paper Board, considered for this purpose as one class, is required for the adoption or authorization of a business combination with any other entity if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of 30% or more of the then outstanding voting shares of Federal Paper Board, considered as one class. The 95% voting requirement is supplemental to, and not in lieu of, the provisions of the Shareholder Protection Act (as defined below), and is not applicable if certain fair price and procedural requirements are satisfied.

STATE ANTI-TAKEOVER LAWS

  New York Business Combination Law. For a description of the New York Business Combination Law, see "DESCRIPTION OF INTERNATIONAL PAPER CAPITAL STOCK--Certain Restrictions On Takeovers".

  Shareholder Protection Act. Article 9 of the NCBCA sets forth the North Carolina Shareholder Protection Act (the "Shareholder Protection Act"). The Shareholder Protection Act requires the affirmative vote of the holders of 95% of the voting shares of a corporation, voting as one class, for the adoption or authorization of a business combination with any other entity if, as of the record date for the determination of shareholders entitled to vote on such business combination, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation or with an affiliate of the corporation which at any time has been a 20% holder of such voting shares. A "business combination" is defined to include any merger or consolidation of a corporation with or into any other corporation, or the sale or lease of all or any substantial part of the corporation's assets to, or any payment, sale or lease to the corporation or any fair subsidiary thereof, in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity. The 95% voting requirement is not applicable if certain fair price and procedural requirements are satisfied. Since International Paper does not own any voting securities of Federal Paper Board, the Shareholder Protection Act does not apply to the Merger.

  Control Share Acquisitions. Article 9A of the NCBCA sets forth the North Carolina Control Share Acquisition Act (the "Control Share Acquisition Act"). The Control Share Acquisition Act generally provides that any person who acquires beneficial ownership of the shares of a corporation that when added to all other shares of the corporation beneficially owned by the person would entitle that person to voting power in the election of directors that is equal to or greater than one-fifth, one-third or a majority of all voting power, is not entitled to vote the shares acquired in the acquisition unless the right to vote such shares is approved by a majority of all the outstanding shares of the corporation entitled to vote for the election of directors, excluding interested shares. Interested shares include any shares owned by any person who has acquired or proposes to acquire a controlling interest, any officer of the corporation, and any employee of the corporation who is also a director. The decision to grant voting rights to the control shareholder must be voted upon at the next special or annual shareholders meeting. Unless otherwise provided in the corporation's articles of incorporation or by-laws, if voting rights are granted to the control shares and the holders of the control shares have a majority of voting power for the election of directors, other shareholders may have their shares redeemed by the corporation at their fair value calculated as of the day prior to the date the vote was taken to accord the control shares such voting rights, as long as certain procedural requirements are satisfied. The Control Share Acquisition Act does not apply to acquisitions of stock pursuant to a merger or share exchange if effected pursuant to a written agreement to which the corporation is a party. The Control Share Acquisition Act applies only to certain covered corporations that are public corporations incorporated in and with substantial ties to the State of North Carolina and that have not opted out of the provisions of the Control Share Acquisition Act.

  Since Federal Paper Board elected to be exempt from the Control Share Acquisition Act, the Control Share Acquisition Act does not apply to the Merger.

SHAREHOLDER RIGHTS PLAN

  International Paper has adopted the Rights Agreement, while Federal Paper Board does not have a shareholder rights plan. A description of the Rights Agreement and the Rights is set forth above under "DESCRIPTION OF
INTERNATIONAL PAPER CAPITAL STOCK--Certain Restrictions on Takeovers --Rights Agreement."

                                 LEGAL MATTERS

  The legality of the IP Common Stock offered hereby will be passed upon for International Paper by James W. Guedry, Staff Vice President, Associate General Counsel and Secretary of International Paper. Shearman & Sterling, counsel to Federal Paper Board, and Skadden, Arps, Slate, Meagher & Flom, counsel to International Paper, will deliver opinions concerning federal income tax consequences of the Merger.

                                    EXPERTS

  The consolidated financial statements and related financial statement schedule incorporated in this Proxy Statement/Prospectus by reference from Federal Paper Board's Annual Report on Form 10-K/A for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of International Paper included in International Paper's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing and in giving such reports.

                           SHAREHOLDER PROPOSALS FOR
                            1996 ANNUAL MEETING OF
                       FEDERAL PAPER BOARD SHAREHOLDERS

  If the Merger is not consummated, it is currently anticipated, subject to postponement, that the 1996 Annual Meeting of Shareholders of Federal Paper Board will be held on or about April 18, 1996. If such meeting is held, shareholder proposals intended to be presented at such meeting must have been received by Federal Paper Board not later than November 15, 1995 for inclusion in the proxy materials for such meeting.

                                          By Order of the Board of Directors,

                                          John T. Flynn, Jr.
                                          Assistant Secretary

                                 ANNEXES TO THE
                          PROXY STATEMENT--PROSPECTUS

ANNEX I    RESTATED AND AMENDED AGREEMENT AND PLAN OF MERGER
ANNEX II   OPINION OF GOLDMAN, SACHS & CO.
ANNEX III  OPINION OF J.P. MORGAN SECURITIES INC.
ANNEX IV EXCERPT FROM THE NORTH CAROLINA BUSINESS CORPORATION ACT RELATING TO DISSENTERS' APPRAISAL RIGHTS

                                                                         ANNEX I
                                                                  CONFORMED COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               RESTATED AND AMENDED AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          INTERNATIONAL PAPER COMPANY,

                             FOCUS MERGER CO., INC.

                                      AND

                       FEDERAL PAPER BOARD COMPANY, INC.

        DATED AS OF NOVEMBER 6, 1995 AND AMENDED AS OF FEBRUARY 8, 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                        ANNEX I
                                                                 CONFORMED COPY
               RESTATED AND AMENDED AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         INTERNATIONAL PAPER COMPANY,
                            FOCUS MERGER CO., INC.

                                      AND

                       FEDERAL PAPER BOARD COMPANY, INC.

        DATED AS OF NOVEMBER 6, 1995 AND AMENDED AS OF FEBRUARY 8, 1996

  RESTATED AND AMENDED AGREEMENT AND PLAN OF MERGER dated as of November 6, 1995 and amended as of February 8, 1996 among International Paper Company, a New York corporation ("Parent"), Focus Merger Co., Inc., a North Carolina corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Federal Paper Board Company, Inc., a North Carolina corporation (the "Company").

                             W I T N E S S E T H:

  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "Agreement");

  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub as set forth below (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $5.00 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent or by the Company and other than Dissenting Shares (as defined in Section 2.04), will be converted into the right to receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") or cash or a combination thereof subject to the provisions of Article II of this Agreement;

  WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act (the "NCBCA"), the Company shall be merged with and into Merger Sub at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the NCBCA. At the election of Parent prior to the effective date of the Registration Statement (as defined in Section 6.02), any direct or indirect wholly owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger, provided that no such substitution shall be made if it would materially delay or impede the Merger or any of the other transactions contemplated by this Agreement. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

  SECTION 1.02. Closing. The closing of the Merger shall take place at 10:00 a.m. on a date to be specified by the parties which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date") at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

  SECTION 1.03. Effective Time. On the Closing Date, or as soon as practicable thereafter, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NCBCA and shall make all other filings or recordings required under the NCBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the North Carolina Secretary of State, or at such later time as is agreed upon by the parties and specified in the Articles of Merger (such time as the Merger becomes effective is referred to herein as the "Effective Time").

  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 55-11-06 of the NCBCA.

  SECTION 1.05. Articles of Incorporation and By-Laws of the Surviving Corporation. (a) Subject to the provisions of Section 6.07(a), the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation after the Effective Time (except that Article I of the Articles of Incorporation shall be amended as of the Effective Time to read as follows:
"The name of the Corporation is Federal Paper Board Company, Inc."), and thereafter may be amended as provided therein and as permitted by law and this Agreement.

  (b) Subject to the provisions of Section 6.07(a), the By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

  SECTION 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

  SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

         Effect of the Merger on the Capital Stock of the Constituent
                    Corporations; Exchange of Certificates

  SECTION 2.01. Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

  SECTION 2.02. Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held immediately prior to the Effective Time in the Company's treasury or by any of the Company's direct or indirect wholly owned subsidiaries and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

  SECTION 2.03. Conversion of Company Common Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, except as otherwise provided in this Section 2.03 and subject to Sections
2.04 and 2.05(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.02) shall be converted into, at the election of the holder thereof, one of the following (or a combination of shares of Parent Common Stock and cash determined in accordance with Sections 2.03(d), (e), (f) and (g)) (the "Merger Consideration"):

    (i) the right to receive the number of shares of Parent Common Stock determined by dividing $55.00 by the Average Parent Share Price and rounding the result to the nearest one thousandth of a share (the "Stock Consideration"); provided, however, that in no event shall the Stock Consideration be less than 1.275 or more than 1.612 shares of Parent Common Stock; provided, further, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Stock Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The "Average Parent Share Price" means the average of the last sales prices per share of Parent Common Stock on the New York Stock Exchange, Inc. (the "Stock Exchange") Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the Closing Date; or

    (ii) the right to receive in cash from Parent, without interest, an amount equal to $55.00 (the "Cash Consideration").

  As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

  (b) Elections. Subject to the election and allocation procedures set forth in this Section 2.03, each holder of Company Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of Company Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election"), or (ii) elect to receive the Cash Consideration (a "Cash Election"), or (iii) indicate that such holder has no preference as to the receipt of the Stock Consideration or the Cash Consideration (a "Non-Election").

  (c) Election Numbers. The number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration in the Merger shall be equal to (A) 49% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time less (B) the aggregate number of shares of Company Common Stock as to which a notice of dissent has been timely and properly filed pursuant to Section 55-13-21 of the NCBCA and not withdrawn as of the Election Deadline (as defined in Section 2.03(i)) (the "Cash Election Number"). The number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger (the "Stock Election Number") shall be equal to 51% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

  (d) Cash Election Adjustments. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

  each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration and
  (y) a fraction equal to one minus the Cash Fraction.

  (e) Stock Election Adjustments. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and the Stock Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

  each Stock Election Share shall be converted into the right to receive (i) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

  (f) Non-Election Adjustments. In the event that neither Section 2.03(d) nor 2.03(e) above is applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares, if any, shall be converted into the right to receive Parent Common Stock and cash in the following manner:

  each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of (A) the Cash Election Number over
  (B) the total number of Cash Election Shares and the denominator of which shall be the excess of (C) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares) over (D) the sum of the total number of Cash Election Shares and Stock Election Shares and (ii) a number of shares of Parent Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

  (g) Adjustments Relating to Tax Opinions. If either (i) the tax opinion of Shearman & Sterling referred to in Section 7.03(c) cannot be rendered (as reasonably determined by Shearman & Sterling and concurred in by Skadden, Arps, Slate, Meagher & Flom) or (ii) the tax opinion of Skadden, Arps, Slate, Meagher & Flom referred to Section 7.02(d) cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom and concurred in by Shearman & Sterling), in either case as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then Parent shall reduce to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered, the Cash Election Number and correspondingly increase the Stock Election Number. The requirement to issue additional shares of Parent Common Stock pursuant to the foregoing sentence shall not be applicable in the event Parent would be required thereunder to issue in the aggregate (including upon the exercise of Substitute Options (as defined in Section 6.05)) more than 50 million shares of Parent Common Stock (with such number of shares being correspondingly adjusted to reflect the occurrence of any of the events set forth in the second proviso of Section 2.03(a)(i)).

  (h) Exercise of Election. All Cash Elections, Stock Elections and Non-Elections shall be made on a form designed for that purpose and mutually acceptable to the Company and Parent (a "Form of Election") and mailed to holders of record of shares of Company Common Stock as of the record date for the Company Shareholders' Meeting or such other date as Parent and the Company shall mutually agree (the "Election Form Record Date"). Parent and the Company shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline. Elections shall be made by submitting to the Exchange Agent (as defined in Section 2.05) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent in accordance with

Section 2.03(i) and accompanied by the Certificates (as defined in Section 2.05(b)) representing the shares of Company Common Stock as to which the election is being made (or an appropriate guarantee of delivery by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.). Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.03 and all such computations shall be conclusive and binding on the holders of Company Common Stock.

  (i) Election Deadline. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Closing Date (such time hereinafter referred to as the "Election Deadline") in order to be effective. Any holder of Company Common Stock who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Parent of its determination. Promptly after such notification, Parent shall issue a press release announcing in reasonable detail the results of the Exchange Agent's allocation of the Merger Consideration.

  (j) Deemed Non-Election. For the purposes hereof, a holder of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If Parent or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election shall for purposes hereof, be deemed to have made a Non-Election.

  SECTION 2.04. Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has exercised his right (to the extent such right is available by law) to demand and to receive the fair value of such shares (the "Dissenting Shares") under Article 13 of the NCBCA shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the NCBCA and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of Article 13 of the NCBCA. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Consideration or the Cash Consideration or a combination thereof as determined by Parent in its sole discretion. The Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

  SECTION 2.05. Exchange of Certificates. (a) Exchange Agent. From and after the Effective Time, (i) Parent shall make available to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Article II through the Exchange Agent, (i) certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 2.03 and
(ii) cash in the amount required to be exchanged for shares of Company Common Stock in the Merger pursuant to Section 2.03 (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash and the Parent Common Stock contemplated to be issued pursuant to Section 2.03 out of the Exchange Fund. Except as contemplated by Section 2.05(g) hereof, the Exchange Fund shall not be used for any other purpose.

  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a certificate or certificates (to the extent such certificates have not already been submitted to the Exchange Agent with Forms of Election) which immediately prior to the Effective Time represented outstanding shares (other than Dissenting Shares) of Company Common Stock (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock or cash.

  (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a Certificate representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to this Article II and (B) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this
Article II (including any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.05(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.05(d)), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.05(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.05(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.05, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.05(f) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.05(d).

  (d) Distributions with Respect to Unexchanged Shares of Parent Common
Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.05(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.05(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

  (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued or cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.05(d) or (f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

  (f) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Average Parent Share Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.05(b), (c) and (d).

  (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.05(f) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to
Section 2.05(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

  (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

  (i) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

  (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.05(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

  (k) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

  SECTION 2.06. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.05(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.05(d).

                                  ARTICLE III

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Parent and Merger Sub as follows:

  SECTION 3.01. Organization. Each of the Company and its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company or Parent, as the case may be, that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect. The Company has made available to Parent complete and correct copies of its Articles of Incorporation, as amended, and By-Laws and the articles of incorporation and by-laws or other comparable charter or organizational documents of its Significant Subsidiaries, in each case as amended to the date of this Agreement. The list of subsidiaries of the Company set forth in Schedule 3.01 of the separate disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") is a true and accurate list of all the subsidiaries of the Company. All the outstanding shares of capital stock of each Significant Subsidiary of the Company are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable.

  SECTION 3.02. Capitalization. The authorized capital stock of the Company consists of 240,000,000 shares of Company Common Stock, 1,900,000 shares of Convertible Preferred Stock and 10,000,000 shares of Class A Preferred Stock, par value $1.00 per share, of the Company ("Class A Preferred Stock"). As of October 7, 1995, (i) 47,248,878 shares of Company Common Stock, 48,635 shares of Convertible Preferred Stock and no shares of Class A Preferred Stock were issued and outstanding, (ii) 2,693,071 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options (as defined in Section 6.05), (iii) 243,661 shares of Company Common Stock were reserved for issuance upon conversion of the Convertible Preferred Stock and (iv) 66,171 shares of Company Common Stock were held in the treasury of the Company. All the outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Stock Options and the Convertible Preferred Stock will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights in respect thereof. As of the date hereof, no bonds, debentures, notes or other indebtedness of the Company convertible into voting securities of the Company are issued or outstanding and, except as set forth above, (i) no shares of capital stock or other voting securities of the Company are outstanding, (ii) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights are outstanding and (iii) there are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock, or other equity interest in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agreement, except as contemplated by Section 6.08, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

  SECTION 3.03. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of this Agreement by the holders of the outstanding shares of Company Common Stock and Convertible Preferred Stock, voting together as one class, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the requisite approval of this Agreement by the holders of the outstanding shares of Company Common Stock and Convertible Preferred Stock, voting together as one class. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity.

  SECTION 3.04. Noncontravention; Filings and Consents. (a) Except as set forth in Schedule 3.04 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under (i) the Articles of Incorporation, as amended, or By-Laws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Significant Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in paragraph (b) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (y) prevent or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a notification with the European Commission under Council Regulation (EEC) No. 4064/89 ("Regulation 4064/89"), (iii) the filing with the SEC of (x) the Proxy Statement (as defined in Section 6.02) and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Articles of Merger with the North Carolina Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) the filing of such notices and other reports as may be required to comply with the Connecticut Transfer Act ("CTA"), (vi) such as may be required by any applicable state securities or "blue sky" laws and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (y) prevent or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

  SECTION 3.05. Company SEC Documents; Financial Statements. The Company has filed all required reports, proxy statements, forms, and other documents with the SEC since December 31, 1993 and prior to the date of this Agreement (the "Company SEC Documents"). As of their respective dates, (i) the Company SEC Documents complied, and all similar documents filed prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and (ii) none of the Company SEC Documents contained, nor will any similar document filed after the date of this Agreement contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.05 of the Company Disclosure Schedule and except as set forth in the Company SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect.

  SECTION 3.06. Information Supplied. None of the information to be supplied by the Company expressly for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement will, (i) on the date the Proxy Statement is first mailed to the shareholders of the Company and Parent, (ii) at the time the Registration Statement becomes effective and (iii) at the time of the Company Shareholders' Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

  SECTION 3.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.07 of the Company Disclosure Schedule or as contemplated by this Agreement, since September 9, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any material adverse change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock other than the regular quarterly dividends on the shares of Company Common Stock, Convertible Preferred Stock and Class A Preferred Stock,
(iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice, (B) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, (C) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such officer, or (D) any material modifications to any existing Company Benefit Plans (as defined in Section 3.10) other than such modifications required by law, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably would be expected to have a material adverse effect on the Company or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

  SECTION 3.08. Litigation. Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.08 of the Company Disclosure Schedule, there are no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a material adverse effect. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a material adverse effect.

  SECTION 3.09. Absence of Changes in Benefit Plans. Except as disclosed in
Schedule 3.09 of the Company Disclosure Schedule, since December 31, 1994 there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, retirement, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as disclosed in Schedule 3.09 of the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries, and there is no oral or written understanding or arrangement to enter into any such agreement with any such individual.

  SECTION 3.10. Employee Benefits; ERISA. (a) Schedule 3.10 of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as "Welfare Plans"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained, or contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code

(each, together with the Company, a "Commonly Controlled Entity"), for the benefit of any current or former employees, officers, agents or directors of the Company or any of its subsidiaries (all of the foregoing being herein called "Company Benefit Plans"). The Company has made available to Parent true and complete copies of (w) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (y) the most recent summary plan description (or similar document) for each Company Benefit Plan for which a summary plan description is required or was otherwise provided to plan participants or beneficiaries and (z) each trust agreement and group annuity contract relating to any Company Benefit Plan.

  (b) Except as disclosed in Schedule 3.10 of the Company Disclosure Schedule, all Company Pension Plans and related trusts that are intended to be tax-qualified plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened; no event has occurred and no circumstances exist that would adversely affect the tax qualification of such Company Pension Plan nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or require security under Section 302 of ERISA.

  (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company Benefit Plans are, and have been administered, in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights to or claims for benefits under any Company Benefit Plan that could give rise to any material liability, and there are not any facts that would reasonably be expected to give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

  (d) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or has withdrawn from any such multiemployer plan where such withdrawal has resulted or would result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (l) of ERISA. Neither any of such Company Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

  (e) Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, no employee of the Company or any of its subsidiaries will be entitled to any severance benefits or any other additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the transactions contemplated by this Agreement.

  (f) No liability under Title IV of ERISA has been incurred by the Company or any Commonly Controlled Entity that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Commonly Controlled Entity of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each Company Pension Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any Commonly Controlled Entity made, or was required to make, contributions during the five
(5)-year period ending on the Closing Date. No Company Pension Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Company Pension Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Pension Plan or otherwise) on or prior to the Closing Date have been timely made.

  (g) The Tait U.K. Pension Scheme has been administered in all material respects in accordance with applicable law, all contributions required to be made thereto on or prior to the Effective Time have been or will be timely made, and such Scheme has been funded in accordance with local law and practice.

  SECTION 3.11. Taxes. Each of the Company and each of its subsidiaries has filed all tax returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1992. As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

  SECTION 3.12. Compliance with Applicable Laws. Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.12 of the Company Disclosure Schedule, to the knowledge of the Company, since January 1, 1993 neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect. The conduct of the business of the Company and its subsidiaries is in conformity with all federal, state and local governmental and regulatory requirements applicable to its business and operations, except where such nonconformities would not, in the aggregate, reasonably be expected to result in a material adverse effect. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, in the aggregate, reasonably be expected to result in a material adverse effect.

  SECTION 3.13. Environmental Matters. Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.13 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect:

    (a) To the knowledge of the Company, (i) the Company and its subsidiaries are in compliance with all applicable Environmental Laws and (ii) the Company and its subsidiaries hold all Environmental Permits necessary for their operations and properties and are in compliance with the terms and conditions of all such Environmental Permits.

    (b) To the knowledge of the Company, there is no written claim, demand, notice or complaint alleging violation of, or liability under, any Environmental Laws pending or threatened against the Company and its subsidiaries, or against any person or entity whose liability for any such claim, demand, notice or complaint the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

    (c) The Company and its subsidiaries have not received any written request for information relating to, or been notified that any of them is a potentially responsible party under, CERCLA or any similar state, local or foreign law.

    (d) The Company has not entered into or agreed to any consent decree or order, and is not subject to any judgment, decree or judicial order, relating to compliance with Environmental Laws or Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto.

    (e) None of the properties of the Company or its subsidiaries is listed or, to the knowledge of the Company, proposed for listing, on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state list of sites requiring investigation or cleanup.

    (f) To the knowledge of the Company, Hazardous Materials have not been released, discharged or disposed of on any of the properties owned or occupied by the Company or its subsidiaries in any manner or quantity which requires investigation, assessment, monitoring, remediation or cleanup under currently applicable Environmental Laws.

    (g) The Company has made available to Parent copies of all environmental audits, assessments or studies completed since January 1, 1993 within its possession with respect to the facilities or real property currently owned, leased or operated by the Company or any subsidiary.

    (h) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Materials) which could reasonably be expected to form the basis of any claim, demand, notice or complaint alleging violation of, or liability under, any Environmental Laws against the Company and its subsidiaries, or against a person or entity whose liability for any such claim, demand, notice or complaint the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

    (i) For purposes of this Agreement:

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

      "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of industrial hygiene or of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, in effect as of the date hereof.

      "Environmental Permits" means any permit, approval, identification number, license or other authorization required of the Company or its subsidiaries, or Parent or its subsidiaries, as the case may be, under any applicable Environmental Law.

      "Hazardous Materials" means (a) any petroleum, petroleum products, by products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

  SECTION 3.14. Title to Properties. (a) Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.14 of the Company Disclosure Schedule, each of the Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all liens other than those set forth in Schedule 3.14 of the Company Disclosure Schedule and except for liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct their businesses as currently conducted.

  (b) Except as disclosed in the Company SEC Documents or as set forth in
Schedule 3.14 of the Company Disclosure Schedule, each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

  SECTION 3.15. Trademarks, Etc. The material patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor owned by or licensed to the Company and its subsidiaries (collectively, "Intellectual Property Rights") are sufficient to allow each of the Company and each of its Significant Subsidiaries to conduct, and to continue to conduct, its business as currently conducted in all material respects. To the knowledge of the Company, each of the Company and each of its Significant Subsidiaries owns or has sufficient unrestricted right to use the Intellectual Property Rights in order to allow it to conduct, and to continue to conduct, its business as currently conducted in all material respects, and the consummation of the transactions contemplated hereby will not alter or impair such ability in any respect. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its Significant Subsidiaries has received any written notice from any other person pertaining to or challenging the right of the Company or any of its Significant Subsidiaries to use any of the Intellectual Property Rights. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its Significant Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property Rights.

  SECTION 3.16. Insurance. To the knowledge of the Company, the Company and its Significant Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company or its Significant Subsidiaries or any properties owned, occupied or controlled by the Company or its Significant Subsidiaries, in such amount as reasonably deemed necessary by the Company or its Significant Subsidiaries.

  SECTION 3.17. Reorganization. To the knowledge of the Company, neither it nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  SECTION 3.18. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Convertible Preferred Stock, voting together as one class, entitled to vote approving this Agreement is the only vote of the holders of any class of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

  SECTION 3.19. Opinions of Financial Advisors. The Company has received (a) an opinion from J.P. Morgan Securities Inc. to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of Company Common Stock is fair to the holders of Company Common Stock from a financial point of view and (b) an opinion from Goldman, Sachs & Co., to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of Company Common Stock is fair to the holders of Company Common Stock.

  SECTION 3.20. Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc. and Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

The Company has provided Parent true and correct copies of the agreements between the Company and each of J.P. Morgan Securities Inc. and Goldman, Sachs & Co.

                                  ARTICLE IV

            Representations and Warranties of Parent and Merger Sub

  Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

  SECTION 4.01. Organization. Each of Parent and Merger Sub and Parent's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect. Each of Parent and Merger Sub and each of Parent's subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect. Each of Parent and Merger Sub has made available to the Company complete and correct copies of its respective Articles of Incorporation and By-Laws and the articles of incorporation and by-laws or other comparable charter or organizational documents of Parent's Significant Subsidiaries, in each case as amended to the date of this Agreement. The list of subsidiaries of Parent filed by Parent with its most recent Report on Form 10-K is on the date of this Agreement a true and accurate list of all the subsidiaries which are required to be set forth therein. Merger Sub has no subsidiaries.

  SECTION 4.02. Capitalization. (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, 8,750,000 shares of Serial Preferred, par value $1.00 per share (the "Serial Preferred Stock"), and 400,000 shares of Cumulative $4 Preferred Stock, without par value (the "$4 Preferred"). As of September 30, 1995, (i) 260,824,389 shares of Parent Common Stock, no shares of the Serial Preferred Stock and 15,780 shares of the $4 Preferred were issued and outstanding. As of July 31, 1995, (i) 8,679,116 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options ("Parent Stock Options"), and (ii) 9,000,000 shares of Parent Common Stock were reserved for issuance upon the conversion of outstanding Trust Issued Tax Deductible Convertible Preferred (the "Trust Preferred"). All the outstanding shares of Parent Common Stock are, and all shares which may be issued pursuant to Parent Stock Options and the Trust Preferred will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights in respect thereof. As of the date hereof, no bonds, debentures, notes or other indebtedness of Parent convertible into voting securities of Parent are issued or outstanding and, except as set forth above, (i) no shares of capital stock or other voting securities of Parent are outstanding, (ii) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights are outstanding and (iii) there are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Parent or obligating Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock, or other equity interest in, Parent or obligating Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date hereof, there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

  (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, without par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any pre-emptive rights in respect thereof and all of which are owned by Parent.

  SECTION 4.03. Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this

Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and does not require the approval of the shareholders of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity.

  SECTION 4.04. Noncontravention; Filings and Consents. (a) The execution and delivery of this Agreement by either Parent or Merger Sub do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or Merger Sub or any of Parent's subsidiaries under (i) the Articles of Incorporation or By-Laws of either Parent or Merger Sub or the comparable charter or organizational documents of any of Parent's Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Sub or any of Parent's Significant Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in paragraph (b) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or any of Parent's subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or (y) prevent or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by Parent or Merger Sub or any of Parent's subsidiaries in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act, (ii) the filing with the SEC of the Proxy Statement and the Registration Statement, (iii) the filing of a notification with the European Commission under Regulation 4064/89, (iv) the filing of the Articles of Merger with the North Carolina Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (v) the filing of such notices and other reports as may be required to comply with the CTA, (vi) such as may be required by any applicable state securities or "blue sky" laws and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or (y) prevent or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

  SECTION 4.05. Parent SEC Documents; Financial Statements. Parent has filed all required reports, proxy statements, forms, and other documents with the SEC since December 31, 1993 and prior to the date of this Agreement (the "Parent SEC Documents"). As of their respective dates, (i) the Parent SEC Documents complied, and all similar documents filed prior to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and
(ii) none of the Parent SEC Documents contained, nor will any similar document filed after the date of this Agreement contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a material adverse effect.

  SECTION 4.06. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement will, (i) on the date the Proxy Statement is first mailed to the shareholders of the Company and Parent, (ii) at the time the Registration Statement becomes effective and (iii) at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations thereunder.

  SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or contemplated by this Agreement, since June 30, 1995 and prior to the date of this Agreement, Parent and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent's capital stock other than the regular quarterly dividends on the shares of Parent Common Stock and the $4 Preferred, (ii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles. Except as disclosed in the Parent SEC Documents, since June 30, 1995, there has not been (i) any material adverse change in Parent or
(ii) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have, a material adverse effect on Parent.

  SECTION 4.08. Litigation. Except as disclosed in the Parent SEC Documents, there are no suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a material adverse effect. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a material adverse effect.

  SECTION 4.09. Environmental Matters. Except as disclosed in the Parent SEC Documents and except as would not, individually or in the aggregate, be reasonably expected to result in a material adverse effect, to the knowledge of Parent, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits and (ii) no Hazardous Materials have been released, discharged or disposed of on any of the properties owned or occupied by Parent or its subsidiaries in any manner or quantity which requires investigation, assessment, monitoring, remediation or cleanup under currently applicable Environmental Laws.

  SECTION 4.10. Reorganization. To the knowledge of Parent, neither Parent nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

  SECTION 4.11. Ownership of Company Capital Stock. Neither Parent nor Merger Sub nor any of their respective affiliates is the beneficial owner of any shares of capital stock of the Company.

  SECTION 4.12. Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the performance of its obligations hereunder.

  SECTION 4.13. Brokers. No broker, investment banker, financial advisor or other person, other than CS First Boston Corporation, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

  SECTION 5.01. Conduct of Business of the Company. Prior to the Effective Time, the Company agrees (except as expressly contemplated or permitted by this Agreement, as set forth in Schedule 5.01 of the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing) as follows:

    (a) Ordinary Course. The Company and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

    (b) Dividends; Changes in Stock. The Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than regular quarterly dividends not to exceed $0.40 per share on the Company Common Stock and dividends required to be paid pursuant to the terms of the Convertible Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as contemplated by Section 6.08, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock.

    (c) Issuance of Securities. The Company shall not, and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than (i) the issuance of shares of Company Common Stock upon the exercise of stock options or stock appreciation rights or warrants granted under the Company Stock Option Plans (as defined in Section 6.05) and outstanding on the date of this Agreement and in accordance with the present terms of such options or stock appreciation rights, (ii) issuances by a wholly owned subsidiary of the Company of its capital stock to the Company and (iii) the issuance of shares of Company Common Stock upon conversion of shares of Convertible Preferred Stock.

    (d) Governing Documents. The Company shall not amend or propose to amend its Articles of Incorporation, as amended, or By-Laws.

    (e) No Acquisitions. The Company shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

    (f) No Dispositions. The Company shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets other than (i) sales in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of the Company's business and (iii) assets related to discontinued operations of the Company or its subsidiaries.

    (g) Indebtedness. The Company shall not, and it shall not permit any of its subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practice, including, without limitation, borrowings under the Company's existing credit agreements and overnight borrowings.

    (h) Tax Matters. The Company shall not make any tax election that would have a material adverse effect or settle or compromise any income tax liability of the Company or of any of its subsidiaries that would have a material adverse effect. The Company shall, before filing or causing to be filed any material tax return of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return.

    (i) Discharge of Liabilities. The Company shall not, and it shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in any amount in excess of $3 million, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive the benefit of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

    (j) Material Contracts. Except in the ordinary course of business, neither the Company nor any of its subsidiaries shall modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party or waive, release or assign any material rights or claims.

    (k) Employee Benefits. The Company shall not, and shall not permit any of its subsidiaries to, (i) grant any increase in the compensation of any of its directors, officers or key employees, except for increases for officers and employees in the ordinary course of business, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date hereof to any director, officer or key employee, (iii) enter into any new employment, severance or termination agreement with any such director, officer or key employee or (iv) except as may be required to comply with applicable law, become obligated under any Company Benefit Plan which was not in existence on the date hereof or amend any such plan in existence on the date hereof to enhance the benefits thereunder.

    (1) Capital Expenditures. The Company shall not, and shall not permit any of its subsidiaries to, authorize or make any capital expenditures other than capital expenditures (i) described in the summary of approved capital expenditures set forth in Schedule 5.01 of the Company Disclosure Schedule,
  (ii) incurred in the ordinary course of the business of the Company and its subsidiaries as currently conducted (including, without limitation, capital expenditures required as a result of ordinary maintenance and repair) or
  (iii) not otherwise described in clauses (i) and (ii) above which, in the aggregate, do not exceed $60 million.

  SECTION 5.02. Conduct of Business of Parent. Prior to the Effective Time, Parent agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing) as follows:

    (a) Dividends; Changes in Stock. Parent shall not (i) engage in any material repurchase at a premium, recapitalization, restructuring or reorganization with respect to Parent's capital stock, including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, or (ii) amend any material term or provision of Parent Common Stock.

    (b) Material Acquisitions. Parent shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would (A) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) significantly increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any such order on appeal or otherwise.

    (c) Other Actions. Parent shall not, and shall not permit any of its subsidiaries to take, or fail to take, any other action which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger.

  SECTION 5.03. Other Actions. Each of Parent, Merger Sub and the Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.04 or Section 6.01, any of the conditions to the Merger set forth in Article VII not being satisfied.

  SECTION 5.04. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, (i) solicit or initiate, or knowingly encourage the submission of, any "competitive proposal" (as defined below in this Section 5.04(a)) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, a competitive proposal; provided, however, that, prior to the Effective Time, if the Board of Directors concludes, after consultation with counsel, that its fiduciary duties to the Company's shareholders under applicable law require such action, the Company may, in response to an unsolicited competitive proposal, (x) furnish information with respect to the Company to the party making such competitive proposal and its representatives, counsel and advisors pursuant to a confidentiality agreement with such party containing customary terms and provisions regarding the nondisclosure of confidential information and (y) participate in negotiations regarding such competitive proposal; provided, further, upon the furnishing of such information to any such party, the Company shall notify Parent that it has done so and shall identify such party in such notice. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer, investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.04(a) by the Company. For purposes of this Agreement, "competitive proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Company or any of its subsidiaries (other than the Convertible Preferred Stock) or of over 50% of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries (other than the Convertible Preferred Stock), any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

  (b) Except as set forth in this Section 5.04(b) or Section 6.01, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any competitive proposal or (iii) enter into any agreement with respect to any competitive proposal. Notwithstanding the foregoing, in the event prior to the Effective Time if the Board of Directors concludes, after consultation with counsel, failure to do so would violate its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a competitive proposal, or enter into an agreement with respect to a competitive proposal, in each case involving a competitive proposal at any time after midnight on the third business day following Parent's receipt of written notice advising Parent that the Board of Directors has received a competitive proposal which includes a description of the material terms and conditions of such proposal and which it intends to consider accepting, specifying the material terms and conditions of such competitive proposal and identifying the person making such competitive proposal. Notwithstanding anything to the contrary in the foregoing, from the date of this Agreement until February 28, 1996, the Company shall not (i) engage in negotiations with or provide information to any party making a competitive proposal unless the Board of Directors concludes that such proposal could reasonably be expected to lead to a transaction which is financially superior to the transactions contemplated by this Agreement or
(ii) enter into any agreement with respect to a competitive proposal unless the Board of Directors of the Company determines, after consultation with its financial advisors, that such competitive proposal is financially superior to the transactions contemplated by this Agreement. The Company shall consider any proposal submitted by Parent that enhances the value to be received by the Company's shareholders pursuant to the terms of this Agreement. Nothing contained in this Section 5.04 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the opinion of the Company's Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with its fiduciary duties under applicable law.

                                  ARTICLE VI

                             Additional Agreements

  SECTION 6.01. Company Shareholders' Meeting. Subject to the following sentence, the Company shall call and hold a meeting of its shareholders (the "Company Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of this Agreement and the Company shall use its reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement; provided, however, that calling the Company Shareholders' Meeting, mailing the Proxy Statement and making such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of the Company (i) upon concluding after consultation with counsel that the failure to so act would violate its fiduciary duties to its shareholders under applicable law or (ii) in the event that (A) each of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. shall have withdrawn its opinion to the effect that, in the case of J.P. Morgan Securities Inc., the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, and in the case of Goldman, Sachs & Co., that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders or (B) each such firm shall have failed to deliver its updated written opinion to the same effect dated the date of the Proxy Statement.

Notwithstanding anything to the contrary contained in this Agreement, any such failure to call the Company Shareholders' Meeting, solicit proxies or take other action to secure the vote or consent of shareholders permitted by the terms of this Section 6.01 shall not constitute a breach of this Agreement by Parent or the Company, as the case may be.

  SECTION 6.02. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall cooperate and prepare and Parent shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company in the Merger, a portion of which Registration Statement shall also serve as the proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the Company Shareholders' Meeting. The respective parties will cause the Proxy Statement and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Prior to the effective date of the Registration Statement, Parent shall take all action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Registration Statement to the Company and advise the Company of any verbal comments with respect to the Registration Statement received from the SEC. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders.

  (b) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

  (c) Notwithstanding anything to the contrary in this Agreement, (i) Parent shall have no obligation to mail the Proxy Statement to the Company's stockholders unless and until Parent shall have received the "comfort letter" referred to in Section 6.15(a) and (ii) the Company shall have no obligation to mail the Proxy Statement to its stockholders unless and until the Company shall have received the "comfort letter" referred to in Section 6.15(b).

  SECTION 6.03. Access to Information; Confidentiality. (a) As permitted by law, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company and its subsidiaries, and during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Until the Effective Time, Parent will be bound by the terms of the confidentiality agreement with the Company dated September 28, 1995 (the "Confidentiality Agreement"), except as otherwise agreed to by the Company.

  (b) As permitted by law, Parent shall afford to the Company, and to the Company's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of Parent and its subsidiaries reasonably necessary in connection with preparing the Proxy Statement, including the opinions of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., dated the date of the Proxy Statement, and during such period, Parent shall furnish promptly to the Company a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws. The Company will keep such information provided to it by Parent confidential, except to the extent such information (i) is provided to the Company for its use in connection with the preparation of the Proxy Statement,
(ii) is or becomes generally available to the public (other than as a result of a disclosure by the Company), (iii) was available to the Company on a nonconfidential basis prior to disclosure by Parent to the Company or (iv) becomes available to the Company on a nonconfidential basis from a source other than Parent which is entitled to disclose it, and except as required by law or as otherwise agreed to by Parent.

  SECTION 6.04. Approvals and Consents; Cooperation. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

  (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Parent and Merger Sub agree to use their respective best efforts to avoid the entry of (or, if entered, to lift, vacate or reverse) any order, decree, judgment or ruling of any court or Governmental Entity restraining or preventing the consummation of the Merger on the basis of any federal, state or local antitrust laws or regulations, including by committing to or effecting (by consent decree, hold separate order or otherwise) the sale or disposition of such assets of Parent or the Company as may be required to avoid (or, if entered, to lift, vacate or reverse) any such order, decree, judgment or ruling; provided, however, that in no event shall Parent, the Company or Merger Sub be obligated under this Section 6.04 to sell, or hold separate, a pulp mill, a paper plant or a paper machine.

  SECTION 6.05. Company Stock Options. (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's 1992 Key Employees Stock Option Plan, 1992 Stock Option for Non-Employee Directors and 1989 Key Employees Stock Option Plan (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. A listing of all outstanding Company Stock Options as of November 5, 1995, showing what portions of such Company Stock Options are exercisable as of such date, the dates upon which such Company Stock Options expire, the exercise price of such Company Stock Options, the number of limited rights tandem thereto, and whether such option is intended to qualify as an "incentive stock opinion" within the meaning of
Section 422 of the Code, is set forth in Schedule 6.05 of the Company Disclosure Schedule. At the Effective Time, the

Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded up or down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Stock Consideration; and (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Stock Consideration (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option, which in accordance with the terms thereof and pursuant to action heretofore taken by the Compensation Committee of the Company's Board of Directors shall vest and become immediately exercisable as of the Effective Time, and any limited rights relating to such Company Stock Option shall continue to be exercisable until thirty days following the Effective Time.

  (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this
Section 6.05 after giving effect to the Merger). Parent shall comply with the terms of all such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Company Stock Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 6.05. As soon as practicable after the Effective Time, the shares of Parent Common Stock subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to Company Stock Options to be listed on the Stock Exchange and such other exchanges as Parent shall determine.

  SECTION 6.06. Company Benefit Plans. (a) For a period of at least two years after the Effective Time, Parent shall cause the Surviving Corporation to continue to maintain the Company's existing compensation, severance, welfare and pension benefit plans, programs and arrangements (other than any stock-based plans, programs and arrangements for which alternative incentive compensation plans will be put into effect pursuant to paragraph (b) below) for the benefit of current and former employees of the Company and its subsidiaries (subject to such modification as may be required by applicable law or to maintain the tax exempt status of any such plan which is intended to be qualified under Section 401(a) of the Code); provided, however, that nothing herein shall prohibit Parent from (i) replacing any such existing plan, program or arrangement with a plan, program or arrangement which provide such employees with benefits which are not less favorable in the aggregate than the benefits that would have been provided under such existing plan, program or arrangement to the extent such replacement is permitted under the terms of the applicable plan, program or arrangement or (ii) including current employees of the Company in the plans, programs and arrangements generally available to employees of Parent and its subsidiaries other than the Surviving Corporation in lieu of participation in any Company plan, program or arrangement.

  (b) All service credited to each employee by the Company through the Effective Time shall be recognized by Parent for all purposes, including for purposes of eligibility, vesting and benefit accruals under any employee benefit plan provided by Parent for the benefit of the employees; provided, however, that, to the extent necessary to avoid duplication of benefits, amounts payable under employee benefit plans provided by Parent may be reduced by amounts payable under similar Company plans with respect to the same periods of service. Any benefits accrued by employees of the Company and its subsidiaries prior to the Effective Time under any of the Company's defined benefit pension plans that employ a final average pay formula shall be calculated based on such employees' final average pay with the Surviving Corporation or any successor to the Surviving Corporation or other affiliate of Parent employing such employees. In addition, with respect to any welfare benefit plan established or maintained by Parent or its subsidiaries for the benefit of employees of the Company, Parent shall, or shall cause the relevant subsidiary to, waive any pre-existing condition exclusions (other than any pre-existing condition that was not waived by a Company plan) and provide that any covered expenses incurred on or before the Effective Time in respect of the current plan year by any employee of the Company (or any covered dependent of such an employee) shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time in respect of such current plan year.

  (c) Parent hereby agrees to cause the Surviving Corporation to honor (without modification) and assume the severance policies, employment agreements, executive termination agreements and individual benefit arrangements listed in Schedule 3.09 of the Company Disclosure Schedule.

  (d) The provisions of this Section 6.06 shall not apply to any employee subject to the terms of a collective bargaining plan.

  (e) The Company may pay bonuses with respect to 1995 to participants in the Company's Key Employees Long-Term Compensation Plan (the "Long-Term Plan") in an amount per participant not to exceed 60% of base salary as in effect on January 1, 1995, and in an aggregate amount not to exceed $5.0 million. With respect to all other outstanding Contingent Incentive Awards granted under the Long-Term Plan (payable in respect of calendar years 1996 and 1997), such awards shall be cancelled as of the Effective Time in exchange for the amounts determined in accordance with, and payable subject to the terms of, this
Section 6.06(e). As of the Effective Time, the value of each Contingent Incentive Award shall be (i) determined using a price per share of Company Common Stock of $40 and (ii) otherwise limited to the portion of such award accrued as of the Effective Time by the Company for income statement purposes in accordance with generally accepted accounting principles and past practice. The amount determined in accordance with the immediately preceding sentence shall be paid to the holder of each cancelled Contingent Incentive Award on January 1, 1997; provided, however, that such amount shall be forfeited upon any termination of the participant's employment prior to such date other than as a consequence of death, disability, retirement under the Company's pension plans or involuntary termination under the severance policy applicable to the participant.

  SECTION 6.07. Indemnification and Insurance. (a) Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Articles of Incorporation, as amended, and the Company's By-Laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Articles of Incorporation and By-Laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its subsidiaries.

  (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of the Company and each subsidiary of the Company and each such person who served at the request of the Company or any subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor Parent or the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

  (c) For six years from the Effective Time, the Surviving Corporation shall provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

  (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.07.

  (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.07 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.07 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section 6.07 applies shall be third-party beneficiaries of this
Section 6.07).

  SECTION 6.08. Redemption of Convertible Preferred Stock. Prior to the date on which the Registration Statement becomes effective, the Company shall give notice to all holders of Convertible Preferred Stock that, on a date designated by the Company which shall be a date prior to the Effective Time, all shares of Convertible Preferred Stock shall be called for redemption, in accordance with the terms thereof as set forth in Article Third of the Company's Articles of Incorporation, as amended, at the price provided for therein. The Company will cause the redemption to be consummated, and the shares of Convertible Preferred Stock to no longer be outstanding, prior to the Effective Time.

  SECTION 6.09. Fees and Expenses. (a) Except as provided below in this
Section 6.09, all fees and expenses incurred in connection with this Agreement and the Merger and any other transaction contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

  (b) The Company shall pay to Parent upon demand a fee of $76.0 million (the "Termination Fee") if (i) Parent terminates this Agreement pursuant to Section 8.01(c)(ii) or (c)(iii), (ii) the Company terminates this Agreement pursuant to Section 8.01(f), (iii) (x) this Agreement is terminated by the Company or Parent pursuant to Section 8.01(h), (y) prior to the Company Shareholders' Meeting but after the date of this Agreement a competitive proposal has been made to the Company and (z) within one year of the date of such termination and as a result of such competitive proposal, the Company enters into a definitive agreement with respect to the transaction contemplated by such competitive proposal, or (iv) (A) Parent or the Company terminates this Agreement pursuant to Section 8.01(b), (B) prior to such termination but after the date of this Agreement, a competitive proposal has been made to the Company, (C) the Board of Directors of the Company had withdrawn its recommendation or approval of this Agreement because of the existence of such competitive proposal or J.P. Morgan Securities Inc. and Goldman, Sachs & Co. shall have failed to deliver the updated written opinions contemplated by Section 6.01 because of the existence of such competitive proposal, (D) the Company Shareholders' Meeting shall not have occurred and (E) within one year of the date of such termination and as a result of such competitive proposal, the Company enters into a definitive agreement with respect to the transaction contemplated by such competitive proposal; provided, however, the Company shall not be obligated to pay the Termination Fee to Parent if, at the time of any termination of this Agreement referred to in clauses (i), (ii), (iii) or (iv) of this paragraph (b), Parent shall be in material breach of any of its material representations, warranties, covenants or agreements set forth in this Agreement.

  SECTION 6.10. Notification. Each of the Company and Parent shall give prompt notice to the other of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  SECTION 6.11. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

  SECTION 6.12. Affiliates' Letters. No later than 45 days from the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being an "Affiliate") of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, a letter substantially in the form attached hereto as Exhibit A, executed by each of the Affiliates of the Company identified in the foregoing list and of any person who shall have become an Affiliate of the Company subsequent to the delivery of such list.

  SECTION 6.13. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable efforts, subject to the last sentence of Section 2.03(g), to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

  SECTION 6.14. Public Announcements. Unless otherwise required by applicable law or the requirements of any listing agreement with any applicable stock exchange, Parent and the Company shall each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

  SECTION 6.15. Letters of Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Parent a "comfort" letter of Deloitte & Touche, LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective, and addressed to Parent, in the form, scope and content contemplated by Statement on Auditing Standards No. 49 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 49"), relating to the financial statements and other financial data with respect to the Company and its consolidated subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by Parent, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

  (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a "comfort" letter of Arthur Andersen LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective, and addressed to the Company, in the form, scope and content contemplated by SAS 49, relating to the financial statements and other financial data with respect to Parent and its consolidated subsidiaries included in or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by the Company, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

  SECTION 6.16. Stock Exchange Listing. Parent shall promptly prepare and submit to the Stock Exchange a listing application covering the shares of Parent Common Stock to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice to the Stock Exchange of issuance, and the Company shall cooperate with Parent with respect to such listing.

  SECTION 6.17. Parent Board of Directors. Parent shall take all necessary action to cause John R. Kennedy to be appointed to the Board of Directors of Parent as of the Effective Time, to serve until the next annual election of directors of Parent. In connection with such election, Parent shall take all necessary action to include John R. Kennedy as a nominee for the Board of Directors of Parent recommended by such Board of Directors for election by Parent's shareholders to the Board.

                                  ARTICLE VII

                           Conditions to the Merger

  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

    (b) Company Shareholder Approval. This Agreement shall have been approved by the requisite affirmative vote of the shareholders of the Company in accordance with the Company's Articles of Incorporation, as amended, and the NCBCA.

    (c) No Injunction or Restraint. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

    (d) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (e) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger and pursuant to Substitute Options shall have been authorized for listing on the Stock Exchange, subject to official notice of listing.

  SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

    (a) Company Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman, President or Chief Financial Officer of the Company to such effect.

    (b) Company Agreements and Covenants. The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate of the Chairman, President or Chief Financial Officer of the Company to that effect.

    (c) Consents and Approvals. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except for such consents, approvals and authorizations the failure of which to obtain would not have a material adverse effect on Parent (assuming for purposes of this paragraph (c) that the Merger shall have been effected).

    (d) Tax Opinion. Parent shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Parent, based upon representation letters substantially in the forms of Exhibits B and C to this Agreement, dated on or about the Closing Date, and such other facts, representations and assumptions concerning, among other things, the actions of the shareholders of the Company as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on the Closing Date.

  SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

    (a) Parent Representations and Warranties. Each of the representations and warranties of each of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of each of Parent and Merger Sub to such effect.

    (b) Parent Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate of the Chairman, President or Chief Financial Officer of each of Parent and Merger Sub to that effect.

    (c) Tax Opinion. The Company shall have received the opinion of Shearman & Sterling, counsel to the Company, based upon representation letters substantially in the forms of Exhibits B and C to this Agreement, dated on or about the Closing Date, and such other facts, representations and assumptions concerning, among other things, the actions of the shareholders of the Company as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code, dated on the Closing Date.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

  SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by shareholders of the Company or Parent, as follows:

    (a) by mutual written consent of Parent and the Company;

    (b) by either Parent or the Company if the Effective Time shall not have occurred on or before May 31, 1996; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before May 31, 1996; provided further that, upon written notice to Parent from the Company, Parent shall not have the right to terminate this Agreement under this Section 8.01(b) until August 31, 1996 if the Merger shall not have been consummated as a result of (i) the Company or Parent having failed by May 31, 1996 to receive all required regulatory approvals or consents with respect to the Merger necessary to satisfy the condition set forth in Section 7.02(c), (ii) the entering of an order or any pending action commenced by any applicable federal governmental antitrust authority seeking an order which would have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, or
  (iii) the failure of the condition set forth in Section 7.01(d) to be satisfied;

    (c) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the Merger,
  (ii) the Board of Directors of the Company or any committee thereof shall have approved or recommended any competitive proposal or (iii) the Company shall have entered into any agreement with respect to any competitive proposal in accordance with Section 5.04(b) of this Agreement;

    (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement under this Section 8.01(d) shall have used its best efforts to remove such injunction, order or decree;

    (e) by Parent in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) cannot be or has not been cured within 20 days after the giving by Parent of written notice to the Company;

    (f) by the Company in connection with entering into a definitive agreement in accordance with Section 5.04(b), provided it has complied with all provisions thereof, including the notice provisions therein;

    (g) by the Company if Merger Sub or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this agreement, which failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice by the Company to Parent or Merger Sub, as applicable, except, in any case, such failures which are not reasonably likely to affect adversely Parent's or Merger Sub's ability to complete the Merger; or

    (h) by Parent or the Company if the shareholders of the Company do not approve this Agreement at the Company Shareholders' Meeting or any adjournment or postponement thereof.

  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.20, Section 4.13, the last sentence of Sections 6.03(a) and (b), Section 6.09, this Section 8.02 and Article IX, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of this Agreement by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE IX

                              General Provisions

  SECTION 9.01. Nonsurvival of Representations. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

    (a) if to Parent or Merger Sub, to:

      International Paper Company
      Two Manhattanville Road
      Purchase, New York 10577
      Attention: General Counsel
      Facsimile No.: (914) 397-1612

    with a copy to:

      Skadden, Arps, Slate, Meagher & Flom
      919 Third Avenue
      New York, New York 10022
      Attention: Blaine V. Fogg, Esq.
      Facsimile No.: (212) 735-2000

    (b) if to the Company, to:

      Federal Paper Board Company, Inc.
      75 Chestnut Ridge Road
      Montvale, New Jersey 07645
      Attention: Executive Vice President
      Facsimile No.: (201) 307-6132

    with a copy to:

      Shearman & Sterling
      599 Lexington Avenue
      New York, New York 10022
      Attention: John J. Madden, Esq.
      Facsimile No.: (212) 848-7179

  SECTION 9.03. Definitions. For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

    (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

    (c) "knowledge" or "known" means, with respect to the matter in question, if any of the executive officers of the Company or Parent, as the case may be, has actual knowledge of such matter;

    (d) "lien" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business or (iii) all liens approved in writing by the other party hereto;

    (e) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole;

    (f) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

    (g) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

  SECTION 9.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

  SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreement shall remain valid and in effect) and, except for the provisions of Article II and Sections 6.05, 6.06 and 6.07, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

  SECTION 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any applicable conflicts of law, except to the extent that the NCBCA shall be held to govern the terms of the Merger.

  SECTION 9.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          INTERNATIONAL PAPER COMPANY

                                                   /s/ James P. Melican
                                          By___________________________________
                                                     JAMES P. MELICAN
                                                 Executive Vice President


                                          FOCUS MERGER CO., INC.

                                                   /s/ James P. Melican
                                          By___________________________________
                                                     JAMES P. MELICAN
                                                 Executive Vice President


                                          FEDERAL PAPER BOARD COMPANY, INC.

                                                  /s/ Quentin J. Kennedy
                                          By___________________________________
                                                    QUENTIN J. KENNEDY
                                                 Executive Vice President

                                                                      EXHIBIT A

                         FORM OF AFFILIATE LETTER FOR
                           AFFILIATES OF THE COMPANY

                                                                  [     ], 1996

International Paper Company
Two Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Federal Paper Board Company, Inc., a North Carolina corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996 (the "Merger Agreement"), among International Paper Company, a New York corporation ("Parent"), Focus Merger Co., Inc., a North Carolina corporation ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

  As a result of the Merger, I may receive shares of common stock, par value $1.00 per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $5.00 per share, of the Company (the "Company Shares").

  1. I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

    A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

    B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

    C. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE
    TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [    ],
    1996 BETWEEN THE REGISTERED HOLDER HEREOF AND INTERNATIONAL PAPER COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF INTERNATIONAL PAPER COMPANY."

    F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

    G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

  2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

    A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

    B. It is understood and agreed that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
  (ii) three years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule
  145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,


                                          _____________________________________
                                          Name:


Agreed and accepted this day of
 [       ], 1996, by

International Paper Company


By: _________________________________
  Name:
 Title:

                                                                      EXHIBIT B

               FORM OF COMPANY TAX OPINION REPRESENTATION LETTER

                                                                         , 1996

Shearman & Sterling
Citicorp Center
153 East 53rd Street
New York, NY 10022-4676

Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY 10022

Dear Sirs:

  On behalf of the Company, the undersigned, in connection with the opinions to be delivered by your firms pursuant to Sections 7.03(c) and 7.02(d) of the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996, among Parent, Merger Sub and the Company,* hereby certifies that, to the extent the facts relate to the Company to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary, the descriptions of the facts contained in the Registration Statement and the Proxy Statement completely and accurately describe the Merger and the transactions leading up thereto and further that:

  1. The fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

  2. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

  3. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

  4. To the best knowledge of the management of the Company there is no plan or intention on the part of the shareholders of the Company on the date hereof to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce such Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than 40 percent of the value of all of the formerly outstanding Company Common Stock and Convertible Preferred Stock as of the same date. For purposes of this representation, shares of Convertible Preferred Stock redeemed prior to the Merger and shares of Company Common Stock exchanged for cash or other property in the Merger, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company stock on the date of the Merger. In addition, and not in limitation of the foregoing, the Company has considered, in making this representation, any shares of Company Common Stock that have been sold, redeemed or otherwise disposed of by shareholders who own 5 percent or more of the Company Common Stock, or by shareholders who are officers or directors of the Company, after the announcement of the Merger and prior to the Effective Time to the extent the management of the Company has knowledge on the date hereof of any such sales, redemptions or dispositions. Except as set forth on Annex I to this letter, to the knowledge of the management of the Company there are no shareholders who own 5 percent or more of the Company Common Stock on the date hereof.
--------
* For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement and Plan of Merger.

  5. At the Effective Time, Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts used by the Company to pay its reorganization expenses and all redemptions, including the redemption of the Convertible Preferred Stock prior to the Merger, and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer will be included as assets of the Company held immediately prior to the Merger.

  6. The liabilities of the Company assumed by Merger Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

  7. The fair market value of the assets of the Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

  8. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

  9. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock.

  10. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and does not represent separately bargained-for consideration.

  I understand that Shearman & Sterling, as counsel for the Company, and Skadden, Arps, Slate, Meagher & Flom, as counsel for Parent, will rely on this certificate in rendering their respective opinions concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

                                          Federal Paper Board Company, Inc.

                                          By: ________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT C

               FORM OF PARENT TAX OPINION REPRESENTATION LETTER

                                                                         , 1996

Shearman & Sterling
Citicorp Center
153 East 53rd Street
New York, NY 10022-4676

Skadden, Arps, Slate, Meagher & Flom
919 Third Avenue
New York, NY 10022

Dear Sirs:

  On behalf of Parent and Merger Sub, the undersigned, in connection with the opinions to be delivered by your firms pursuant to Sections 7.03(c) and 7.02(d) of the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996, among Parent, Merger Sub and the Company,* hereby certifies that, to the extent the facts relate to Parent and Merger Sub to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary, the descriptions of the facts contained in the Registration Statement and the Proxy Statement completely and accurately describe the Merger and the transactions leading up thereto and further that:

  1. The fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

  2. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount.

  3. Neither Parent nor Merger Sub is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

  4. At the Effective Time, Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to shareholders who receive cash or other property, assets of the Company used to pay reorganization expenses, and all redemptions, including the redemption of the Convertible Preferred Stock prior to the Merger, and distributions (except for regular, normal dividends) made by the Company immediately before the Merger will be included as assets held by the Company immediately prior to the Merger.

  5. Prior to the Merger, Parent will be in control of Merger Sub within the meaning of the section 368(c) of the Internal Revenue Code.

  6. Parent has no plan or intention to redeem or otherwise acquire after the date of the Merger any of the Parent Common Stock to be issued in the Merger.

  7. Parent has no plan or intention to liquidate Merger Sub; to merge Merger Sub with and into another corporation; to sell or otherwise dispose of any of the stock of Merger Sub; or to cause Merger Sub to sell or
--------
* For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement and Plan of Merger.

otherwise dispose of any of the assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business, or transfers described in section 368(a)(2)(C) of the Internal Revenue Code.

  8. Following the Merger, Merger Sub will continue the historic business of the Company or use a significant portion of the Company's business assets in a business.

  9. Following the Merger, Merger Sub will not issue additional shares of its stock that would result in Parent losing control of Merger Sub within the meaning of section 368(c) of the Internal Revenue Code.

  10. No stock of Merger Sub will be issued in the Merger.

  11. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and does not represent separately bargained-for consideration.

  12. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock.

  I understand that Shearman & Sterling, as counsel for the Company, and Skadden, Arps, Slate, Meagher & Flom, as counsel for Parent, will rely on this certificate in rendering their opinion concerning certain of the federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

                                          International Paper Company

                                          By: ____________________
                                            Name:
                                            Title:

                                                                        ANNEX II

Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004
Tel: 212-902-1000
                                                                         Goldman
                                                                         Sachs

PERSONAL AND CONFIDENTIAL

February 9, 1996

Board of Directors
Federal Paper Board Company, Inc.
75 Chestnut Ridge Road
Montvale, NJ 07645

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Shares"), of Federal Paper Board Company, Inc. (the "Company") of the Aggregate Consideration (as hereinafter defined) to be received for Shares pursuant to the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995, and amended as of February 8, 1996, by and among International Paper Company ("IP"), Focus Merger Co., Inc., a wholly-owned subsidiary of IP ("Focus"), and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged with Focus (the "Merger") and each outstanding Share will be converted into the right to receive consideration consisting of $55.00 in cash or the number of shares of Common Stock, par value $1.00 per share ("IP Shares"), of IP determined by dividing $55.00 by the Average Parent Share Price (as defined in the Agreement); provided, however, that the number of IP Shares to be received for each Share may not be less than 1.275 nor more than 1.612. The Agreement further provides that the holders of Shares shall be entitled to elect to receive the cash consideration, IP Shares or express no preference and the cash consideration and IP Shares will be allocated among holders of Shares in accordance with such elections, subject to certain allocation and proration procedures, as to which we express no opinion, ensuring that the number of Shares to be converted into the right to receive cash consideration and IP Shares are equal to the percentages specified in the Agreement. The total consideration in the form of IP Shares and cash to be paid to the holders of Shares is referred to herein as the "Aggregate Consideration".

Federal Paper Board Company, Inc.
February 9, 1996
Page Two

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to IP from time to time and may provide investment banking services to IP in the future. Goldman Sachs is a full service securities firm and, in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities of the Company or IP for its own account or for the accounts of customers. As of February 7, 1996, Goldman Sachs had a long position of 11,694 Shares. In addition, as of February 7, 1996, Goldman Sachs had a long position in IP securities of 124,298 IP Shares, 10,000 shares of 5 1/4% European Convertible Preferred Shares and 89,575 shares of Convertible Preferred Class 144A Shares.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Proxy Statement/Prospectus relating to the Special Meeting of Stockholders of the Company to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and IP for the five years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q for the Company and IP; certain other communications from the Company and IP to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and IP regarding the past and current business operations, financial condition and future prospects of their respective companies. In the course of such discussions with the senior management of IP we were informed that financial projections for IP beyond 1995 were not available. Consequently, we held discussions with the senior management of IP concerning their views as to projections published by financial analysts with respect to IP. In addition, we have reviewed the reported price and trading activity for the Shares and IP Shares, compared certain financial and stock market information for the Company and IP with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the paper and forest products industry and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or IP or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Aggregate Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours.

/s/ Goldman, Sachs & Co.
_______________________________
GOLDMAN, SACHS & CO.

                                                                      ANNEX III
                                                                      JP MORGAN

J.P. Morgan Securities Inc.

60 Wall Street February 9, 1996
New York, N.Y.

10260-0060     The Board of Directors
               Federal Paper Board Company, Inc.
               75 Chestnut Ridge Road
               Montvale, New Jersey 07645

               Gentlemen:

               You have requested our opinion as to the fairness, from a financial point of view, to the holders of the shares of common stock, par value $5.00 per share (the "Shares"), of Federal Paper Board Company, Inc., a North Carolina corporation (the "Company"), of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the "Merger") of the Company with and into Focus Merger Co., Inc., a North Carolina corporation ("Sub"), which is a wholly owned subsidiary of International Paper Company, a New York corporation ("Parent"), pursuant to the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996 by and among the Company, Parent and Sub (the "Agreement").

               Under the terms of the Agreement, at the effective time of the Merger, each outstanding Share (other than Dissenting Shares (as defined in the Agreement) and Shares held in the Company's treasury or owned by Parent, Sub or any other subsidiary of Parent) will be converted into the right to receive: (i) a number of shares of common stock, par value $1.00 per share ("Parent Common Stock"), of Parent, determined by dividing $55.00 by the average of the last sales prices of Parent Common Stock on the New York Stock Exchange, Inc. Composite Tape for the 20 consecutive trading days ending on the trading day which is five days prior to the Closing Date (as defined in the Agreement), subject to adjustment as set forth in the Agreement; provided that such number of shares of Parent Common Stock will not be less than 1.275, nor more than 1.612 (the "Stock Consideration"); (ii) $55.00 in cash, without interest; or (iii) a combination of shares of Parent Common Stock and cash determined in accordance with certain allocation and proration procedures set forth in the Agreement (as to which procedures we express no opinion) (such consideration to be paid for the Shares being referred to herein as the "Merger Consideration"). Holders of Shares may elect to convert their Shares into the right to receive cash or shares of Parent Common Stock, subject to certain limitations contained in the Agreement. The Agreement provides that the number of Shares to be converted into the right to receive the Stock Consideration shall be 51% of the number of outstanding Shares immediately prior to the effective time of the Merger, subject to certain adjustments as provided in the Agreement. Please be advised that while certain provisions of the Merger are summarized above, the terms of the Merger are more fully set forth in the Agreement.

               In arriving at our opinion, we have, among other things, reviewed: (i) the Agreement; (ii) the proxy statement/prospectus relating to the Merger in substantially the final form to be sent to holders of Shares; (iii) certain publicly available information concerning the businesses of the Company and Parent and of certain other companies engaged in businesses comparable to the Company and Parent, and the reported market prices for certain other companies' securities deemed comparable; (iv) publicly available terms of certain transactions involving companies we believe to be reasonably comparable to the Company or otherwise relevant to our inquiry, and the consideration received for

                                                                      JP MORGAN
               such companies; (v) current and historical market prices of, and trading activity in, the Shares and Parent Common Stock;
               (vi) the audited financial statements of the Company and Parent for the fiscal period ended December 31, 1994, the unaudited financial statements of the Company for the period ended December 2, 1995, the unaudited financial statements of Parent for the period ended September 30, 1995, and certain unaudited financial information of the Company and Parent for the period ended December 31, 1995; and (vii) certain internal financial analyses and forecasts prepared by the Company. In addition, we have held discussions with certain members of the management of the Company and Parent concerning their respective businesses, assets, liabilities and prospects, as well as certain aspects of the Merger and certain other matters we believed necessary or appropriate to our inquiry. We have also reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

               In giving our opinion, we have relied upon and assumed, without assuming responsibility for independent verification of, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Parent, and we have not made or obtained any independent evaluations or appraisals of the assets and liabilities of the Company or Parent. With respect to financial projections, Parent advised us that it had not prepared as of the original date of the Agreement, and therefore did not make available, any financial projections with respect to any period beginning on or after January 1, 1996. Accordingly, instead of reviewing projections prepared by Parent, we have discussed with members of Parent's management the outlook for Parent's business and prospects and their views with respect to projections published by financial analysts with respect to Parent. In relying on financial analyses and forecasts provided to us or publicly available (and, in the case of Parent, management's view with respect to such forecasts), we have assumed, with your consent, that they have been reasonably prepared or made based on assumptions reflecting the best currently available estimates as to the expected future results of operations and financial condition of the Company and Parent to which such analyses or forecasts relate. We have also assumed that the Merger will be completed within the time frame contemplated by the Agreement and without the waiver of any material conditions to the Merger set forth in the Agreement.

               Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We are expressing no opinion herein as to the price at which Parent Common Stock will trade if and when issued or at any other time. In addition, at your direction, we and Goldman, Sachs & Co. have discussed the possibility of a potential transaction involving the Company with a limited number of other parties, and we have taken the results of those discussions into consideration in connection with our opinion.

               We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, which is payable upon consummation of the proposed Merger. In addition, we have in the past provided financial advisory and financing services to the Company and Parent and have been compensated for providing such services. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of the Company or Parent for their own account or for the accounts of customers, and accordingly, they may at any time hold long or short positions in such securities. James T. Flynn, a former Chief Financial Officer of J.P. Morgan & Co. Incorporated, is a director of the Company.

               On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be received by the holders of Shares in the proposed Merger is fair, from a financial point of view, to such holders.

                                                                       JP MORGAN

             Our opinion is directed to the Board of Directors of the Company in connection with and for the purposes of their evaluation of the proposed Merger. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' meeting to be held in connection with the Merger or whether to elect to receive cash or stock. This letter and our opinion may not be used, circulated or quoted (in whole or in part) for any purpose whatsoever except with our prior written consent in each instance.

             Very truly yours,

             J.P. MORGAN SECURITIES, INC.

             By:
                -------------------------------
                Name: Robert Sroka
                Title:Managing Director

                                                                       ANNEX IV

                                  ARTICLE 13.

                              DISSENTERS' RIGHTS

            PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

  55-13-01 Definitions.--In this Article:

    (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

    (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

  55-13-02 Right to Dissent.--(a) In addition to any rights granted Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

    (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

    (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  55-13-03 Dissent by Nominees and Beneficial Owners.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

    (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (2) He does so with respect to all shares of which he is the beneficial shareholder.

  55-13-04 through 55-13-19 [Reserved for future codification purposes.]

             PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

  55-13-20 Notice of Dissenters' Rights.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

  (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

  (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

  55-13-21 Notice of Intent to Demand Payment.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

    (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

  55-13-22 Dissenters' Notice.--(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

  (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Supply a form for demanding payment;

    (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

    (5) Be accompanied by a copy of this Article.

55-13-23 Duty to Demand Payment.-- (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

  (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

  55-13-24 Share Restrictions.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

  55-13-25 Offer of Payment.--(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

  (b) The offer of payment must be accompanied by:

    (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

    (2) A statement of the corporation's estimate of the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

    (5) A copy of this Article.

  55-13-26 Failure to Take Action.--(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

  55-13-27 [Reserved for future codification purposes.]

  55-13-28 Procedure if Shareholder Dissatisfied with Corporation's Offer or Failure to Perform.--(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount offered under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or

    (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision
(a)(1) within 30 days after the corporation offered payment for his shares or
(ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

                     PART 3. JUDICIAL APPRAISAL OF SHARES

  55-13-30 Court Action.--(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

  (a1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

  (b) [Reserved for future codification purposes.]

  (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of this shares, plus interest, exceeds the amount paid by the corporation.

  55-13-31 Court Costs and Counsel Fees.--(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

    (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                       FEDERAL PAPER BOARD COMPANY, INC.
                     THIS PROXY IS SOLICITED ON BEHALF OF
          THE BOARD OF DIRECTORS OF FEDERAL PAPER BOARD COMPANY, INC.
         PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS, MARCH 12, 1996

  The undersigned hereby appoints John R. Kennedy and Quentin J. Kennedy, and each of them, as proxy or proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Federal Paper Board Company, Inc. which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Shareholders of Federal Paper Board Company, Inc. to be held at Shearman & Sterling, 599 Lexington Avenue, 2nd Floor Conference Center, New York, New York 10022, at 9:30 a.m., local time, on March 12, 1996, and at any and all adjournments and postponements thereof, with respect to all matters set forth in the Proxy Statement/Prospectus dated February 9, 1996, and all supplements and amendments thereto and, in their discretion, upon all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy. The undersigned hereby revokes any proxy or proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Proposal to approve the Restated and Amended Agreement and Plan of Merger, dated as of November 6, 1995 and amended as of February 8, 1996, among Federal Paper Board Company, Inc., International Paper Company
   ("International Paper") and Focus Merger Co., Inc., a wholly owned subsidiary of International Paper.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE.)

                          (continued from other side)

  Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting of Shareholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement/Prospectus (with all enclosures and attachments) dated February 9, 1996, relating to the meeting.

  Please mark, sign, date and return this proxy in the enclosed white postage prepaid envelope as soon as possible, even if you plan to attend the Special Meeting.

                                                Dated: __________________, 1996

                                                _______________________________

                                                _______________________________
                                                         Signature(s)

                                                NOTE: Please sign this proxy
                                                exactly as your name appears
                                                hereon. Joint owners should
                                                each sign personally.
                                                Attorneys, administrators,
                                                trustees, guardians and others
                                                signing in a representative
                                                capacity should indicate this
                                                capacity. An authorized
                                                officer may sign on behalf of
                                                a corporation and should
                                                indicate the name of the
                                                corporation and his capacity.